EXHIBIT 2.1

AGREEMENT AND PLAN OF MERGER

AND

MEMBERSHIP INTEREST TRANSFER AGREEMENT

among

PETROLOGISTICS LP,

PETROLOGISTICS GP LLC,

PROPYLENE HOLDINGS, LLC,

FLINT HILLS RESOURCES, LLC,

and

FHR PROPYLENE, LLC,

Dated as of May 27, 2014

- i -

(continued)

- ii -

(continued)

- iii -

(continued)

Exhibit A – Form of MLP Unitholder Consent
Exhibit B – Form of Transfer Agreement
Exhibit C – Form of Unitholder FIRPTA Certificates
Exhibit D – Form of MLP FIRPTA Certificate
Exhibit E – Form of Letter of Transmittal
Exhibit F – Form of Phantom Unitholder Acknowledgement

- iv -

INDEX OF DEFINED TERMS

Defined Term	Reference

Affiliate	Section 9.16
Agreed Merger Consideration Differential	Section 9.16
Agreement	Preamble
Alternative Acquisition Agreement	Section 6.4(a)(i)(B)
Alternative Proposal	Section 9.16
Anti-corruption Laws	Section 9.16
Antitrust Consents	Section 3.5
Antitrust Laws	Section 9.16
Balance Sheet Date	Section 3.6(e)(i)
Bankruptcy and Equity Exception	Section 3.3(a)
Board Recommendation	Recitals
Bona Fide Alternative Proposal	Section 9.16
Book-Entry Units	Section 2.2(a)
Business Day	Section 9.16
Certificate of Merger	Section 1.4
Closing	Section 1.3
Closing Date	Section 1.3
Code	Section 2.5
Common Unit	Section 9.16
Confidentiality Agreement	Section 6.7(c)
Consents	Section 9.16
Contract	Section 9.16
Criminal Law	Section 9.16
Criminal Penalty	Section 9.16
Derivative Transaction	Section 9.16
Divestiture Condition	Section 9.16
Divestiture Request	Section 9.16
DLLCA	Section 9.16
DRULPA	Section 9.16
DTC	Section 2.2(a)
Effective Time	Section 1.4
Employees	Section 6.13(a)(i)
Environment	Section 9.16
Environmental Laws	Section 9.16
Environmental Permits	Section 9.16
Equity Interest	Section 9.16
Equity Security	Section 9.16
ERISA	Section 9.16
ERISA Affiliate	Section 9.16
Exchange Act	Section 9.16
Exchange Fund	Section 2.2(b)
Expense Reimbursement	Section 8.2(d)
Facility	Section 9.16

- v -

Defined Term	Reference

FCPA	Section 3.10(a)
Finance Corp.	Section 3.2(d)
Founding Unitholders	Section 9.16
GAAP	Section 9.16
General Partner Interest	Section 9.16
Government Official	Section 9.16
Governmental Authority	Section 9.16
GP Equity Interest	Recitals
GP Equity Transfer	Section 1.2
GP Holdings	Preamble
Hazardous Materials	Section 9.16
HSR Act	Section 9.16
Indebtedness	Section 9.16
Indemnified Person	Section 9.16
Indenture	Section 9.16
Information Statement	Section 6.1(b)
Insurance Policies	Section 3.20
Intellectual Property	Section 9.16
Intervening Event	Section 9.16
Intervening Event Negotiation Period	Section 6.4(d)(ii)
Intervening Event Notice	Section 6.4(d)(ii)
Investment Company Act	Section 3.23
Knowledge	Section 9.16
Laws	Section 9.16
Leased Real Property	Section 3.18(b)
Letter of Transmittal	Section 2.2(a)
Lien	Section 9.16
Limited Partner	Section 9.16
Limited Partner Interest	Section 9.16
Material Leased Real Property	Section 9.16
Merger	Section 1.1
Merger Related Consideration	Section 9.16
Merger Related Distribution	Section 9.16
Merger Sub	Preamble
MLP	Preamble
MLP 401(k) Plan	Section 6.13(d)
MLP Amendment Consents	Section 6.4(d)(iii)
MLP Benefit Plans	Section 9.16
MLP Charter Documents	Section 3.1(c)
MLP Disclosure Letter	Article III
MLP Entities	Preamble
MLP Equity Plans	Section 9.16
MLP Fairness Opinions	Section 3.26
MLP Financial Advisors	Section 3.26
MLP General Partner Interest	Section 4.6(b)

- vi -

Defined Term	Reference

MLP GP	Preamble
MLP GP Board	Recitals
MLP GP LLC Agreement	Section 4.6(a)
MLP Group Entities	Section 9.16
MLP Income Tax Returns	Section 9.16
MLP LTIP	Section 9.16
MLP Material Adverse Effect	Section 9.16
MLP Material Contract	Section 3.17(a)
MLP Non-Solicit Parties	Section 6.4(a)(i)
MLP Owned Intellectual Property	Section 9.16
MLP Partnership Agreement	Section 9.16
MLP Registered Intellectual Property	Section 9.16
MLP SEC Documents	Section 9.16
MLP Termination Fee	Section 8.2(b)(i)
MLP Unitholder Consent	Section 3.3(b)
Negotiation Period	Section 6.4(d)(i)
New Plan	Section 6.13(e)
NYSE	Section 9.16
OpCo	Section 3.2(d)
Orders	Section 9.16
Other Governmental Consents	Section 3.5
Outside Date	Section 9.16
Owned Real Property	Section 3.18(a)
Parent	Preamble
Parent Entities	Preamble
Parent Financial Advisor	Section 9.16
Parent Material Adverse Effect	Section 9.16
Parent Termination Fee	Section 8.2(c)(i)
Partnership Interest	Section 9.16
Party	Preamble
Paying Agent	Section 2.2(a)
Permits	Section 9.16
Permitted Liens	Section 9.16
Person	Section 9.16
Personal Property	Section 3.18(c)
Phantom Unit	Section 9.16
Phantom Unit Consideration	Section 9.16
Phantom Unitholder Acknowledgement	Section 2.3(a)
Proceeding	Section 9.16
Principal Officers	Section 3.6(c)
Proscribed Recipient	Section 3.10(a)
Public Merger Consideration	Section 9.16
Public Merger Related Consideration	Section 9.16
Public Unitholders	Section 9.16
Registration Rights Agreement	Section 9.16

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Defined Term	Reference

Release	Section 9.16
Representatives	Section 9.16
Restraints	Section 7.1(c)
Rights	Section 9.16
Rights-of-Way	Section 3.18(d)
SEC	Section 9.16
Securities Act	Section 9.16
Significant Customer	Section 3.21(a)
Significant Supplier	Section 3.21(b)
Sponsor Merger Consideration	Section 9.16
Sponsor Merger Related Consideration	Section 9.16
Sponsors	Section 9.16
Subsidiary	Section 9.16
Superior Proposal	Section 9.16
Superior Proposal Notice	Section 6.4(d)(i)
Support Agreements	Recitals
Surviving Entity	Section 1.1
Takeover Laws	Section 9.16
Tax or Taxes	Section 9.16
Tax Return	Section 9.16
Title Policies	Section 9.16
Transaction Filings	Section 3.24
Transaction Litigation	Section 6.10
Transactions	Section 9.16
Transition Date	Section 6.13(a)(ii)
Unit Majority	Section 9.16
Unitholder	Section 9.16
Unitholder Consent Period	Section 9.16
Withdrawal of Recommendation	Section 6.4(b)(iv)

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AGREEMENT AND PLAN OF MERGER
AND
MEMBERSHIP INTEREST TRANSFER AGREEMENT

This AGREEMENT AND PLAN OF MERGER AND MEMBERSHIP INTEREST TRANSFER AGREEMENT, dated as of May 27, 2014 (this “Agreement”), is by and among PetroLogistics LP, a Delaware limited partnership (“MLP”), PetroLogistics GP LLC, a Delaware limited liability company and the general partner of MLP (“MLP GP” and, together with MLP, the “MLP Entities”), Propylene Holdings LLC, a Delaware limited liability company (“GP Holdings”), Flint Hills Resources, LLC, a Delaware limited liability company (“Parent”), and FHR Propylene, LLC, a Delaware limited liability company and Subsidiary of Parent (“Merger Sub” and, together with Parent, the “Parent Entities”).  MLP, MLP GP, GP Holdings, Parent, and Merger Sub are sometimes referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

A.                 MLP, MLP GP, GP Holdings and Parent desire to merge MLP and Merger Sub on the terms and conditions set forth in this Agreement.

B.                  GP Holdings desires to transfer to Parent, and Parent desires to accept, 100% of the issued and outstanding membership interests in MLP GP, including all rights and obligations relating thereto and all economic and capital interest therein (the “GP Equity Interest”).

C.                  The board of directors of MLP GP (the “MLP GP Board”) has (i) authorized and directed MLP GP, in its capacity as the general partner of MLP, to consent to the Merger and approve this Agreement, (ii) authorized and directed MLP GP to execute and deliver this Agreement both (A) in its individual capacity on its own behalf and (B) in its capacity as the general partner of MLP on behalf of MLP, (iii) authorized and directed MLP GP, in its capacity as the general partner of MLP, to direct this Agreement to be submitted to a vote of Limited Partners by written consent and (iv) determined to recommend that the Limited Partners approve this Agreement by written consent (the “Board Recommendation”), and MLP GP, in its capacity as the general partner of MLP, has consented to the Merger and approved this Agreement.

D.                 The sole member of GP Holdings has approved this Agreement and the Transactions and authorized and directed GP Holdings to execute and deliver this Agreement in its individual capacity on its own behalf, and the MLP GP Board has received a written instruction from GP Holdings, in its capacity as the sole member of MLP GP, evidencing its approval of this Agreement and the Transactions.

E.                   The board of managers of Parent and the managing members of Merger Sub have each approved and declared advisable this Agreement and the Transactions.

F.                   It is anticipated that, following the execution and delivery of this Agreement, the Sponsors and Founding Unitholders will execute and deliver to Parent and Merger Sub support agreements (the “Support Agreements”), pursuant to which (i) each Sponsor and Founding Unitholder will agree, among other things, to act by written consent to approve this Agreement and (ii) each Sponsor will agree, in specified circumstances, to pay Parent 50% of the amount by which the aggregate value received by such Sponsor and certain of its related entities in connection with an Alternative Proposal exceeds the aggregate Sponsor Merger Consideration that would have been received by such Sponsor and certain of its related entities in connection with the Merger (subject to an aggregate $50,000,000 cap as to all Sponsors).

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound, the Parties agree as follows:

ARTICLE I
THE MERGER; THE GP EQUITY TRANSFER

Section 1.1                   The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DRULPA and the DLLCA, at the Effective Time, Merger Sub will be merged with and into MLP (the “Merger”), the separate limited liability company existence of Merger Sub will cease, and MLP will continue its existence as a limited partnership under the Laws of the State of Delaware as the surviving entity in the Merger (the “Surviving Entity”).

Section 1.2                   The GP Equity Transfer.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DLLCA, at the Effective Time, GP Holdings will transfer and deliver to Parent or an Affiliate of Parent designated by Parent, and Parent (or its designated Affiliate) will accept the transfer and delivery from GP Holdings of, the GP Equity Interest, free and clear of all Liens, except for any transfer restrictions under any applicable securities Laws (the “GP Equity Transfer”).

Section 1.3                    Closing.  Subject to the provisions of Article VII, unless otherwise agreed by Parent and MLP in writing, the closing of the Transactions (the “Closing”) will take place at the offices of Jones Day, 2727 North Harwood Street, Dallas, Texas 75201 at 7:30 A.M., local time, on the second Business Day after the satisfaction or waiver of the conditions set forth in Article VII (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions); provided, however, that (a) if the Closing would otherwise occur within the 10 Business Day period prior to the date on which MLP’s Quarterly Report on Form 10-Q or MLP’s Annual Report on Form 10-K (or any amendment to any previously filed MLP SEC Document) would be required to be filed with the SEC, the Closing will occur on the third Business Day after the filing by MLP of such report (subject, in each case, to the satisfaction or waiver of such conditions as of the date determined by this clause (a)) and (b) if the Closing would otherwise occur during the Unitholder Consent Period, the Closing will occur on the first Business Day following the expiration of such period (subject to the satisfaction or waiver of such conditions as of the date determined by this clause (b)).  The date on which the Closing actually occurs is referred to as the “Closing Date.”

Section 1.4                    Effects of the Merger.  Subject to the provisions of this Agreement, at the Closing, MLP will cause a certificate of merger, executed in accordance with the relevant provisions of the DRULPA and the DLLCA (the “Certificate of Merger”), to be duly filed with the Secretary of State of the State of Delaware. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by MLP and Parent in writing and specified in the Certificate of Merger (the effective time of the Merger (as well as the GP Equity Transfer) is referred to as the “Effective Time”).  If the Secretary of State of the State of Delaware requires any changes in the Certificate of Merger as a condition to filing or issuing a certificate that the Merger is effective, the Parties shall execute any necessary revisions incorporating such changes; provided that such changes are not inconsistent with and do not result in any material changes in the terms of this Agreement.

Section 1.5                    Organizational Documents of the Surviving Entity.  At the Effective Time:

(a)                 Certificate of Limited Partnership.  The certificate of limited partnership of MLP as in effect immediately prior to the Effective Time will remain unchanged and will be the certificate of limited partnership of the Surviving Entity from and after the Effective Time, and thereafter may be amended as provided therein or by Law.

(b)                 MLP Partnership Agreement.  The MLP Partnership Agreement as in effect immediately prior to the Effective Time will remain unchanged (except as otherwise provided by this Agreement) and will be the partnership agreement of the Surviving Entity from and after the Effective Time, and thereafter may be amended as provided therein or by Law.

ARTICLE II
EFFECT ON UNITS; TRANSFER OF GP EQUITY INTEREST

Section 2.1                    Effect of Merger.  Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the MLP Entities, the Parent Entities or the holder of any securities of any of them:

(a)                 Conversion of Common Units Owned by Public Unitholders.  Each issued and outstanding Common Unit that is owned by the Public Unitholders as of immediately prior to the Effective Time will (i) be converted into the right to receive the Public Merger Related Consideration, (ii) no longer be outstanding, (iii) automatically be cancelled and (iv) cease to exist.

(b)                Conversion of Common Units Owned by Sponsors and Founding Unitholders.  Each issued and outstanding Common Unit that is owned by the Sponsors or the Founding Unitholders as of immediately prior to the Effective Time will (i) be converted into the right to receive the Sponsor Merger Related Consideration, (ii) no longer be outstanding, (iii) automatically be cancelled and (iv) cease to exist.

(c)                 Limited Partner Interests of the Surviving Entity.  The membership interests in Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into 100% of the limited partner interests in MLP (as the Surviving Entity).  At the Effective Time, the books and records of the Surviving Entity will be revised to reflect the admission of each member of Merger Sub as a Limited Partner of the Surviving Entity (with each such member having a proportionate share of the aggregate Limited Partner Interests in the Surviving Entity equal to such member’s proportionate share of the aggregate membership interests in Merger Sub issued and outstanding immediately prior to the Effective Time) and the simultaneous withdrawal of all other Limited Partners of MLP (as the Surviving Entity).

(d)                 Cancellation of MLP-Owned Units and Parent-Owned Units.  Any Partnership Interests that are owned immediately prior to the Effective Time by MLP or any Subsidiary of MLP, and any Partnership Interests owned immediately prior to the Effective Time by Parent or any Affiliate of Parent will be automatically cancelled and will cease to exist. No consideration will be delivered in exchange for such cancelled Partnership Interests.

(e)                  General Partner Interest Unaffected.  The General Partner Interest issued and outstanding as of immediately prior to the Effective Time will be unaffected by the Merger and will remain outstanding; provided however, that, upon the GP Equity Transfer, the General Partner Interest will be owned, directly or indirectly, by Parent or an Affiliate of Parent designated by Parent.

Section 2.2                    Exchange of Book-Entry Units.

(a)                  Paying Agent.  At or prior to the Closing Date, Parent shall appoint a paying agent reasonably acceptable to MLP (the “Paying Agent”) for the purpose of exchanging Common Units held of record in book-entry form (“Book-Entry Units”) for the Merger Related Consideration.  Subject to Section 2.2(c), as soon as reasonably practicable after the Effective Time, but in no event more than three Business Days following the Effective Time, Parent will send, or will cause the Paying Agent to send, to each holder of Book-Entry Units (other than The Depository Trust Company (“DTC”)) as of the Effective Time (and, to the extent commercially practicable, Parent will, or will cause the Paying Agent to, make available for collection by hand, during customary business hours commencing immediately after the Effective Time, if so elected by a holder of Book-Entry Units), a letter of transmittal in the form attached hereto as Exhibit E (each such letter, a “Letter of Transmittal”) to be used for surrender of Book-Entry Units pursuant to this Article II.

(b)                 Deposit.  At or prior to the Closing, (i) Parent will deposit or cause to be deposited with the Paying Agent, for the benefit of the Unitholders, an amount of cash in U.S. dollars equal to the sum of the aggregate Public Merger Consideration to be paid pursuant to Section 2.1(a) plus the aggregate Sponsor Merger Consideration to be paid pursuant to Section 2.1(b) and (ii) MLP will deposit with the Paying Agent, for the benefit of the Unitholders, an amount of cash in U.S. dollars equal to the aggregate Merger Related Distribution to be paid pursuant to Section 2.1(a) and Section 2.1(b), in each case, payable upon due surrender of the Book-Entry Units pursuant to the provisions of this Article II.  All cash deposited with the Paying Agent is referred to as the “Exchange Fund.”  The Paying Agent will, pursuant to irrevocable instructions, deliver the Merger Related Consideration contemplated to be paid pursuant to this Article II out of the Exchange Fund.  The Paying Agent will invest the Exchange Fund as directed by Parent; provided that (x) no such investment or losses thereon will affect the Merger Related Consideration payable to Unitholders entitled to receive such Merger Related Consideration and Parent will promptly cause to be provided additional funds to the Paying Agent for the benefit of Unitholders entitled to receive such Merger Related Consideration in the amount of any such losses and (y) such investments will be in obligations of, or guaranteed by, the United States of America or rated A-l or P-l or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively.  Any interest and other income resulting from such investment will be the sole and exclusive property of Parent or an Affiliate of Parent designated by Parent, and no part of such earnings will accrue to the benefit of Unitholders.

(c)                  Exchange.

(i)                   Each holder of Book-Entry Units other than DTC, upon surrender thereof by delivery of a Letter of Transmittal, duly executed and completed in accordance with the terms of such Letter of Transmittal, will be entitled to receive in exchange for each surrendered Book-Entry Unit a cash amount equal to the Merger Related Consideration (after giving effect to any required Tax withholdings as provided in Section 2.5).  DTC, upon surrender of its Book-Entry Units in accordance with the customary surrender procedures of DTC and the Paying Agent, will be entitled to receive in exchange for each surrendered Book-Entry Unit a cash amount equal to the Merger Related Consideration.  Each Book-Entry Unit surrendered pursuant to this Section 2.2(c) will be cancelled.

(ii)                  The Merger Related Consideration will be paid to (A) the holders of Book-Entry Units other than DTC, as promptly as practicable after receipt by the Paying Agent of the Letter of Transmittal in respect thereof, by mail or wire transfer of immediately available funds and (B) DTC, as promptly as practicable after the Effective Time, by wire transfer of immediately available funds.

(iii)                Payment of the Merger Related Consideration with respect to Book-Entry Units will only be made to the Person in whose name such Book-Entry Units are registered.  No interest will be paid or accrued on any amount payable upon due surrender of Book-Entry Units.  Until surrendered and paid as contemplated hereby, each Book-Entry Unit will be deemed at any time after the Effective Time to represent only the right to receive the Merger Related Consideration in cash as contemplated by this Agreement.  The Merger Related Consideration paid upon surrender of such Book-Entry Units will be deemed to have been paid in full satisfaction of all rights pertaining to such Book-Entry Units.

(iv)               No Person beneficially owning Common Units through DTC will be required to deliver a Letter of Transmittal to receive the Merger Related Consideration that such holder is entitled to receive through DTC.  Any such Person will receive its Merger Related Consideration in accordance with the customary payment procedures of DTC following the Effective Time.

(d)                 No Further Transfers.  From and after the Effective Time, there will be no further registration on the books of MLP of transfers of Common Units.  From and after the Effective Time, the Unitholders as of immediately prior to the Effective Time will cease to have any rights with respect to such Common Units, except as otherwise provided in this Agreement.

(e)                  Termination of Exchange Fund.  Any portion of the Exchange Fund that remains unclaimed by the Unitholders on the first anniversary of the Effective Time will be returned to Parent or an Affiliate of Parent designated by Parent, upon demand, and any such holder who has not exchanged its Common Units for the Merger Related Consideration in accordance with this Section 2.2 prior to that time will thereafter look only to Parent for delivery of the Merger Related Consideration in respect of such holder’s Common Units.  Any Merger Related Consideration remaining unclaimed by Unitholders immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Authority will, to the extent permitted by applicable Law, become the property of Parent or an Affiliate of Parent designated by Parent, free and clear of any claims or interest of any Person previously entitled thereto.  Notwithstanding the foregoing, none of Parent, Merger Sub, MLP, MLP GP or any of their respective Affiliates will be liable to any Unitholder for any Merger Related Consideration duly delivered to a public official pursuant to applicable abandoned property Laws.

Section 2.3                   Treatment of Phantom Units.

(a)                 Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, each Phantom Unit that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, shall (i) be canceled and converted into the right to receive from Parent (through MLP GP) the Phantom Unit Consideration, (ii) no longer be outstanding and (iii) cease to exist.  As a condition to the receipt of the Phantom Unit Consideration, each holder of Phantom Units will be required to execute and deliver to MLP GP an acknowledgement in the form attached hereto as Exhibit F (a “Phantom Unitholder Acknowledgement”).

(b)                 Parent will cause MLP GP to pay the Phantom Unit Consideration (i) to any holder of Phantom Units who executes and delivers to MLP GP a Phantom Unitholder Acknowledgement at the Closing, as promptly as practicable (but in no event later than three Business Days) following the Closing Date and (ii) to any holder of Phantom Units who executes and delivers to MLP GP a Phantom Unitholder Acknowledgement after the Closing, as promptly as practicable (but in no event later than the next regularly scheduled payroll date that occurs at least three Business Days) following the delivery of such Phantom Unitholder Acknowledgement. No interest will be paid or accrued on any Phantom Unit Consideration.  The Phantom Unit Consideration paid will be paid in full satisfaction of all rights pertaining to the Phantom Units formerly outstanding.

(c)                 Prior to the Effective Time, MLP and MLP GP, including the MLP GP Board and any committee thereof, shall take all action necessary under the MLP Equity Plans to permit and effect the cancellation and conversion of Phantom Units as contemplated by this Section 2.3.

Section 2.4                   Distributions.

(a)                 The MLP Entities, including the MLP GP Board and any applicable committee thereof, have adopted and approved the incorporation of Annex VI of the MLP Disclosure Letter into MLP’s distribution policy.  The MLP Entities shall not take any action, including any amendment or modification of MLP’s distribution policy, that prohibits or restricts, or limits the ability of, either MLP Entity from complying with the terms and conditions of Annex VI of the MLP Disclosure Letter in connection with any distribution permitted under Section 6.3(d), including the determination and payment of the Merger Related Distribution.

(b)            From the date of this Agreement until the Effective Time, the MLP Entities and GP Holdings will declare and make any distribution permitted under Section 6.3(d), including the determination and payment of the Merger Related Distribution, in accordance with and subject to the limitations of Annex VI of the MLP Disclosure Letter.

Section 2.5                   Withholding Taxes.  Parent, MLP, MLP GP, Merger Sub, any Affiliate of Parent that has been designated by Parent pursuant to this Article II and the Paying Agent will be entitled to deduct and withhold from the consideration payable pursuant to this Agreement, including to a Unitholder or a holder of Phantom Units, such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder, or under any provision of applicable state, local or foreign Tax Law.  The MLP Entities shall cooperate with Parent in coordinating the deduction and withholding of any Taxes required to be deducted and withheld by any MLP Group Entity under applicable Tax Law, including payroll Taxes relating to payments made in respect of Phantom Units.  To the extent amounts are so withheld and paid over to the appropriate Tax authority, such withheld amounts will be treated for the purposes of this Agreement as having been paid to the Person, including the former Unitholder or former holder of Phantom Units, as applicable, in respect of whom such withholding was made.

Section 2.6                    Adjustments.  Notwithstanding any provision of this Article II to the contrary (but without in any way limiting the covenants in Section 6.2 and 6.3 or other applicable prohibitions in this Agreement), if between the date of this Agreement and the Effective Time the number of outstanding Common Units have been changed into a different number of units or a different class by reason of the occurrence or record date of any unit dividend, subdivision, reclassification, recapitalization, split, split-up, unit distribution, combination, exchange of units or similar transaction, the Merger Related Consideration will be equitably adjusted to proportionately reflect the effect of such unit dividend, subdivision, reclassification, recapitalization, split, split-up, unit distribution, combination, exchange of units or similar transaction and to provide the Unitholders and holders of Phantom Units the same economic effect as contemplated by this Agreement prior to such event.

Section 2.7                    No Dissenters’ Rights.  No dissenters’ or appraisal rights are or will be available with respect to the Transactions.

Section 2.8                   GP Equity Transfer Covenants.  At the Effective Time, (a) GP Holdings and Parent or an Affiliate of Parent designated by Parent will each execute and deliver to one another the Transfer Agreement substantially in the form attached hereto as Exhibit B, (b) MLP GP will (i) register the GP Equity Transfer in its books and records and (ii) update its records to reflect Parent or an Affiliate of Parent designated by Parent (as applicable) as the registered owner of the GP Equity Interest and (c) GP Holdings will deliver to Parent or an Affiliate of Parent designated by Parent the resignations of such managers, officers and directors of MLP GP as are requested by Parent prior to the Closing Date.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE MLP ENTITIES

Except as disclosed in (a) the MLP SEC Documents filed with the SEC on or after December 31, 2013 and publicly available at least 24 hours prior to the date of this Agreement and only as and to the extent disclosed therein (other than any forward-looking disclosures set forth in any risk factor section, any disclosures in any section relating to forward-looking statements and any other disclosures included therein to the extent they are primarily predictive or forward-looking in nature) or (b) the corresponding sections of the disclosure letter delivered by MLP to Parent (the “MLP Disclosure Letter”) prior to the execution of this Agreement (or disclosed in any other section, subsection or clause of the MLP Disclosure Letter if it is reasonably apparent from the face of such disclosure that such disclosure will be deemed to be disclosed with respect to any other section, subsection or clause of this Agreement), MLP and MLP GP jointly and severally represent and warrant to Parent and Merger Sub as follows:

Section 3.1                    Organization.

(a)                 Each of MLP and its Subsidiaries is a legal entity duly formed or organized (as applicable), validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed or organized, as applicable.  Each of MLP and its Subsidiaries has all requisite partnership, corporate, limited liability company or other applicable power and authority necessary to own or lease all of its properties and assets and to carry on its business as currently conducted, except where the failure to have such power or authority would not, and would not reasonably be expected to, individually or in the aggregate, result in any material liability to the MLP Group Entities or otherwise interfere in any material respect with the conduct of their respective businesses as currently conducted.

(b)                 Each of MLP and its Subsidiaries is duly licensed or qualified to do business and is in good standing (with respect to jurisdictions that recognize that concept) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, an MLP Material Adverse Effect.

(c)                 MLP has made available to Parent true and complete copies of its certificate of limited partnership and the MLP Partnership Agreement (the “MLP Charter Documents”), and true and complete copies of the comparable organizational documents of each of its Subsidiaries and MLP GP, in each case as amended to the date of this Agreement.  MLP is in compliance with the terms of the MLP Charter Documents and each of its Subsidiaries is in compliance with its respective organizational or governing documents.

Section 3.2                    Capitalization.

(a)                 As of the date hereof, (i) there are no Partnership Interests or other Equity Securities in MLP issued and outstanding, other than (A) 139,355,037 Common Units, (B) 606,328 Phantom Units and (C) the MLP General Partner Interest and (ii) there are no Partnership Interests or other Equity Securities in MLP reserved for issuance, other than 606,328 Common Units reserved for issuance pursuant to the settlement of outstanding Phantom Unit awards and 4,783,312 Common Units reserved for future awards under the MLP LTIP.  All outstanding Common Units and Phantom Units have been duly authorized and all Common Units are validly issued and are fully paid, nonassessable and free of preemptive rights.  No Common Units, Phantom Units or other Equity Securities in MLP are held by a Subsidiary of MLP.  There are no certificates representing any Partnership Interests, and no such certificates have been issued.

(b)                 Section 3.2(b)(i) of the MLP Disclosure Letter sets forth, for each Phantom Unit outstanding as of the date hereof, (i) the number of Common Units issuable thereunder, (ii) the grant date, (iii) the vesting schedule, (iv) the amount vested and outstanding and (v) the MLP Equity Plan pursuant to which the award was made.  No outstanding Partnership Interests are subject to vesting restrictions or other risk of forfeiture to MLP under the MLP Equity Plans or otherwise.  All Phantom Units are evidenced by award agreements, in each case, in the form made available to Parent.  Each such Phantom Unit award agreement provides that the MLP LTIP controls in the event of any conflict and no such agreement contains any terms that are materially different from such forms.  Each Phantom Unit may be treated, by its terms, as set forth in Section 2.3.  From the Balance Sheet Date through the date of this Agreement, neither MLP nor its Subsidiaries have issued any Equity Securities.

(c)                 Except for this Agreement, the MLP Partnership Agreement, the Registration Rights Agreement and the MLP LTIP and any awards issued pursuant thereto, there are no outstanding Contracts or obligations binding on any of MLP or its Subsidiaries with respect to any of their respective Equity Securities, including any Contract (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring any registration for sale of, or (v) granting any preemptive or anti-dilutive rights with respect to, any such Equity Security.  All sales, issuances or other transfers of the Equity Securities of the MLP Group Entities prior to the date hereof were at all times registered under the Securities Act and applicable foreign and state securities Laws or were exempt from the registration requirements of the Securities Act and applicable foreign and state securities Laws, or if such Equity Securities were not so registered or exempt, any private rights of action for rescission or damages arising from the failure to register any such Equity Securities are time barred by applicable statutes of limitations or equitable principles, including laches.

(d)                 PetroLogistics Finance Corp., a Delaware corporation (“Finance Corp.”), and PL Propylene LLC, a Delaware limited liability company (“OpCo”), are the only Subsidiaries of MLP.  All the outstanding Equity Interests of each Subsidiary of MLP have been duly authorized and validly issued and are fully paid and nonassessable and are owned and held by MLP free and clear of all Liens other than Liens under MLP’s existing credit facility and transfer restrictions under applicable securities Laws.  Except for MLP’s ownership of Finance Corp. and OpCo, MLP and its Subsidiaries do not directly or indirectly, beneficially or of record, own any Equity Securities of any other Person, or have any obligations or have made any Contract to acquire any Equity Securities of, or to make any investment (in the form of a loan, capital contribution or otherwise) in, any Person.

Section 3.3                    Authorization.

(a)                 Each of the MLP Entities has all necessary power and authority and has taken all action necessary in order to execute and deliver this Agreement and to consummate the Transactions, subject to, only in the case of consummating the Merger, obtaining the MLP Unitholder Consent.  The execution, delivery and performance by the MLP Entities of this Agreement, and the consummation of the Transactions, have been duly authorized and approved by the MLP GP Board.  The MLP GP Board has received a written instruction from GP Holdings, in its capacity as the sole member of MLP GP, evidencing its approval of this Agreement and the Transactions.  Except for obtaining the MLP Unitholder Consent for the adoption of this Agreement and consummation of the Merger, no other entity action on the part of the MLP Entities is necessary to authorize the execution, delivery and performance by the MLP Entities of this Agreement and the consummation of the Transactions.  This Agreement has been duly executed and delivered by the MLP Entities and, assuming due authorization, execution and delivery of this Agreement by the other Parties, constitutes a legal, valid and binding obligation of each of the MLP Entities, enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

(b)                MLP GP, in its capacity as the general partner of MLP has consented to the Merger and approved this Agreement, and the written consent of the holders of a Unit Majority approving this Agreement and the Transactions (the “MLP Unitholder Consent”) is the only vote or approval of the holders of any class or series of Partnership Interests or other Equity Interests of MLP or any of its Subsidiaries that remains necessary to approve this Agreement.

Section 3.4                   Noncontravention.  Neither the execution and delivery of this Agreement by the MLP Entities nor the consummation by the MLP Entities of the Transactions, nor compliance by the MLP Entities with any of the terms or provisions of this Agreement, will (a) conflict with or violate any provision of the MLP Charter Documents or any of the comparable organizational documents of the other MLP Group Entities, (b) assuming that the Consents referred to in Section 3.5 and the MLP Unitholder Consent are obtained and the filings referred to in Section 3.5 are made, (i) violate, in any material respect, any Law or Order applicable to the MLP Group Entities or by which they or any of their respective properties or assets may be bound or affected, (ii) violate or conflict with, in any material respect, or result in the loss of any material benefit under, constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any material Lien upon any of the respective properties or assets of, the MLP Group Entities under any Permit (including any Environmental Permit) to which any of the MLP Group Entities is a party or by which they or any of their respective properties or assets may be bound or affected, (iii) violate or conflict with, or result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, the MLP Group Entities under any Contract to which any of the MLP Group Entities is a party or by which they or any of their respective properties or assets may be bound or affected, except for any such breach, violation, termination, modification, cancellation, creation, acceleration, loss or default that, individually or in the aggregate, would not reasonably be expected to have an MLP Material Adverse Effect or (iv) result in the exercisability of any right to purchase or acquire any material asset of the MLP Group Entities.

Section 3.5                    Governmental Approvals.  Other than (a) the filing of the Information Statement to be sent to the Unitholders pursuant to Section 6.1 with the SEC, (b) (i) the filing of a Notification and Report Form by MLP pursuant to the HSR Act and the termination or expiration of the waiting period required thereunder, (ii) such filings set forth in Section 3.5 of the MLP Disclosure Letter that MLP has determined in good faith, after consultation with Parent and outside counsel, are necessary to obtain the receipt, termination or expiration, as applicable, of approvals or waiting periods required under all other applicable Antitrust Laws of any jurisdiction and (iii) any other filings in connection with the Transactions required under the HSR Act (clauses (i), (ii) and (iii) above, collectively, the “Antitrust Consents”), (c) filings required by the applicable requirements of the Securities Act, the Exchange Act, (d) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and (e) any notice pursuant to the rules and regulations of the NYSE (collectively, clauses (c), (d) and (e), the “Other Governmental Consents”), and assuming the accuracy of the representations and warranties of Parent and Merger Sub in Section 5.5, no Consents of or with any Governmental Authority are necessary in connection with the execution, delivery and performance of this Agreement by the MLP Entities and GP Holdings and the consummation by the MLP Entities and GP Holdings of the Transactions, except for any such Consents that, if not obtained, made or given, would not, and would not reasonably be expected to, individually or in the aggregate, result in an MLP Material Adverse Effect.

Section 3.6                    MLP SEC Documents; Undisclosed Liabilities.

(a)                 Since May 3, 2012, all MLP SEC Documents (except for the Information Statement, which is addressed in Section 6.1(b)) have been timely filed or furnished to the SEC in accordance with the Securities Act, the Exchange Act and the Sarbanes-Oxley Act.  All MLP SEC Documents (i) complied in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the NYSE and (ii) as of its filing date in the case of any Exchange Act report and as of its effective date in the case of any Securities Act filing, or if amended, supplemented or superseded, as finally amended, supplemented or superseded prior to the date of this Agreement, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  MLP has made available to Parent true and complete copies of all material correspondence between the SEC, on the one hand, and any MLP Group Entity, on the other hand, occurring since May 3, 2012.  There are no outstanding or unresolved comments received from the SEC staff with respect to the MLP SEC Documents. To the Knowledge of the MLP, no MLP SEC Document is the subject of ongoing SEC review or investigation.  None of MLP’s Subsidiaries or MLP GP is required to file periodic reports with the SEC pursuant to the Exchange Act.

(b)                 The historical consolidated financial statements of MLP included in the MLP SEC Documents as of their respective dates (if amended, as of the date of the last such amendment) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of MLP and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations, cash flows and changes in partners’ capital for the periods then ended (subject, in the case of unaudited quarterly statements, to normal and immaterial year-end audit adjustments).

(c)                 MLP has established and maintains internal control over financial reporting and disclosure controls and procedures (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act).  Such disclosure controls and procedures are designed to ensure that material information relating to MLP and its consolidated Subsidiaries, required to be disclosed by MLP in the MLP SEC Documents under the Exchange Act is accumulated and communicated to the MLP’s principal executive officers and its principal financial officer (the “Principal Officers”) to allow timely decisions regarding required disclosure.  Such disclosure controls and procedures are effective to ensure that information required to be disclosed by MLP in the MLP SEC Documents under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms.  The Principal Officers have disclosed, based on their most recent evaluation, to MLP’s auditors and the audit committee of the MLP GP Board (i) all significant deficiencies in the design or operation of internal controls which could adversely affect MLP’s ability to record, process, summarize and report financial data and have identified for MLP’s auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in MLP’s internal controls.  The Principal Officers have made all certifications required by the Sarbanes-Oxley Act and the Exchange Act with respect to the MLP SEC Documents, and the statements contained in such certifications were complete and correct when made.  The management of the MLP has completed its assessment of the effectiveness of MLP’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes Oxley Act for the year ended December 31, 2013, and such assessment concluded that such controls were effective.  To the Knowledge of the MLP Entities, as of the date of this Agreement there are no facts or circumstances that would prevent the Principal Officers from giving the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes Oxley Act, without qualification, when next due.  MLP is in compliance in all material respects with all effective provisions of the Sarbanes-Oxley Act and, to the Knowledge of the MLP Entities, no employee of the MLP Group Entities has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable legal requirements of the type described in Section 806 of the Sarbanes-Oxley Act by any MLP Group Entity.  No MLP Group Entity nor, to the Knowledge of the MLP Entities, any of their respective Representatives has received any substantive complaint, allegation, assertion or claim, whether written or oral, that an MLP Group Entity has engaged in questionable accounting or auditing practices.  No current or former attorney representing any MLP Group Entity has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the MLP Group Entities or any of their respective managers, officers, directors, employees or agents, to the current MLP GP Board or any committee thereof or to any current manager, director or executive officer of the MLP Entities.

(d)                 Without limiting the generality of Sections 3.6(a) through 3.6(c), (i) Ernst & Young LLP has not resigned or been dismissed as independent public accountant of MLP as a result of or in connection with any disagreement with MLP on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, (ii) no executive officer of MLP has failed in any respect to make, without qualification, the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any form, report or schedule filed by MLP with the SEC since May 3, 2012 and (iii) no enforcement action has been initiated or, to the Knowledge of the MLP Entities, threatened in writing against MLP by the SEC relating to disclosures contained in any MLP SEC Document.

(e)                  Except (i) as reflected or otherwise reserved against on the consolidated balance sheet of MLP and its Subsidiaries as of December 31, 2013 (the “Balance Sheet Date”) (including the notes thereto) included in the MLP SEC Documents filed by MLP and publicly available prior to the date of this Agreement, (ii) for liabilities and obligations incurred since the Balance Sheet Date in the ordinary course of business which have been paid, or are not yet due and payable or are being contested in good faith, in each case for which adequate reserves have been established in accordance with GAAP and (iii) for liabilities and obligations incurred under or in accordance with this Agreement or in connection with the Transactions, neither MLP nor any of its Subsidiaries has any liabilities or obligations of any nature (whether or not accrued or contingent), that would be required to be reflected or reserved against on a consolidated balance sheet of MLP prepared in accordance with GAAP or the notes thereto in order for such balance sheet to fairly and completely present MLP’s financial position in all material respects.

(f)                  Neither MLP nor any of its Subsidiaries is a party to, or has any Contract to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among MLP and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the purpose of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, MLP in MLP’s published financial statements or any MLP SEC Documents.

Section 3.7                   Absence of Certain Changes or Events.

(a)                 Since the Balance Sheet Date, there have not been any changes, events, effects, occurrences, states of facts or developments that, individually or in the aggregate with all other changes, events, effects, occurrences, states of facts or developments, have had or would reasonably be expected to have an MLP Material Adverse Effect.

(b)                 From the Balance Sheet Date through the date of this Agreement, (i) except for this Agreement and the Transactions, the MLP Group Entities have carried on and operated their respective businesses in all material respects in the ordinary course of business consistent with past practice and (ii) no MLP Group Entity has taken any action that, if taken after the date of this Agreement and prior to the Effective Time without the prior written consent of Parent, would constitute a breach of Sections 6.3(a), (c), (d), (h), (i), (l), (m), (n) or (o).

Section 3.8                   Legal Proceedings.  No Proceeding is pending or, to the Knowledge of the MLP Entities, is threatened, against or affecting any MLP Group Entity or their respective assets (including by virtue of indemnification or otherwise), or any director, manager, officer or employee (in his or her capacity as such) of any MLP Group Entity that (a) would, individually or in the aggregate, reasonably be expected to result in material liability to the MLP Group Entities or otherwise interfere in any material respect with the conduct of their respective businesses as currently conducted or (b) as of the date of this Agreement, challenges the validity or propriety of any of the Transactions or otherwise seeks to prevent or materially delay consummation of any of the Transactions or performance by the MLP Entities or GP Holdings of any of their respective material obligations under this Agreement.  None of the MLP Group Entities is a party to, and none of the MLP Group Entities or their respective assets are subject to the provisions of, any Orders of, or promulgated or issued by or with (or settlement or consent Contract subject to), any Governmental Authority that, individually or in the aggregate, (i) has resulted, or would reasonably be expected to result, in material liability to the MLP Group Entities or otherwise interfere in any material respect with the conduct of their respective businesses as currently conducted or (ii) challenges the validity or propriety of the Transactions or otherwise seeks to prevent or materially delay consummation of the Transactions or performance by the MLP Entities or GP Holdings of any of their respective material obligations under this Agreement.

Section 3.9                   Compliance with Laws; Permits.

(a)                 Compliance with Laws.  None of the MLP Group Entities has been, or is, in conflict with, default under or in violation of any Law (other than Environmental Laws which are addressed in Section 3.16) applicable to any MLP Group Entity or by which any property or asset of the MLP Group Entities is bound or affected, in each case, that would reasonably be expected to result in material liability to the MLP Group Entities or otherwise interfere in any material respect with the conduct of their respective businesses as currently conducted. Since March 31, 2009, no written notice, written charge, written allegation or written assertion has been received by the MLP Group Entities or, to the Knowledge of the MLP Entities, threatened against any MLP Group Entity alleging any actual or potential violation of or non-compliance with any of the foregoing.

(b)                Permits.  The MLP Group Entities are in possession of Permits necessary for the MLP Group Entities to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted, except where the failure to be in possession of such Permits would not, and would not reasonably be expected to, individually or in the aggregate, result in any material liability to the MLP Group Entities or otherwise interfere in any material respect with the conduct of their respective businesses as currently conducted.  All such Permits are in full force and effect, except where the failure to be in full force and effect would not have, individually or in the aggregate, an MLP Material Adverse Effect.  The MLP Group Entities are not, and since March 31, 2009 have not been, in violation or breach of, or default under, any such Permit, except where such violation, breach or default would not have, individually or in the aggregate, an MLP Material Adverse Effect.  No suspension, modification, revocation or cancellation of any of such Permits is pending or, to the Knowledge of the MLP Entities, threatened, nor, to the Knowledge of the MLP Entities, do reasonable grounds exist for any such action, except for any such suspension, modification, revocation or cancellation that would not reasonably be expected to result in material liability to any MLP Group Entity or otherwise interfere in any material respect with the conduct of their respective businesses as currently conducted.

(c)                 Criminal Law Violations.  Neither the MLP Group Entities, nor any of their respective directors, managers, officers or employees (in their capacities as such), since March 31, 2009 (i) has violated any Criminal Law or (ii) has been charged by any Governmental Authority with any such violation of any Criminal Law.  To the Knowledge of the MLP Entities, no MLP Group Entity, nor any of their respective directors, managers, officers or employees (in their capacities as such), is or since March 31, 2009 has been, the subject of an investigation (including any request for information or subpoena request with respect thereto) regarding the actual or potential violation of any Criminal Law, nor has any such investigation been threatened in writing, by any Governmental Authority with respect to the MLP Group Entities, or any of their respective directors, managers, officers or employees (in their capacities as such), where such investigation, if determined adversely to the MLP Group Entities, or any of their respective directors, managers, officers or employees (in their capacities as such), would reasonably be expected to result in the imposition of a criminal sentence, criminal penalty or criminal fine, or other criminal liability with respect to the MLP Group Entities or any of their respective directors, managers, officers or employees (in their capacities as such).

Section 3.10                 Prohibited Payments.

(a)                 None of the MLP Group Entities, directly or indirectly through its Representatives or any other Person acting on its behalf (including any distributor, agent, sales intermediary or other third party), has, since March 31, 2009, (i) taken any action in violation of any applicable Anti-corruption Laws or (ii) paid, offered, promised to pay, or authorized the payment of, or will, directly or indirectly, pay, offer or promise to pay, or authorize payment of, any monies or any other thing of value to any Government Official (including employees of government-owned or controlled entities), any political Party or candidate for political office or to any other Person (collectively, a “Proscribed Recipient”): (A) for the purpose of (1) influencing any act or decision of such Proscribed Recipient, (2) inducing such Proscribed Recipient to do or omit to do any act in violation of the lawful duty of such Proscribed Recipient, or to use his, her or its influence with a Governmental Authority to affect or influence any act or decision of such Governmental Authority, (3) assisting the MLP Group Entities or any of their respective Representatives in obtaining or retaining business for or with, or directing business to, any Person, (4) securing any improper advantage or (5) inducing such Proscribed Recipient to influence or affect any act or decision of any Governmental Authority or (B) in a manner which would constitute or have the purpose or effect of public or commercial bribery, acceptance of, or acquiescence in extortion, kickbacks or other unlawful or improper means of obtaining business or any improper advantage. The MLP Group Entities have at all times been in compliance in all material respects with the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”). Since March 31, 2009, no MLP Group Entity has received any communication from a Governmental Authority that alleges that any MLP Group Entity, or any Representative (as defined below) thereof, is or may be in material violation of, or has, or may have, any unresolved material liability under, any Anti-corruption Laws.

(b)                 Neither the MLP Group Entities nor, to the Knowledge of the MLP Entities, any of their respective employees (in the context of their employment) has been convicted of violating any Anti-corruption Laws or subjected to any Proceeding by a Governmental Authority for potential corruption, fraud or violation of any applicable Anti-corruption Laws.

Section 3.11                 Export Controls.

(a)                 No MLP Group Entity, nor, to the Knowledge of the MLP Entities, any of their respective Representatives (in each case, acting in their capacities as such), has had any reasonable basis for believing that, in the past five years, any of the foregoing Persons has violated any applicable export or import control Laws, trade or economic sanctions Laws, or anti-boycott Laws, of the United States or any other jurisdiction, including: The Arms Export Control Act (22 U.S.C. § 2278), the Export Administration Act (50 U.S.C. App. §§ 2401-2420), the International Traffic in Arms Regulations (22 C.F.R. 120-130), the Export Administration Regulations (15 C.F.R. 730 et seq.), the Office of Foreign Assets Control Regulations (31 C.F.R. Chapter V), the Customs Laws of the United States (19 U.S.C. § 1 et seq.), the International Emergency Economic Powers Act (50 U.S.C. § 1701-1706), the U.S. Commerce Department antiboycott regulations (15 C.F.R. 560), the U.S. Treasury Department antiboycott requirements (26 U.S.C. § 999), any other export control regulations issued by the agencies listed in Part 730 of the Export Administration Regulations, or any applicable non-U.S. Laws of a similar nature. There are no Contracts between any MLP Group Entity and any Person engaged in international trade or export on behalf of the MLP Group Entities (including any Person identified on the U.S. Department of the Treasury’s Specially Designated Nationals List).  No export or import Permits, license exceptions or other Consents are required to operate the business of the MLP Group Entities as currently conducted.

(b)                In addition, the MLP Group Entities are not engaged in any activities to establish, support or maintain any business relationships with, or contracted to sell, supply, distribute or otherwise provide any goods or services to, any Governmental Authority within, and any Person organized or domiciled in or that is a citizen of, Cuba, Iran, the Republic of North Korea, the Republic of the Sudan or Syria.

Section 3.12                 Antitrust Laws.  None of the MLP Group Entities is, or since March 31, 2009 has been, in conflict with, default under or violation of, or is being or, since March 31, 2009, has been charged by any Governmental Authority with, or to the Knowledge of the MLP Entities, investigated for, a violation of any Antitrust Law applicable to any MLP Group Entity. To the Knowledge of the MLP Entities, no investigation or review by any Governmental Authority under any Antitrust Law with respect to any MLP Group Entity is pending or threatened, nor has any Governmental Authority indicated an intention to conduct any such investigation or review.

Section 3.13                Tax Matters.

(a)                   All material Tax Returns that were required to be filed by or with respect to the MLP Group Entities have been duly and timely filed (taking into account any extension of time within which to file) and all such Tax Returns are complete and accurate, in all material respects.

(b)                 All material amounts of Taxes owed by the MLP Group Entities that are or have become due  (whether or not shown on any Tax Returns) have been timely paid in full or an adequate reserve for the payment of such Taxes has been established and maintained in accordance with GAAP.

(c)                  All Tax withholding and deposit requirements imposed on or with respect to the MLP Group Entities have been satisfied in all material respects.

(d)                The MLP Group Entities have complied in all material respects with applicable Law (including any record-keeping and documentation requirements related to sales Tax and escheat and unclaimed property) related to withholding and payment of Taxes, including Taxes required to be withheld and timely paid to the appropriate authorities with respect to amounts paid to any third party (including income, social security and employment Tax withholding for all types of compensation).

(e)                  There are no Liens (other than Permitted Liens) on any of the assets of the MLP Group Entities that arose in connection with any failure (or alleged failure) to pay any Tax.

(f)                   There are no audits, examinations, investigations or other Proceedings pending or threatened in writing in respect of Taxes or Tax matters of any MLP Group Entity (including any audits, examinations, investigations or other Proceedings involving any of their respective Affiliates if related to Taxes or Tax matters for which any MLP Group Entity may have liability or responsibility).

(g)                 There is no written claim against any MLP Group Entity for any Taxes, and no assessment, deficiency or adjustment has been asserted, proposed, or threatened in writing with respect to any Tax Return of or with respect to any MLP Group Entity, except for such claims, assessments, deficiencies or adjustments that would not reasonably be expected to, individually or in the aggregate, exceed $2,000,000.

(h)                 There is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to any MLP Group Entity or any waiver or Contract for any extension of time for the assessment or payment of any Tax of or with respect to any of the MLP Group Entities.

(i)                   None of the MLP Group Entities will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date, as a result of any (i) change in method of accounting for a taxable period (or portion thereof) ending on or before the Closing Date, including under Section 481(a) of the Code or any similar provision of state, local, or foreign Law, (ii) installment sale or other open transaction disposition made on or prior to the Closing Date, (iii) prepaid amount received on or prior to the Closing Date, (iv) closing agreement described in Section 7121 of the Code or any similar Contract or provision of state, local or foreign Law executed on or prior to the Closing Date or (v) indebtedness discharged in connection with any election under Section 108(i) of the Code or any similar provision of state, local or foreign Law.

(j)                  None of the MLP Group Entities is a party to a Tax allocation or sharing Contract, and no payments are due or will become due by any MLP Group Entity pursuant to any such Contract or any Tax indemnification Contract.

(k)                 None of the MLP Group Entities has been a member of an affiliated group filing a consolidated federal income Tax Return or has any liability for the Taxes of any Person (other than MLP or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract, or otherwise.

(l)                   MLP is and at all times since its formation has been properly classified as a partnership for U.S. federal income Tax purposes, and not as an association taxable as a corporation, including under Section 7704 of the Code.

(m)                At least 90% of the gross income of MLP for each taxable year ending since May 3, 2012 has been from sources that are treated as “qualifying income” within the meaning of Section 7704(d) of the Code.

(n)                 Each MLP Group Entity (other than MLP and Finance Corp.) is and has been since its formation properly classified as a disregarded entity for U.S. federal income Tax purposes.

(o)                 Finance Corp. is and has been since its incorporation properly classified as a corporation for U.S. federal income Tax purposes.

(p)                 No MLP Group Entity has obtained or requested a “private letter ruling” from the United States Internal Revenue Service or a similar ruling or guidance from any other taxing authority.

(q)                 No Contract or other document related to any MLP Group Entity prohibits any of the Transactions because they will or could cause a “termination” of any MLP Group Entity for purposes of Section 708 of the Code.

(r)                  No written claim or inquiry has ever been made by a Governmental Authority in a jurisdiction where any MLP Group Entity does not file Tax Returns that any such MLP Group Entity is or may be subject to taxation by that jurisdiction.

(s)                  To the Knowledge of the MLP Entities, the Transactions (and the resulting termination of the MLP for federal income Tax purposes) will not terminate any Tax incentive, holiday, abatement, or special appraisal method used by any MLP Group Entity.

(t)                  The MLP Group Entities have not participated in any listed transaction within the meaning of Treasury Regulation Section 1.6011-4.

(u)                 MLP has made available to Parent true and complete copies of all income Tax Returns of each MLP Group Entity most recently filed with federal Governmental Authorities in the United States and any other foreign countries in which such a Tax Return has been filed since March 31, 2010.

(v)                For purposes of Sections 897, 1445, and 6039C of Code, the Common Units are regularly traded on an established securities market located in the United States and such interests are “regularly quoted by brokers and dealers making a market in such interests” (as such terms are defined in Treasury Regulation Section 1.897-9T(d)).

Section 3.14                 Employee Benefits.

(a)                 Section 3.14(a) of the MLP Disclosure Letter is a true, correct and complete list of all material MLP Benefit Plans.

(b)                 Copies of the following materials have been made available to Parent, to the extent applicable:  (i) all plan documents for each MLP Benefit Plan or, in the case of an unwritten MLP Benefit Plan, a written description thereof, (ii) all determination letters from the IRS with respect to any of the MLP Benefit Plans, (iii) all summary plan descriptions, summaries of material modifications, annual reports, and summary annual reports with respect to any of the MLP Benefit Plans and (iv) all trust Contracts, insurance Contracts, and other documents relating to the funding or payment of benefits under any MLP Benefit Plan.

(c)                 No MLP Group Entity nor any of their respective ERISA Affiliates currently has, and at no time in the past six years has had, an obligation to contribute to a “defined benefit plan” as defined in Section 3(35) of ERISA subject to Title IV of ERISA or the minimum funding standards of Section 302 of ERISA or Section 412 of the Code, a “multiemployer plan” as defined in Section 4001(a) of ERISA or a “multiple employer plan” within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code.

(d)                 No dispute, arbitration or other Proceeding is pending or, to the Knowledge of the MLP Entities, threatened (i) with respect to any MLP Benefit Plan other than claims for benefits in the ordinary course, (ii) alleging any breach of the terms of any MLP Benefit Plan or any fiduciary duties with respect thereto or (iii) with respect to any violation of any applicable Law with respect to such MLP Benefit Plan, in each case except as would not, individually or in the aggregate, result in material liability to the MLP Group Entities or otherwise interfere in any material respect with the conduct of their respective businesses as currently conducted, nor to the Knowledge of the MLP Entities, in the case of clauses (i), (ii) and (iii), is there any basis for one.

(e)                 Each MLP Benefit Plan has been maintained, funded and administered in compliance with its terms and any related documents or Contracts and in compliance with applicable Law, including ERISA and the Code, except for any noncompliance which would not, individually or in the aggregate, result in material liability to the MLP Group Entities or otherwise interfere in any material respect with the conduct of their respective businesses as currently conducted.  Any MLP Benefit Plan intended to be qualified under Section 401 of the Code has received (or made a timely filing for) a favorable determination or opinion letter from the United States Internal Revenue Service that has not been revoked, and each trust created thereunder has been determined by the United States Internal Revenue Service to be exempt from Tax under the provisions of Section 501(a) of the Code, and to the Knowledge of the MLP Entities, no fact or event has occurred since the date of any such determination that would reasonably be expected to adversely affect the qualified status of any such MLP Benefit Plan.  To the Knowledge of the MLP Entities, no MLP Group Entity, nor any of their respective ERISA Affiliates has engaged in a transaction with respect to any MLP Benefit Plan for which they would reasonably be expected to be subject (either directly or indirectly) to a material liability for either a civil penalty assessed pursuant to Section 502(i) of ERISA or a Tax imposed by Section 4975 of the Code.  No MLP Group Entity maintains or contributes to or is required to contribute to any plan or Contract which provides post-termination or post-retirement health or life insurance benefits or coverage to any Person, except as required by applicable Law.

(f)                  All contributions, premiums and other payments due from any MLP Group Entity required by applicable Law or any MLP Benefit Plan have been made or properly accrued in all material respects under any such plan to any fund, trust or account established thereunder or in connection therewith by the due date thereof.

(g)                The consummation of the Transactions will not, either alone or in combination with another event, (i) except as provided in Section 6.13, entitle any current or former employee, individual, consultant or officer of an MLP Group Entity to any severance pay, retention bonuses or any similar payment, (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due any such employee, individual, consultant or officer or (iii) result in any forgiveness of indebtedness or obligation to fund benefits with respect to any such employee, individual, consultant or officer.  No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the Transactions by any employee, manager, officer or director of any MLP Group Entity or any of its Affiliates who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) under any employment, severance or termination Contract, other compensation Contract or MLP Benefit Plan currently in effect would be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code), except as would not individually or in the aggregate result in material liability to the MLP Group Entities or otherwise interfere in any material respect with the conduct of their respective businesses as currently conducted.  No manager, director, officer, employee or other service provider of any MLP Group Entity is entitled to a gross up, make whole or other similar payment as a result of the imposition of Taxes under Section 280G, Section 4999 or Section 409A of the Code pursuant to any Contract with any MLP Group Entity.

(h)                 Each MLP Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code and any award thereunder, in each case, that is nonqualified deferred compensation subject to Section 409A of the Code, (i) has been operated in all material respects in good faith compliance with Section 409A of the Code since January 1, 2005, and all applicable regulations and notices issued thereunder and (ii) since January 1, 2009, has been in documentary compliance with Section 409A of the Code, except as would not reasonably be expected to result in an MLP Material Adverse Effect.

(i)                   No MLP Benefit Plan is subject to the Laws of any Governmental Authority other than those of the United States.

(j)                  With respect to each group health plan benefiting any current or former employee of an MLP Entity or any ERISA Affiliate that is subject to Section 4980B of the Code, each MLP Entity and each ERISA Affiliate has complied with the continuation coverage requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA, except as would not reasonably be expected to result in an MLP Material Adverse Effect.

(k)                 No MLP Benefit Plan is or at any time was funded through a “welfare benefit fund” as defined in Section 419(e) of the Code, and no benefits under any MLP Benefit Plan are or at any time have been provided through a voluntary employees’ beneficiary association (within the meaning of subsection 501(c)(9) of the Code) or a supplemental unemployment benefit plan (within the meaning of Section 501(c)(17) of the Code).

(l)                   No MLP Group Entity has agreed or committed (i) to institute any plan, program or other agreement for the benefit of employees or former employees of an MLP Group Entity, which, if in effect on the date of this Agreement would be an MLP Benefit Plan, other than the MLP Benefit Plans in effect on the date of this Agreement, or (ii) except as required by the terms of the MLP Benefit Plans or applicable Law, to make any amendments to any of the MLP Benefit Plans.

Section 3.15                 Labor Matters.

(a)                 None of the employees of any MLP Group Entity is represented in his or her capacity as an employee of any MLP Group Entity by any labor organization.  No MLP Group Entity has recognized any labor organization, nor has any labor organization been elected as the collective bargaining agent of any employees of an MLP Group Entity, nor has an MLP Group Entity entered into any collective bargaining agreement or union Contract recognizing any labor organization as the bargaining agent of any employees of an MLP Group Entity.

(b)                 No MLP Group Entity has received written notice during the past two years of the intent of any Governmental Authority responsible for the enforcement of labor, employment, occupational health and safety or workplace safety and insurance/workers compensation Laws to conduct an investigation of any MLP Group Entity with respect to such matters and, to the Knowledge of the MLP Entities, no such investigation is in progress.  There is no (and, during the two-year period preceding the date of this Agreement, has not been any) (i) strike or lockout with respect to any employees of any MLP Group Entity, (ii) to the Knowledge of the MLP Entities, union organizing effort pending or threatened against any MLP Group Entity, (iii) except as would not reasonably be expected to result in an MLP Material Adverse Effect, unfair labor practice or labor dispute with respect to any employees of any MLP Group Entity, (iv) labor Proceeding pending or, to the Knowledge of the MLP Entities, threatened against any MLP Group Entity or (v) slowdown, or work stoppage in effect or, to the Knowledge of the MLP Entities, threatened with respect to any employees of any MLP Group Entity.  No MLP Group Entity has any liabilities under the Worker Adjustment and Retraining Act of 1988 as a result of any action taken by any MLP Group Entity which remains outstanding and unsatisfied.  Each MLP Group Entity is, and during the two year period preceding the date of this Agreement has been, in compliance with all applicable Laws in respect of employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health (including classifications of service providers as employees and/or independent contractors), except for any noncompliance which would not, individually or in the aggregate, reasonably be expected to result in material liability to the MLP Group Entities or otherwise interfere in any material respect with the conduct of their respective businesses as currently conducted.

Section 3.16              Environmental Matters.  Except for those matters that, individually or in the aggregate, have not had and would not reasonably be expected to have an MLP Material Adverse Effect:

(a)                 The MLP Group Entities are now and for the last five years have been in compliance with all applicable Environmental Laws and each has all Environmental Permits necessary for the conduct and operation of the business as currently conducted.

(b)                During the period of any MLP Group Entity’s ownership, occupation or use thereof, no Release has occurred on, under or emanating from any property currently or formerly owned, leased or operated by any MLP Group Entity, and to the Knowledge of the MLP Entities, none of the MLP Group Entities has transported or arranged for the transport of Hazardous Materials to any off-site location, except, in each case, in full compliance with all applicable Environmental Laws and Environmental Permits.

(c)                  None of the MLP Group Entities have entered into or agreed to any consent order, decree or Contract, or are subject to any settlement, Contract or Order relating to compliance with or liability under any Environmental Law.

(d)                  The current limitations and restrictions under the Environmental Permits of the MLP Group Entities authorize operation of the Facility and conducting the business as currently conducted.

(e)                  There are no Liens, notices or Proceedings pending or, to the Knowledge of the MLP Entities, threatened regarding any Release or threatened Release of Hazardous Materials or alleged, actual or potential violation of, or non-compliance with, any Environmental Law or Environmental Permit, including any of the foregoing (i) by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law or Environmental Permit and (ii) by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety, natural resources or the Environment. The MLP Group Entities have made available true and complete copies of all Phase I and Phase II environmental site assessments prepared in the past five years and in possession or control of or reasonably available to the MLP Group Entities pertaining to any property currently or formerly owned or leased by the MLP Group Entities.

Section 3.17                 Contracts.

(a)                  Section 3.17(a) of the MLP Disclosure Letter contains a true and complete list of all Contracts (which term, for purposes of this Section 3.17, will not include any MLP Benefit Plan) to which any of the MLP Group Entities is a party, or which binds any of their respective assets or properties, in effect on the date of this Agreement and which falls within any of the categories listed below (each Contract that is described in this Section 3.17(a), and each Contract entered into after the date of this Agreement that, if existing on the date of this Agreement would be of a type described in this Section 3.17, being an “MLP Material Contract”):

(i)                   any Contract that (A) limits or purports to limit, curtail or restrict, in any respect, the freedom of any MLP Group Entity or any of their respective current or future Affiliates (including Parent and its Affiliates after the Effective Time) to engage in any line of business, compete with any Person or purchase, sell, supply or distribute any product or service, in each case, in any geographic area, or to hire any individual or group of individuals, (B) includes “take or pay,” “requirements” or other similar provisions obligating a Person to provide the quantity of goods or services required by another Person or (C) includes pricing or margin provisions that provide “most favored nation,” rebates, refunds, or volume discounts or similar provisions with respect to pricing that would be applicable to Parent and its Affiliates (including the MLP Entities) after the Effective Time, except for any Contract that may be cancelled without penalty or termination payments by any MLP Group Entity upon notice of 60 days or less;

(ii)                  any joint venture, partnership, strategic alliance partnership, limited liability or other similar Contract related to the formation, creation, operation, management or control of any partnership or joint venture in which any MLP Group Entity owns any interest;

(iii)                any Contract (other than any Contract with a Significant Customer or Significant Supplier) that involves aggregate expenditures or receipts in excess of $5,000,000, except for any Contract that may be cancelled without penalty or termination payments by the applicable MLP Group Entity upon notice of 60 days or less;

(iv)                any Contract that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of any MLP Group Entity to sell, transfer, pledge or otherwise dispose of any material assets or businesses;

(v)                 any Contract for any acquisition or sale of a Person or any division thereof (whether of equity or of assets or liabilities) (A) with a purchase price in excess of $10,000,000 entered into since March 31, 2011, (B) that contains ongoing “earn-out” or other contingent payment obligations or (C) that contains ongoing indemnification obligations (excluding customary indemnification as to title, authority and other fundamental representations);

(vi)                any Contract relating to indebtedness for borrowed money or any financial guaranty (including any guaranty by any MLP Group Entity of any obligations of any third party) (A) in excess of $2,000,000 individually or (B) relating to the creation of any Lien, other than Permitted Liens, with respect to any material asset of any MLP Group Entity;

(vii)              each lease, sublease or license for each Material Leased Real Property;

(viii)             any Contract with any Significant Customer or Significant Supplier;

(ix)                 any Contract with any Governmental Authority (for the avoidance of doubt, not including Permits);

(x)                   any Contract with respect to Intellectual Property that is material to the conduct of the MLP Group Entities’ business as currently conducted, except Contracts for “off-the-shelf” or “shrink-wrap” software licensed to any MLP Group Entity;

(xi)                 any Contract related to a Derivative Transaction;

(xii)               any employment, retirement, consulting, management, severance, change of control, retention, termination, indemnification or similar compensation or benefits Contract with any director, officer, manager, employee, consultant or independent contractor which Contract provides for aggregate compensation from any MLP Group Entity in excess of $200,000; or

(xiii)              any Contract that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K).

(b)                 Except for matters that, individually or in the aggregate, would not reasonably be expected to have an MLP Material Adverse Effect, each of the MLP Material Contracts is a valid, binding and enforceable obligation of the MLP Group Entities and, subject to the Bankruptcy and Equity Exception, in accordance with its terms and is in full force and effect, and each of the MLP Group Entities (and with respect to MLP Material Contracts contemplated by Section 3.17(a)(viii), to the Knowledge of the MLP Entities, each other Party thereto), has performed in all material respects all obligations required to be performed by it under each MLP Material Contract.  Except for matters that, individually or in the aggregate, would not reasonably be expected to result in material liability to any MLP Group Entity or otherwise interfere in any material respect with the conduct of their respective businesses as currently conducted, (i) none of the MLP Group Entities is (with or without notice, lapse of time or both) in breach or default under any MLP Material Contract, (ii) with respect to MLP Material Contracts contemplated by Section 3.17(a)(viii), to the Knowledge of the MLP Entities, no other party to any such MLP Material Contract is (with or without notice, lapse of time or both) in breach or default in any material respect thereunder and (iii) none of the MLP Group Entities has received written notice from any other party to any MLP Material Contract of any intention to cancel or terminate such MLP Material Contract.  GP Holdings is not a party to any MLP Material Contract.

(c)                 None of the MLP Group Entities is (with or without notice, lapse of time or both) in breach of or default under the Indenture.
Section 3.18                 Real Property and Personal Property.

(a)                  MLP or its applicable Subsidiary has good, valid and indefeasible fee simple title to each parcel of real property, including any improvements, buildings or other structures thereon, owned by MLP or any of its Subsidiaries (collectively, the “Owned Real Property”), free and clear of all Liens, other than (i) Permitted Liens and (ii) Liens that, individually or in the aggregate, would not reasonably be expected to have an MLP Material Adverse Effect. Section 3.18(a) of the MLP Disclosure Letter sets forth a true and complete list of all Owned Real Property.

(b)                 MLP or its applicable Subsidiary has good and valid leasehold or subleasehold, as applicable, in each material parcel of real property leased, subleased or otherwise occupied by any MLP Group Entity (other than Owned Real Property and Rights-of-Way), including any improvements, buildings or other structures thereon (collectively, the “Leased Real Property”), free and clear of any Liens, other than (i) Permitted Liens and (ii) Liens that, individually or in the aggregate, would not reasonably be expected to have an MLP Material Adverse Effect.  There is no Leased Real Property other than Material Leased Real Property, the leases, subleases or licenses for which are listed in Section 3.17(a)(vii) of the MLP Disclosure Letter.

(c)                  Except as, individually or in the aggregate, has not had and would not reasonably be expected to have an MLP Material Adverse Effect, MLP or one of its Subsidiaries owns or leases all of the personal property reflected in the most recent consolidated balance sheet of MLP filed or incorporated by reference in the MLP SEC Documents prior to the date of this Agreement, other than personal property sold or otherwise disposed of in the ordinary course of business since December 31, 2013 (collectively, the “Personal Property”). MLP or one of its Subsidiaries has, and immediately following the Effective Time will continue to have, good and valid title to all material owned Personal Property, and good and valid leasehold interests in all material leased or subleased Personal Property, in each case, free and clear of any Liens, other than (x) Permitted Liens, (y) Liens created as a result of actions or omissions by Parent or Merger Sub after the date of this Agreement and (z) Liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(d)                 Each of the MLP Group Entities owns or has the right to use (free and clear of any Liens, other than Permitted Liens) such consents, easements, rights-of-way, permits, licenses or similar interests in real property (collectively, “Rights-of-Way”) as are necessary to conduct its business in the manner described in the MLP SEC Documents, except for such Rights-of-Way the absence of which would not, individually or in the aggregate, result in an MLP Material Adverse Effect.  Each such Right-of-Way is valid and enforceable, except to the extent that enforceability thereof may be limited by the Bankruptcy and Equity Exception, and grants the rights purported to be granted thereby and all rights necessary thereunder for the current operation of the businesses of the MLP Group Entities, except where the failure of any such Right-of-Way to be valid or enforceable or to grant the rights purported to be granted thereby or necessary thereunder would not, individually or in the aggregate, result in an MLP Material Adverse Effect.  Each of the MLP Group Entities has fulfilled and performed all its material obligations with respect to such Rights-of-Way and, to the Knowledge of the MLP Entities, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such Rights-of-Way, except for any failure to fulfill or perform or any such revocations, terminations and impairments that would not, individually or in the aggregate, result in an MLP Material Adverse Effect, and no such Rights-of-Way contain any restriction that materially prevents the operation of the businesses of the MLP Group Entities, taken as a whole, and as currently conducted.

(e)                 Except as would not reasonably be expected to have, individually or in the aggregate, an MLP Material Adverse Effect, (i) no MLP Group Entity has received written notice of any Proceedings in eminent domain, condemnation or other similar Proceedings that are pending, and, to the Knowledge of the MLP Entities, there are no such Proceedings threatened, affecting any portion of the Owned Real Property, Leased Real Property or Rights-of-Way and (ii) no MLP Group Entity has received written notice of the existence of any pending Proceeding, and, to the Knowledge of the MLP Entities, there is no such Proceeding threatened, relating to the ownership, license, use, occupancy or operation by any MLP Group Entity of the Owned Real Property, Leased Real Property or Rights-of-Way.

Section 3.19                Intellectual Property.

(a)                 Section 3.19 of the MLP Disclosure Letter sets forth a complete and accurate list of the material MLP Registered Intellectual Property (other than domain name registrations), whether such MLP Registered Intellectual Property is wholly owned or jointly owned by MLP and its Subsidiaries.  To the Knowledge of the MLP Entities, such MLP Registered Intellectual Property is valid, subsisting and enforceable.  Without limiting the foregoing, and, except as would not reasonably be expected to result in an MLP Material Adverse Effect, the MLP Registered Intellectual Property has not been abandoned or cancelled and all registration, maintenance and renewal fees currently due in connection with the MLP Registered Intellectual Property have been paid and all material documents, recordations and certificates in connection with the MLP Registered Intellectual Property currently required to be filed have been filed with the relevant Governmental Authorities or officially recognized registrars for the purposes of prosecuting, maintaining and perfecting the MLP Group Entities’ interest in the MLP Registered Intellectual Property.

(b)                To the Knowledge of the MLP Entities, MLP or one of its Subsidiaries is the sole and exclusive owner of all material MLP Owned Intellectual Property, free and clear of any Liens, other than (i) Permitted Liens and (ii) Liens that, individually or in the aggregate, would not reasonably be expected to have an MLP Material Adverse Effect.  To the Knowledge of the MLP Entities, the MLP Entities have valid rights to use all Intellectual Property necessary for, and actually used in, their respective businesses as currently conducted, except where the failure to have such rights, individually or in the aggregate, has not had and would not reasonably be expected to have an MLP Material Adverse Effect.  To the Knowledge of the MLP Entities, no Proceeding is pending or threatened in writing challenging the legality, validity, enforceability, registration, ownership or use of any Intellectual Property necessary for, and actually used in, their respective businesses as currently conducted, except where the failure to have such Intellectual Property rights, individually or in the aggregate, has not had and would not reasonably be expected to have an MLP Material Adverse Effect.

(c)                 To the Knowledge of the MLP Entities, (i) there is no unauthorized use, unauthorized disclosure, infringement, dilution, misappropriation, or other violation of any material MLP Owned Intellectual Property by any third party and (ii) the operation by the MLP Group Entities of their respective businesses has not infringed, diluted, misappropriated or otherwise violated, and does not infringe, dilute, misappropriate or otherwise violate, the Intellectual Property rights of any Person, except in each case under the foregoing clauses (i) and (ii) as, individually or in the aggregate, has not had and would not reasonably be expected to have an MLP Material Adverse Effect.

(d)                No Proceeding against or brought by MLP or one of its Subsidiaries is pending, or, to the Knowledge of the MLP Entities, is threatened in writing, alleging any infringement, dilution, misappropriation, other violation, or unfair competition or trade practice related to any MLP Owned Intellectual Property or the Intellectual Property rights of any other Person.  To the Knowledge of the MLP Entities, no MLP Group Entity has received a written request or demand from any customer or other Person to indemnify it against any claim of infringement, dilution, misappropriation, or other violation of Intellectual Property brought or threatened by a third party, that would reasonably be expected to result in an MLP Material Adverse Effect.

Section 3.20                Insurance.  The MLP Group Entities maintain, or are entitled to the benefits of, insurance covering their properties, operations, personnel and businesses in amounts as the MLP Group Entities reasonably believe to be customary for the businesses in which they operate.  Section 3.20 of the MLP Disclosure Letter lists the current annual premiums paid by the MLP Group Entities for directors and officers liability insurance policies.  Except as would not have, individually or in the aggregate, an MLP Material Adverse Effect, (a) all insurance policies maintained by the MLP Group Entities (collectively, “Insurance Policies”) are in full force and effect and all premiums due and payable thereon have been paid, (b) no MLP Group Entity is in breach or default of any of the Insurance Policies, and no MLP Group Entity has taken any action or failed to take any action which (with or without notice or the lapse of time or both) would constitute such a breach or default or permit termination or modification of any of the Insurance Policies, (c) the MLP Group Entities have not received any notice of termination or cancellation or denial of coverage with respect to any Insurance Policy and (d) none of the MLP Group Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force.

Section 3.21                 Customers and Suppliers.

(a)                 Section 3.21(a) of the MLP Disclosure Letter sets forth a list showing each customer of MLP and its Subsidiaries to which sales by MLP and its Subsidiaries, taken as a whole, were in excess of $1,000,000 during the twelve month period ending on December 31, 2013 (each, a “Significant Customer”). Since March 31, 2012, to the Knowledge of the MLP Entities, no Significant Customer has indicated an intention to (i) terminate its relationship with, or otherwise stop purchasing products from, MLP or its Subsidiaries or (ii) change, materially and adversely, the terms and conditions on which it purchases products from MLP or its Subsidiaries.

(b)                 Section 3.21(b) of the MLP Disclosure Letter sets forth a list showing each supplier of MLP and its Subsidiaries that had sales to MLP and its Subsidiaries, taken as a whole, in excess of $5,000,000 during the twelve month period ending on December 31, 2013 (each, a “Significant Supplier”). Since March 31, 2012, to the Knowledge of the MLP Entities, no Significant Supplier has indicated an intention to (i) terminate its relationship with, or otherwise stop supplying, MLP or its Subsidiaries or (ii) change, materially and adversely, the terms and conditions on which it is prepared to supply MLP or its Subsidiaries.

Section 3.22               Related Party Transactions.  There are no Contracts between or among any MLP Group Entities or GP Holdings, on the one hand, and any Affiliate of any MLP Group Entity, GP Holdings or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC.  None of the MLP Group Entities or GP Holdings is party to any Contract or other transaction with any holder of 5% or more of any of the Common Units, Phantom Units or other Partnership Interests or Equity Securities, respectively, or any director, manager, officer, employee or Affiliate of the MLP Group Entities, or to any familial relative of any of the foregoing, except (x) as described in the MLP SEC Documents and (y) for employment or compensation Contracts (including any award pursuant to any MLP Benefit Plan) with directors, managers, officers and employees made in the ordinary course of business consistent with past practice.

Section 3.23                 Investment Company Act.  None of the MLP Group Entities is an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940 (the “Investment Company Act”).

Section 3.24                Information Supplied.  Subject to the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 5.7, none of the information supplied or to be supplied by the MLP Entities or GP Holdings in writing specifically for inclusion or incorporation by reference in the Information Statement or any other filings made by, or required to be made by, MLP, Parent or Merger Sub with the SEC in connection with the Transactions (collectively, and together with the Information Statement, and any amendments thereof or supplements thereto, the “Transaction Filings”) will, when filed with the SEC or when distributed or disseminated to the Unitholders, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the MLP Entities and GP Holdings make no representation or warranty with respect to any information provided by or on behalf of Parent or Merger Sub or their respective Representatives in writing specifically for inclusion or incorporation by reference in the Transaction Filings.

Section 3.25                Takeover Laws.  Assuming the accuracy of the representation and warranty contained in Section 5.3(c), the action of the MLP GP Board in approving this Agreement and the Transactions is sufficient to render inapplicable to this Agreement and the Transactions any Takeover Laws and any similar provision of the MLP Charter Documents.  There is no unitholder rights plan, “poison pill” or similar Contract in effect to which MLP is a party or otherwise bound.

Section 3.26                 Opinion of Financial Advisors.  The MLP GP Board has received the opinions of Morgan Stanley & Co. LLC and Evercore Group LLC (the “MLP Financial Advisors”), dated May 27, 2014, to the effect that, as of the date of such opinions, and subject to the assumptions and qualifications set forth therein, from a financial point of view, the Public Merger Consideration is fair to the Public Unitholders (the “MLP Fairness Opinions”).  The MLP Fairness Opinions have not been modified, revoked or rescinded in any respect.  MLP has been authorized by the MLP Financial Advisors to permit the inclusion of the MLP Fairness Opinions in the Information Statement, so long as each MLP Fairness Opinion is reproduced in the Information Statement in its entirety and so long as any description of, or reference to, an MLP Financial Advisor and the summary of its MLP Fairness Opinion and the related analysis in the Information Statement is approved by such MLP Financial Advisor in advance of the filing of the Information Statement (such approval not to be unreasonably withheld).

Section 3.27                 Brokers.  Except for the MLP Financial Advisors, the fees and expenses of which will be paid by MLP, no broker, investment banker or financial advisor is entitled to any broker’s, finder’s or financial advisor’s fee or commission, or the reimbursement of expenses, in connection with the Transactions based on Contracts made by or on behalf of any MLP Group Entity or GP Holdings.  MLP has heretofore made available to Parent a correct and complete copy of MLP’s engagement letters with the MLP Financial Advisors, which letters describe all fees payable to the MLP Financial Advisors, in connection with the Transactions and all Contracts under which any such fees or any expenses are payable and all indemnification and other Contracts with the MLP Financial Advisors, entered into in connection with the Transactions.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF GP HOLDINGS AND THE MLP ENTITIES

Except as disclosed in the corresponding sections of the MLP Disclosure Letter prior to the execution of this Agreement (or disclosed in any other section, subsection or clause of the MLP Disclosure Letter if it is reasonably apparent from the face of such disclosure that such disclosure will be deemed to be disclosed with respect to any other section, subsection or clause of this Agreement), GP Holdings and the MLP Entities, jointly and severally, hereby represent and warrant to Parent and Merger Sub as follows:

Section 4.1                    Organization.  GP Holdings is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware.  GP Holdings has the requisite limited liability company power to own, lease and operate its properties, including the GP Equity Interest, and to carry on its business as currently conducted, except where the failure to have such power or authority would not, and would not reasonably be expected to, individually or in the aggregate, result in any material liability to the MLP Group Entities or otherwise interfere in any material respect with the conduct of their respective businesses as currently conducted.  There are no dissolution or bankruptcy Proceedings pending with respect to or contemplated by GP Holdings.

Section 4.2                    Capitalization of MLP GP.

(a)                 The GP Equity Interest constitutes all of the issued and outstanding Equity Securities of or in MLP GP.  GP Holdings holds record and beneficial ownership of the GP Equity Interest, free and clear of any and all Liens (except transfer restrictions under applicable securities Laws).  Upon transfer of the GP Equity Interest to Parent, Parent will hold record and beneficial ownership of the GP Equity Interest free and clear of all Liens (except transfer restrictions under applicable securities Laws).  The GP Equity Interest was duly authorized and validly issued, and is fully paid and non-assessable.  No Equity Security (other than the GP Equity Interest) of or in MLP GP has ever been issued.

(b)                 Except for this Agreement and the MLP GP LLC Agreement, there are no outstanding Contracts or obligations binding on any MLP GP or any security holders of MLP GP with respect to the Equity Securities of or in MLP GP, including any Contract (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring any registration for sale of, or (v) granting any preemptive or anti-dilutive rights with respect to, any such Equity Security.

(c)                  MLP GP is the only Subsidiary of GP Holdings.

Section 4.3                   Authorization.  GP Holdings has all requisite power and authority and has taken all necessary action in order to execute and deliver this Agreement and the other agreements contemplated hereby to which it is or will be a party and to perform its obligations hereunder and thereunder.  The execution and delivery of this Agreement by GP Holdings and the performance of the Transactions by GP Holdings have been duly authorized and approved by all necessary limited liability company action of GP Holdings.  This Agreement has been duly executed and delivered by GP Holdings and constitutes the legal, valid and binding obligation of GP Holdings, enforceable against GP Holdings in accordance with its terms, subject to the Bankruptcy and Equity Exception.  At the Closing all documents required hereunder to be executed and delivered by GP Holdings will have been duly authorized, executed and delivered by GP Holdings and, assuming due authorization, execution and delivery of such documents by any other parties thereto, will constitute legal, valid and binding obligations of GP Holdings, enforceable against GP Holdings in accordance with their terms, subject to the Bankruptcy and Equity Exception.

Section 4.4                    Noncontravention.  The execution and delivery by GP Holdings of this Agreement or any other documents required hereunder to be executed and delivered by GP Holdings pursuant to this Agreement, and the consummation by GP Holdings of the Transactions, will not (a) conflict with, violate or result in a default under the certificate of formation of GP Holdings or MLP GP or the limited liability company agreement of GP Holdings or the MLP GP LLC Agreement, or entitle any Person to exercise any preferential purchase right, option to purchase or similar right with respect to the GP Equity Interest, (b) conflict with or result in a breach, default or violation of, or require a Consent under, any Law, Order, Contract, document or Permit to which GP Holdings or MLP GP is a party or to which GP Holdings or MLP GP or their respective assets, including the GP Equity Interest, are subject, (c) result in the creation of any Lien upon the GP Equity Interest or (d) require GP Holdings or the MLP Entities to obtain or make any Consent from or with any Person.

Section 4.5                    Governmental Approvals.  Other than (a) the filing of the Information Statement to be sent to the Unitholders pursuant to Section 6.1 with the SEC, (b) the Antitrust Consents and (c) the applicable Other Governmental Consents, and assuming the accuracy of the representations and warranties of Parent and Merger Sub in Section 5.5, no Consents of or with any Governmental Authority are necessary in connection with the execution, delivery and performance of this Agreement by GP Holdings and the consummation by GP Holdings of the Transactions.
Section 4.6                    MLP GP.

(a)                 GP Holdings has made available to Parent a complete and correct copy of the certificate of formation of MLP GP and the First Amended and Restated Limited Liability Company Agreement of MLP GP, dated May 3, 2012 (the “MLP GP LLC Agreement”), in each case, together with all amendments thereto.  GP Holdings has not taken any action in violation of its certificate of formation or the MLP GP LLC Agreement.  GP Holdings has not received any written communication from, or given any written communication to, any other party indicating that MLP GP, GP Holdings or such other party, as the case may be, is in violation of MLP GP’s certificate of formation or the MLP GP LLC Agreement.

(b)                 MLP GP is the sole general partner of MLP and the holder of the only issued and outstanding General Partner Interest (the “MLP General Partner Interest”).  MLP GP is the sole record and beneficial owner of the MLP General Partner Interest, which MLP General Partner Interest has been duly authorized and validly issued in accordance with applicable Law and the MLP Charter Documents.  MLP GP owns the MLP General Partner Interest free and clear of any Liens.

(c)                 None of GP Holdings, MLP GP or any of their respective Affiliates has entered into any Contract obligating MLP GP to issue, sell or dispose of any Equity Security of any Person, except for, (x) in the case of GP Holdings, this Agreement and, (y) in the case of MLP GP, the MLP LTIP and any award agreement entered into in accordance therewith.

(d)                 MLP GP does not own record or beneficial title to any assets, including Equity Securities, other than (i) the MLP General Partner Interest and (ii) those assets set forth in Section 4.6(d) of the MLP Disclosure Letter, all of which are held by MLP GP solely for the benefit of MLP.

(e)                  MLP GP has no liabilities or obligations, including debts, losses, costs and expenses, absolute or contingent, known or unknown, due or to become due, liquidated or unliquidated, other than those set forth in Section 4.6(e) of the MLP Disclosure Letter, all of which were incurred for the benefit of MLP.

Section 4.7                    Acknowledgement by MLP Entities and GP Holdings.  Except for (a) the representations and warranties made in this Agreement and (b) the representations and warranties made (i) in any Letter of Transmittal, (ii) in connection with any payment of Merger Related Consideration through DTC, (iii) in any Phantom Unitholder Acknowledgement, (iv) in any Support Agreement or (v) in any certificate required to be delivered under Section 6.17, neither Parent nor Merger Sub, nor any other Person, is making or has made, and none of the MLP Group Entities or GP Holdings is relying, or has relied on, any other representations or warranties, either express or implied, with respect to the Transactions, Parent or Merger Sub, or on the accuracy or completeness of any information regarding Parent or Merger Sub or any other material furnished or provided to any MLP Group Entity or GP Holdings or made available to any MLP Group Entity or GP Holdings in any form, in expectation of, or in connection with, this Agreement or the Transactions.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub, jointly and severally, hereby represent and warrant to the MLP Entities and GP Holdings as follows:

Section 5.1                   Organization.  Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of incorporation or organization.  Each of Parent and Merger Sub has all requisite corporate or similar power and authority to own, lease or otherwise hold, use and operate its properties, rights and other assets and to carry on its business as currently conducted, except where the failure to have such power or authority, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and Merger Sub is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize that concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its assets, properties or the conduct of its business makes such qualification, licensing or good standing necessary, other than where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

Section 5.2                   Capitalization of Merger Sub.  All of the issued and outstanding Equity Securities of Merger Sub are, and immediately prior to the Effective Time will be, owned by Parent or one or more Affiliates of Parent. Merger Sub was formed solely for the purpose of engaging in the Merger, has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and capitalization pursuant to this Agreement and the Transactions.

Section 5.3                    Authorization.

(a)                  Each of Parent and Merger Sub has all requisite limited liability company power and authority and has taken all limited liability company action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions. This Agreement has been, and any other agreements contemplated hereby, when executed, will be, duly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding agreement of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b)                 The vote or consent of Parent as the sole member of Merger Sub is the only vote or consent of the members of Merger Sub necessary to adopt this Agreement and approve the Transactions.

(c)                 None of the Parent Entities or any of their Subsidiaries holds any Equity Securities of MLP or any of its Subsidiaries.

Section 5.4                   Noncontravention.

(a)                  The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Transactions will not (with or without notice or lapse of time, or both), constitute or result in (i) a breach or violation of, or a default under, or conflict with the certificate of incorporation or bylaws of Parent or Merger Sub, (ii) with or without notice or lapse of time, or both, a breach or violation of, a termination (or right of termination), modification, cancellation, creation or acceleration of any obligation, loss of a benefit under, default under, or the creation of a Lien, other than a Permitted Lien, on any of the assets of Parent or any of its Subsidiaries pursuant to any Contract or Permit to which Parent or Merger Sub or any of their respective Subsidiaries is a party or by which they or any of their respective properties or assets may be bound or affected or (iii) assuming compliance with the matters referred to in Section 5.5, a violation or conflict under any Law to which Parent or Merger Sub or any of their respective Subsidiaries, or any of their respective properties or assets, is subject, except, in the case of clauses (ii) or (iii) above, for any such breach, violation, termination, modification, cancellation, creation, acceleration, loss or default that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

(b)                 None of Parent, Merger Sub or any of their respective intermediate or ultimate corporate parents (as such terms are defined in 31 C.F.R. 800.219) are (i) foreign persons (as defined in 31 C.F.R. 800.216) or (ii) foreign entities (as defined in 31 C.F.R. 800.212).

Section 5.5                    Governmental Filings.  Other than (a) the filing of a Notification and Report Form by Parent pursuant to the HSR Act and the termination or expiration of the waiting period required thereunder, (b) such filings as may be necessary to obtain the receipt, termination or expiration, as applicable, of approvals or waiting periods required under all other applicable Antitrust Laws, (c) filings required by the applicable requirements of the Securities Act, the Exchange Act and state securities, takeover and “blue sky” Laws and (d) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and assuming the accuracy of the representations and warranties of the MLP Entities in Section 3.5, no Consents of or with any Governmental Authority are necessary in connection with the execution, delivery and performance of this Agreement by Parent and the consummation by Parent of the Transactions, except for any such Consents that, if not obtained, made or given, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

Section 5.6                   Legal Proceedings.  There are no Proceedings pending or, to the Knowledge of Parent, threatened against or affecting Parent or Merger Sub or any of their respective Subsidiaries (including by virtue of indemnification or otherwise), or any director, manager, officer or employee (in his or her capacity as such) of Parent or Merger Sub or their respective Subsidiaries, except for those that, individually or in the aggregate, if determined adversely to Parent or Merger Sub would not reasonably be expected to result in a Parent Material Adverse Effect.  As of the date of this Agreement, neither Parent nor Merger Sub is a party to or subject to the provisions of any Order that, individually or in the aggregate, has resulted, or would reasonably be expected to result in a Parent Material Adverse Effect.

Section 5.7                   Information Supplied.  None of the information supplied or to be supplied by Parent or Merger Sub in writing specifically for inclusion or incorporation by reference in the Transaction Filings will, when filed with the SEC or when distributed or disseminated to the Unitholders, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, neither Parent nor Merger Sub makes any representation or warranty with respect to any information provided by or on behalf of the MLP Group Entities, GP Holdings or their respective Representatives in writing specifically for incorporation by reference in the Transaction Filings.

Section 5.8                    Available Funds.  Parent and Merger Sub have available to them, and as of the Effective Time will have available to them, sufficient funds to satisfy all of their respective obligations under this Agreement.

Section 5.9                   Brokers and Finders.  As of the date of this Agreement, neither Parent nor Merger Sub, nor any of their respective Subsidiaries, has employed any broker or finder other than the Parent Financial Advisor, or incurred any liability for any brokerage fees, commissions or finders’ fees payable by Parent, Merger Sub or any of their respective Subsidiaries in connection with the Transactions other than fees payable to the Parent Financial Advisor.

Section 5.10                Acknowledgement by Parent.  Except for (a) the representations and warranties made in this Agreement and (b) the representations and warranties made (i) in any Letter of Transmittal, (ii) in connection with any payment of Merger Related Consideration through DTC, (iii) in any Phantom Unitholder Acknowledgement, (iv) in any Support Agreement or (v) in any certificate required to be delivered under Section 6.17, none of the MLP Entities, GP Holdings or any other Person is making or has made, and neither Parent nor Merger Sub is relying, or has relied on, any other representations or warranties, either express or implied, with respect to the Transactions, MLP Entities, GP Holdings or their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects), or on the accuracy or completeness of any information regarding the MLP Entities or GP Holdings or any other material furnished or provided to Parent or Merger Sub or made available to Parent or Merger Sub in any “data rooms,” “virtual data rooms,” management presentations or in any other form, in expectation of, or in connection with, this Agreement or the Transactions.

ARTICLE VI
ADDITIONAL COVENANTS AND AGREEMENTS

Section 6.1                   Written Consent; Preparation of the Information Statement.

(a)                 Immediately following the execution and delivery of this Agreement by the Parties, MLP will, in accordance with the DRULPA, take all action necessary to seek to obtain the MLP Unitholder Consent in the form attached as Exhibit A hereto.  As soon as practicable after receipt of the duly obtained MLP Unitholder Consent, MLP GP will provide Parent with a facsimile or electronic (.pdf) copy of such MLP Unitholder Consent, certified as true and complete by an executive officer of MLP GP. If such MLP Unitholder Consent is not delivered to MLP and Parent within 24 hours after the execution of this Agreement, Parent will have the right to terminate this Agreement as set forth in Section 8.1. The MLP Entities will take all actions necessary to seek and obtain the MLP Unitholder Consent in compliance with the DRULPA and the MLP Partnership Agreement.

(b)                As soon as reasonably practicable (but no later than 15 Business Days) following the date of this Agreement, MLP will, with the assistance of Parent, prepare and file with the SEC an information statement of the type contemplated by Rule 14c-2 promulgated under the Exchange Act related to the Transactions and this Agreement (such information statement, including any amendment or supplement thereto, the “Information Statement”).  Parent and MLP will cooperate with each other in the preparation of the Information Statement.  Without limiting the generality of the foregoing, Parent will furnish to MLP the information relating to it and Merger Sub required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Information Statement.  MLP will use its reasonable best efforts to resolve all SEC comments with respect to the Information Statement as promptly as reasonably practicable after receipt thereof and to have the Information Statement cleared by the staff of the SEC as promptly as reasonably practicable after such filing.  Each of Parent and MLP agrees to correct any information provided by it for use in the Information Statement which becomes false or misleading.  MLP will as soon as reasonably practicable notify Parent of receipt of any comments from the SEC with respect to the Information Statement and any request by the SEC for any amendment to the Information Statement or for additional information and will provide Parent with copies of all such comments and correspondence.  Prior to filing or mailing the Information Statement (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, MLP will provide Parent a reasonable opportunity to review and to propose comments on such document or response.  Promptly after MLP has resolved all comments to the Information Statement to the satisfaction of the SEC staff or after 10 calendar days have passed since the date of filing of the preliminary Information Statement with the SEC without notice from the SEC of its intent to review the Information Statement, MLP will promptly file with the SEC the Information Statement in definitive form as contemplated by Rule 14c-2 promulgated under the Exchange Act substantially in the form previously cleared or filed with the SEC, as the case may be, and cause a copy of the Information Statement to be mailed to each Unitholder.  MLP will not incorporate information by reference in the Information Statement in such a manner that causes the earliest date that the Transactions may be consummated after the Information Statement is mailed to the Unitholders to be 20 business days after such mailing rather than 20 calendar days after such mailing.

Section 6.2                    Ordinary Course of Business.  From the date of this Agreement until the Effective Time, each of the MLP Entities will and the MLP Entities and GP Holdings will cause each of their respective Subsidiaries to (a) conduct its business only in the ordinary course of business consistent with past practice and (b) use its reasonable best efforts to preserve intact its business organization and legal structure, keep available the services of its current officers, employees and consultants and preserve the goodwill and current relationships with its customers, suppliers and other Persons with which any MLP Group Entity has significant business relations, except (i) as otherwise expressly contemplated by this Agreement, (ii) as expressly required by applicable Law, (iii) as Parent may approve in writing or (iv) as set forth in Section 6.2 of the MLP Disclosure Letter.

Section 6.3                   Interim Operations.  In furtherance of, and without limiting, the foregoing Section 6.2, from the date of this Agreement until the Effective Time, except (w) as otherwise expressly contemplated by this Agreement, (x) as expressly required by applicable Law, (y) as Parent may approve in writing (which approval shall not be unreasonably withheld, conditioned or delayed) or (z) as set forth in Section 6.3 of the MLP Disclosure Letter, each of the MLP Entities (and with respect to Section 6.3(a) below, GP Holdings) will not and will not permit any of MLP’s Subsidiaries to, and GP Holdings will not permit any MLP Group Entity to, directly or indirectly:

(a)                 (i) issue (including issuing any certificate in connection therewith), grant, sell or otherwise permit to become outstanding, or authorize the creation of, any additional Equity Interests (whether “phantom” or otherwise) or any additional Rights, including transactions between or among the MLP Group Entities or (ii) certificate any existing Partnership Interests;

(b)                 (i) split, combine or reclassify any of its Equity Interests or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for its Equity Interests, (ii) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase, redeem or otherwise acquire any membership, partnership or other Equity Securities or (iii) enter into any Contract with respect to the voting of its Partnership Interests or other Equity Securities;

(c)                  (i) sell, transfer, lease, or otherwise dispose of, or encumber all or any portion of its assets, business or properties, except for (A) sales, transfers and dispositions of obsolete or worthless equipment, (B) sales, transfers and dispositions of inventory and produced hydrocarbons in the ordinary course of business or (C) sales, transfers, assignments, conveyances, abandonment, allowances to lapse, licenses, sublicenses, covenants not to assert or  other disposals of Intellectual Property in the ordinary course of business consistent with past practice, (ii) acquire, by merger or otherwise, or lease any assets or securities or all or any portion of the business or property of any other Person, other than (x) acquisitions of goods and services in the ordinary course of business consistent with past practice and (y) acquisitions pursuant to which the aggregate value exchanged or purchase price paid or payable by any MLP Group Entity would not exceed $2,000,000 in the aggregate, (iii) merge, consolidate or enter into any other business combination transaction with any Person or (iv) convert from any one form of business entity to any other form of business entity;

(d)                 make or declare dividends or distributions to the Unitholders or holders of Phantom Units (whether in cash, assets, stock or other securities of any MLP Group Entity or of any other Person), other than (i) regular quarterly cash distributions to the Unitholders and holders of Phantom Units declared and made in accordance with and subject to the limitations of Annex VI of the MLP Disclosure Letter and (ii) a one-time cash distribution to the Unitholders and holders of Phantom Units declared in accordance with and subject to the limitation of Annex VI of the MLP Disclosure Letter and made in accordance with the provisions of this Agreement;

(e)                 amend any MLP Charter Document, the MLP GP LLC Agreement or any similar governing document of any of the MLP Group Entities;

(f)                  (i) enter into any Contract that would have been an MLP Material Contract if in effect on the date of this Agreement, (ii) amend any Contract in existence on the date hereof that is not a Material Contract on the date hereof if, after giving effect to such amendment, it would be an MLP Material Contract or (iii) become a party to, establish or adopt any collective bargaining, union, labor or similar Contract;

(g)                 materially modify or amend, or waive or assign any material rights under, or terminate or assign, any MLP Material Contract;

(h)                (i) waive, release or assign its rights with respect to any Proceeding in which any of the MLP Group Entities are seeking monetary damages in excess of $2,000,000 or (ii) compromise, settle or agree to settle any Proceeding in which damages are being sought against any of the MLP Group Entities, other than compromises, settlements or agreements in the ordinary course of business consistent with past practice that (A) involve only the payment of monetary damages not in excess of $5,000,000 individually or $10,000,000 in the aggregate and (B) do not involve any imposition of equitable relief on, or any admission of wrongdoing or, in the context of any actual or potential violation of any Criminal Law, any nolo contendere or similar plea by, any MLP Group Entity;

(i)                  (i) implement or adopt any change in its GAAP accounting principles, practices or methods, other than as may be required by GAAP or SEC rules and regulations or (ii) write up, write down or write off the book value of any assets, except in accordance with GAAP consistently applied;

(j)                  fail to use reasonable best efforts to maintain, with financially responsible insurance companies, insurance in such amounts and against such risks and losses as is maintained by it on the date of this Agreement;

(k)                 (i) change in any material respect any of its express or deemed elections relating to Taxes, including elections for any and all Subsidiaries or other investments where it has the capacity to make such binding election, (ii) settle or compromise any material Proceeding relating to Taxes or (iii) change in any material respect any of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of its federal income Tax Return for the most recent taxable year for which a return has been filed, except as may be required by applicable Law;

(l)                   except as expressly required by the terms of any MLP Benefit Plan as in effect on the date hereof, (i) other than in the ordinary course of business consistent with past practice, increase or accelerate the payment or vesting of the compensation, benefits or rights payable to or accrued for, or to become payable to or accrued for, any current or former employee, officer, individual manager or director of any MLP Group Entity or any of their beneficiaries, (ii) other than in the ordinary course of business consistent with past practice, grant any severance or termination pay to any employee, officer, individual manager or director of any MLP Group Entity, (iii) establish, adopt, enter into, amend or terminate any MLP Benefit Plan, (iv) other than in the ordinary course of business consistent with past practice, grant, pay, award or accelerate the vesting of, or commit to grant, pay, award or accelerate the vesting of, any bonuses or incentive compensation, any equity-based awards or any other compensation, (v) fund any rabbi trust or similar Contract, (vi) other than in the ordinary course of business consistent with past practice, terminate the employment or services of any officer or other employee whose target annual base compensation is greater than $100,000, other than for cause, (vii) forgive any loans of any current or former employee, manager, officer, director or consultant of any MLP Group Entity or GP Holdings, (viii) hire any officer, employee, independent contractor or consultant whose target annual base compensation is greater than $200,000 or (ix) enter into or modify or amend any indemnification or similar Contract with any current or former employee, individual manager, officer or director;

(m)               (i) (A) incur, assume, guarantee or otherwise become liable, directly, contingently or otherwise, for any (1) Indebtedness under clause (a), (b) or (e) of the definition of Indebtedness (other than any borrowing or draws under existing revolving credit facilities in the ordinary course of business consistent with past practice), (2) Indebtedness under clause (c) of the definition of Indebtedness (other than standby letters of credit for collateral support) or (3) Indebtedness under clause (d) of the definition of Indebtedness, if in excess of $5,000,000 or (B) prepay or repurchase any Indebtedness prior to the stated maturity thereof, (ii) enter into any material lease (whether operating or capital), (iii) create any Lien (other than Permitted Liens) on its property or the property of its Subsidiaries in connection with any pre-existing Indebtedness, new Indebtedness or lease, (iv) make or commit to make any capital expenditures, other than such capital expenditures as are required on an emergency basis or for the safety of individuals, assets or the environment, (v) issue or sell any debt securities or warrants or other rights to acquire any debt security of any MLP Group Entity, (vi) enter into any “keep well” or other Contract to maintain any financial statement condition of another Person or (vii) enter into any Contract having the economic effect of any of the foregoing;

(n)                 restructure, reorganize or liquidate all or a material part of any MLP Group Entity’s assets or authorize, recommend, propose or announce an intention to adopt a plan of complete or partial dissolution or liquidation;

(o)                 make any loans, advances or capital contributions to, or investments in, any Person, other than (i) travel, relocation expenses and similar expenses or advances to its employees in the ordinary course of business consistent with past practice and (ii) trade credit granted in the ordinary course of business consistent with past practice;

(p)                 enter into any new Contract to sell propylene, produced hydrocarbons or other substances other than in the ordinary course of business consistent with past practice;

(q)                 implement or otherwise enter into any derivative security with respect to hydrocarbon production or marketing or enter into any Derivative Transaction;

(r)                  (i) engage in the production of any chemical, petrochemical or produced hydrocarbon other than those produced in the ordinary course of business consistent with past practice or (ii) materially deviate from the operating practices or production schedule of the Facility, including implementing or announcing any plant closing, material reduction in labor force or other material layoff of employees or service providers;

(s)                 take any action that is intended or would reasonably be expected to result in any of the conditions set forth in Article VII not being satisfied;

(t)                   convene any meeting, special or otherwise (or any adjournment or postponement thereof), of the Unitholders;

(u)                 enter into any transactions or Contracts with any Affiliate or other Person that would be required to be disclosed by MLP under Item 404 of Regulation S-K of the SEC;

(v)                 conduct the businesses of any MLP Group Entity in a manner that would cause any MLP Group Entity to become an “investment company” subject to registration under the Investment Company Act; or

(w)                agree or commit to do anything prohibited by clauses (a) through (v) of this Section 6.3.

Section 6.4                    No Solicitation or Withdrawal of Recommendation.

(a)                 No  Solicitation.

(i)                   Except as set forth in Sections 6.4(a)(ii) and 6.4(a)(iii), the MLP Entities and GP Holdings agree that neither they nor any of their Subsidiaries, nor any of their respective officers, managers or directors (including the MLP GP Board) shall, and that they shall instruct and cause their respective Affiliates and Representatives (collectively, the “MLP Non-Solicit Parties”) not to, directly or indirectly:

(A)            initiate, solicit or knowingly facilitate or encourage any inquiries, discussions regarding, or the making or submission of, any proposal, request or offer that constitutes, or could reasonably be expected to lead to, any Alternative Proposal;

(B)             approve, endorse, recommend or enter into any Contract or agreement in principle, whether written or oral, with any Person (other than Parent and Merger Sub) concerning any letter of intent, memorandum of understanding, acquisition agreement, merger agreement, joint venture agreement, partnership agreement or other similar Contract concerning an Alternative Proposal (other than negotiating and entering into a confidentiality and standstill agreement as described in Section 6.4(a)(iii)) (an “Alternative Acquisition Agreement”);

(C)            terminate, amend, release, modify, or fail to enforce any provision of, or grant any permission, waiver or request under, any standstill, confidentiality or similar Contract entered into by one or more of the MLP Group Entities in respect of or in contemplation of an Alternative Proposal (other than to the extent the MLP GP Board determines in good faith, after consultation with its outside financial and legal advisors, that failure to take any such actions under this Section 6.4(a)(i)(C) would not be in the best interests of the Unitholders);

(D)            conduct, engage in, continue or otherwise participate in any discussions or negotiations regarding any Alternative Proposal;

(E)            furnish any non-public information relating to any of the MLP Group Entities, or afford access to the books or records or Representatives of any of the MLP Group Entities, to any third party that, to the Knowledge of the MLP Entities, after consultation with its Representatives, is seeking to or may make, or has made, an Alternative Proposal;

(F)            take any action to make the provisions of any Takeover Laws inapplicable to any transactions contemplated by any Alternative Proposal; or

(G)            resolve or publicly propose or announce to do any of the foregoing.

(ii)                  Notwithstanding anything to the contrary in this Agreement and subject to the conditions in Section 6.4(a)(iii) and solely in response to a Bona Fide Alternative Proposal made on or after the date of this Agreement and prior to the expiration of the Unitholder Consent Period, the MLP Non-Solicit Parties may, with respect to the Person that has made such Bona Fide Alternative Proposal:

(A)            in response to a request therefor by such Person, provide information or afford access to the books and records or Representatives of any of the MLP Group Entities; and

(B)            engage or participate in any discussions or negotiations with such Person (and its Representatives) with respect to such Bona Fide Alternative Proposal.

(iii)                The MLP Entities may not take the actions described in Section 6.4(a)(ii) unless, prior to taking any such action:

(A)            the MLP Entities have (1) received from such Person an executed confidentiality and standstill agreement on terms that are no less restrictive than those contained in the Confidentiality Agreement (and compliant with the last sentence of Section 6.4(g)) and (2) disclosed to Parent (and, if applicable, contemporaneously provided copies of) any non-public information to be provided to such Person and any books or records to which such Person will be afforded access, in each case, to the extent not previously provided to Parent;

(B)            the MLP Entities have delivered to Parent written notice prior to taking any such action (1) stating that the MLP GP Board intends to take such action, (2) stating that the MLP GP Board has made the determination set forth in Section 6.4(a)(iii)(C) and (3) including an unredacted copy of such Bona Fide Alternative Proposal (including any materials relating to such Person’s proposed equity and debt financing, if any) and an executed copy of the confidentiality and standstill agreement described in Section 6.4(a)(iii)(A); and

(C)            the MLP GP Board has determined in good faith, after consultation with its outside financial and legal advisors that such Bona Fide Alternative Proposal either constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal.

(b)                No Withdrawal of Recommendation. Except as set forth in Section 6.4(c), no MLP Non-Solicit Party shall:

(i)                    withdraw, qualify or modify, in a manner adverse to Parent or Merger Sub, the Board Recommendation;

(ii)                  fail to announce publicly, within 10 Business Days after a tender offer or exchange offer relating to any securities of MLP has been commenced, that the MLP GP Board recommends rejection of such tender or exchange offer;

(iii)                 fail to include the Board Recommendation in the Information Statement distributed to the Unitholders in connection with the Transactions;

(iv)                make any other public statement that is inconsistent with the Board Recommendation;

(v)                 approve, adopt or recommend any Alternative Proposal; or

(vi)                resolve or publicly propose to do any of the foregoing (any such prohibited action described in clause 6.4(b)(i) through this clause 6.4(b)(vi) being referred to as a “Withdrawal of Recommendation”);

provided that the making of any determination of the MLP GP Board (or any committee thereof) to provide, or the provision of, a Superior Proposal Notice or an Intervening Event Notice in compliance with the terms of this Agreement shall not, in and of itself, be deemed a Withdrawal of Recommendation.

(c)                 Certain Permitted Withdrawals of Recommendation.  Subject to Section 6.4(d), at any time prior to the end of the Unitholder Consent Period, the MLP GP Board may effect, or cause the MLP Entities to effect, as the case may be, a Withdrawal of Recommendation if:  (i) the MLP GP Board determines that (A) after complying with Section 6.4(d)(i), a Bona Fide Alternative Proposal constitutes a Superior Proposal or (B) after complying with Section 6.4(d)(ii), an Intervening Event has occurred and is continuing and (ii) the MLP GP Board determines in good faith, after consultation with its outside financial and legal advisors, that the Transactions are not in the best interests of the Unitholders.

(d)                 Procedure Prior to Withdrawal of Recommendation.

(i)                   Superior Proposal. The MLP GP Board shall be entitled to effect, or cause the MLP Entities to effect, a Withdrawal of Recommendation in connection with a Superior Proposal (to the extent permitted under Section 6.4(c)), only if (A) the MLP Entities shall have delivered to Parent a written notice (a “Superior Proposal Notice”) (1) stating that the MLP GP Board intends to take such actions pursuant to Section 6.4(c), (2) stating that the MLP GP Board has made the determinations set forth in Sections 6.4(c)(i)(A) and 6.4(c)(ii) and (3) including an unredacted copy of such Superior Proposal and proposed and unredacted form of any Alternative Acquisition Agreement related to such Superior Proposal (including any materials relating to such Person’s proposed equity and debt financing, if any) and (B) the Negotiation Period shall have expired.  During the four Business Day period commencing on the date of Parent’s receipt of such Superior Proposal Notice (such period, as may be extended pursuant to this Section 6.4(d)(i), the “Negotiation Period”), the MLP Entities shall engage, and shall cause their Representatives to be available for the purpose of engaging, in good faith negotiations with Parent (to the extent Parent desires to negotiate) regarding an amendment of this Agreement so that the Alternative Proposal that is the subject of the Superior Proposal Notice ceases to be a Superior Proposal; provided that, as is the case with any Superior Proposal, any such amendment must reflect a transaction in which the value differential between the consideration to be received by the Public Unitholders in such transaction and the consideration to be received by the Sponsors and Founding Unitholders in such transaction equals the Agreed Merger Consideration Differential.  Each time the financial or other material terms or conditions of such Bona Fide Alternative Proposal (or terms or conditions related thereto, such as the proposed equity and debt financing) are amended or modified, the MLP Entities shall be required to deliver to Parent a new Superior Proposal Notice (including, as attachments thereto, amended forms of the written Alternative Acquisition Agreements relating to such Bona Fide Alternative Proposal) and the Negotiation Period shall be extended by an additional two Business Days from the date of Parent’s receipt of such new Superior Proposal Notice.  Nothing set forth in this Section 6.4(d)(i) shall extend or be deemed to extend the Unitholder Consent Period.

(ii)                  Intervening Event.  The MLP GP Board shall be entitled to effect, or cause the MLP Entities to effect, a Withdrawal of Recommendation in connection with, an Intervening Event (to the extent permitted under Section 6.4(c)), only if (A) the MLP Entities shall have delivered to Parent prior to the expiration of the Unitholder Consent Period a written notice (an “Intervening Event Notice”) (1) stating that the MLP GP Board intends to take such actions pursuant to Section 6.4(c), (2) stating that the MLP GP Board has made the determinations set forth in Sections 6.4(c)(i)(B) and 6.4(c)(ii) and (3) including a summary, in all material respects, of the Intervening Event and (B) the Intervening Event Negotiation Period shall have expired. During the four Business Day period commencing on the date of Parent’s receipt of such Intervening Event Notice (such period, as may be extended pursuant to this Section 6.4(d)(ii), the “Intervening Event Negotiation Period”), the MLP Entities shall engage, and shall cause their Representatives to be available for the purpose of engaging, in good faith negotiations with Parent (to the extent Parent desires to negotiate) regarding an amendment of this Agreement so that the MLP GP Board would no longer be permitted to take such actions pursuant to Section 6.4(c).  Each time there is a material change to the facts or circumstances relating to the Intervening Event, the MLP Entities shall be required to deliver to Parent a new Intervening Event Notice (including, as attachments thereto, a summary of the changes to the facts and circumstances relating to the Intervening Event) and the Intervening Event Negotiation Period shall be extended by an additional two Business Days from the date of Parent’s receipt of such new Intervening Event Notice. Nothing set forth in this Section 6.4(d)(ii) shall extend or be deemed to extend the Unitholder Consent Period.

(iii)                MLP Partner Approvals.  In the event the Parties enter into an amendment to this Agreement during the Negotiation Period or the Intervening Event Negotiation Period (or any extensions of such periods) and if reasonably requested in writing by Parent, (A) MLP GP will execute a written consent (1) approving such amendment and (2) authorizing the approval of such amendment and the transactions contemplated thereby by the Limited Partners by written consent without a meeting, without a vote and without prior notice and (B) the MLP Entities will promptly take all action necessary to seek to obtain the written consent of the holders of a Unit Majority approving such amendment substantially in the form of Exhibit A and in compliance with the DRULPA and the MLP Partnership Agreement (such consents in clauses (A) and (B), the “MLP Amendment Consents”).  As soon as practicable after receipt of such duly obtained MLP Amendment Consents, MLP GP will provide Parent with facsimile or electronic (.pdf) copies of such written consents, certified as true and complete by an executive officer of MLP GP.

(e)                 Certain Permitted Disclosure.  Nothing contained in this Section 6.4 shall be deemed to prohibit the MLP Entities from complying with their required disclosure obligations under applicable Law with regard to an Alternative Proposal or an Intervening Event; provided, however, that none of MLP, MLP GP or the MLP GP Board (or any committee thereof) shall effect any Withdrawal of Recommendation, except in accordance with Section 6.4(c) and Section 6.4(d); and provided, further, that in no event shall any “Stop-Look-and-Listen” communication contemplated by Rule 14d-9(f) under the Exchange Act be deemed to be a Withdrawal of Recommendation or to violate this Section 6.4.  Disclosure of the type described in this Section 6.4(e) (other than the type described in the second proviso of the foregoing sentence) that is not an express rejection of any Alternative Proposal or an express confirmation that the Board Recommendation remains in effect shall be deemed to be a Withdrawal of Recommendation.

(f)                  Existing Discussions.  The MLP Entities and GP Holdings shall, and shall cause their Subsidiaries and their respective officers, managers and directors and their respective Affiliates and Representatives to, immediately cease and cause to be terminated any discussions or negotiations with, or any solicitation or intentional assistance or encouragement of, any Person with respect to any Alternative Proposal (or that could reasonably be expected to lead to or result in an Alternative Proposal) which are on-going as of the date of this Agreement and request that any such Person promptly return and destroy (and confirm destruction of) all confidential information concerning the MLP Group Entities.  The MLP Entities and GP Holdings shall take the necessary steps to promptly inform, on the date of this Agreement, the individuals or entities referred to in the preceding sentence of this Section 6.4(f).

(g)                 Notice.  Without limiting anything in this Section 6.4, the MLP Entities shall promptly (and, in any event, within 24 hours) notify Parent orally and in writing if any inquiries, proposals or offers with respect to an Alternative Proposal or requests for non-public information relating to any of the MLP Group Entities (other than requests for information in the ordinary course of business consistent with past practice and unrelated to an Alternative Proposal) are received by, or any discussions or negotiations with respect to an Alternative Proposal are sought to be initiated or continued with, any of the MLP Group Entities or GP Holdings or any of their respective Representatives, indicating, in connection with such notice, the name of such Person and the material terms and conditions of such discussions, proposals, offers or requests, and including in the written version of such notice, an unredacted copy of any written (including via electronic transmission) proposals, offers or requests, in each case, including any amendments or modifications thereto.  The MLP Entities shall promptly (and, in any event, within 24 hours after any amendment or modification of, or development with respect to, any such, proposal, offer, request or Alternative Proposal, or at the reasonable request of Parent) notify Parent orally and in writing of the status of any such inquiries, proposals, offers or requests, including any material developments, notifications, amendments or modifications thereto and furnish to Parent copies of any written inquiries, correspondence and draft documentation in connection with such discussions, proposals, offers or requests.  The MLP Entities and GP Holdings shall not, and shall cause their respective Subsidiaries and Representatives not to, enter into any Contract that would prohibit them from providing the information required to be provided to Parent pursuant to this Section 6.4(g).

Section 6.5                   Regulatory and Other Authorizations.

(a)                 Cooperation.  Subject to the terms and conditions of this Agreement, Parent and the MLP Entities and GP Holdings will cooperate with each other and use (and will cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective the Transactions as soon as practicable, including by (i) filing the Notification and Report Forms pursuant to the HSR Act within 10 Business Days after the date of this Agreement, (ii) using their respective reasonable best efforts (including complying with its obligations under Section 6.5(c)) to obtain as promptly as practicable all Antitrust Consents and Other Governmental Consents, and the termination or expiration, as applicable, of approvals or waiting periods required under all applicable Antitrust Laws in order to consummate the Transactions and (iii) cooperating with each other in connection with any review of, inquiry into, investigation of, or challenge to the Transactions under any Antitrust Law by a Governmental Authority and all activities with respect to any requests that may be made by, or any actions, Consents or undertakings that may be sought by or from, any Governmental Authority in respect of Antitrust Consents and Other Governmental Consents, including determining the manner in which to contest or otherwise respond, by litigation or otherwise, to objections to, or Proceedings challenging, the consummation of the Transactions; provided that nothing in this Agreement will require Parent, Merger Sub, any MLP Group Entity, GP Holdings or any of their respective Affiliates to offer, accept or agree, or commit to agree, to, a Divestiture Condition in order to obtain any Antitrust Consent or Other Governmental Consent; and provided, further, that none of the MLP Entities or GP Holdings will, without Parent’s prior written consent, offer, accept or agree, or commit to agree, to, any Divestiture Condition.  Nothing in this Section 6.5 will limit any applicable rights a Party may have to terminate this Agreement pursuant to Section 8.1 in a case where Section 8.1 permits such termination.  In exercising the foregoing rights, each of the Parties will act reasonably and as promptly as practicable.  Notwithstanding anything in this Agreement to the contrary, Parent and Merger Sub will have the absolute right (but not the obligation) to contest, at their cost and expense, any challenge to this Agreement by any Governmental Authority, including contesting through a Proceeding initiated by the U.S. Department of Justice or the Federal Trade Commission to enjoin any of the Transactions, provided that (i) such actions do not prevent the Closing from occurring on or before the Outside Date and (ii) Parent and Merger Sub afford the MLP Entities, GP Holdings and their respective Representatives an opportunity to participate in all associated Proceedings, provided that Parent and Merger Sub will retain final discretion and authority with respect to such litigation.

(b)                 Information.  Subject to applicable Law, Parent and the MLP Entities and GP Holdings each will, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers, members, managers, general partners and stockholders and such other matters as may be necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Parent, any MLP Entity or GP Holdings to any Governmental Authority or other Person in connection with the Parties’ respective obligations under Section 6.5(a).

(c)                 Fees and Other Costs of Governmental Consents.  Each of Parent and MLP will be responsible for its own fees, costs and expenses, including costs and expenses of any necessary experts or consultants, incurred by Parent or MLP, as applicable, in connection with any review of, inquiry into, investigation of, or challenge to any of the Transactions; provided that Parent will be responsible for paying the filing fee under the HSR Act and any filing fee associated with any other applicable Antitrust Laws.

(d)                 Notification Requirements. Each Party will promptly notify the other Parties of any communication it or any of its Affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement; provided that such notice must be delivered within 24 hours if the communication is a Divestiture Request. The Parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other Party may reasonably request in connection with the foregoing. The Parties will provide each other with copies of all filings and all material correspondence or communications between them or any of their Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the Transactions. The Parties will use reasonable best efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to this section so as to preserve any applicable privilege.

Section 6.6                    Public Announcements.  Parent and MLP will develop (a) the joint press release with respect to the execution of this Agreement, including any statements contained therein regarding the existence and duration of the Unitholder Consent Period and the operation of Section 6.4 and any announcement regarding the Business Day immediately prior to the Closing Date as the record date for the right to receive the Merger Related Distribution, and (b) a subsequent joint press release with respect to the expiration of (i) the Unitholder Consent Period and (ii) MLP’s right to terminate this Agreement pursuant to Section 8.1(d)(ii).  Except for the joint press releases described in the preceding sentence, neither MLP nor Parent will issue or cause the publication of any other press release or other public announcement (except to the extent previously issued or made in accordance with this Agreement) with respect to this Agreement or the Transactions without the prior consent of the other Party (which consent will not be unreasonably withheld or delayed), except as may be required by Law or by any applicable listing Contract with the NYSE or other national securities exchange as determined in the good faith judgment of the Party proposing to make such release (in which case such Party will not issue or cause the publication of such press release or other public announcement without prior consultation with the other Party).

Section 6.7                   Access to Information; Confidentiality.

(a)                 Upon reasonable notice and subject to applicable Laws relating to the exchange of information, each of the MLP Entities and GP Holdings will (i) afford Parent and its Representatives reasonable access (and, with respect to books and records, the right to copy), during normal business hours, to their respective officers, employees, agents, properties, assets, books, offices, facilities, Contracts, Tax Returns, Permits and records and other information reasonably requested by Parent (in each case, whether in physical or electronic form), (ii) furnish promptly during normal business hours such information concerning the business, properties, offices, facilities, Contracts, Tax Returns, Permits, assets and liabilities of the MLP Group Entities as Parent or its Representatives reasonably request, (iii) reasonably cooperate with Parent and its Representatives to organize and facilitate meetings among Parent and its Representatives and the MLP Entities and their respective Representatives to be located at the offices and facilities of the MLP Group Entities at such times as Parent may reasonably request, (iv) use reasonable best efforts to furnish or produce information related to the financial or Tax records of the MLP Group Entities if reasonably requested by Parent (which, for purposes of this Section 6.7, will be deemed to be furnished or produced upon MLP entering into an engagement with its regular external advisors to furnish such information to Parent) and (v) reasonably cooperate with Parent and its Representatives with respect to communications to, and to organize and facilitate meetings with, customers, suppliers and other key business relations of the MLP Group Entities as Parent may reasonably request; provided, however, that such access shall be provided on a basis that minimizes the disruption to the operations of the MLP Entities and in no event, shall include invasive sampling or testing of the Environment; and provided further, that the foregoing will not require the MLP Entities (i) to permit any inspection, or to disclose any information, that in the reasonable judgment of the MLP Entities (after consultation with its outside legal counsel) would (A) result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the MLP Entities have used reasonable best efforts to obtain the Consent of such third party to such inspection or disclosure or (B) result in a violation of any Antitrust Laws or (ii) to disclose any privileged information of the MLP Group Entities to the extent such disclosure would result in the loss of such privilege (in each case, it being agreed that the MLP Entities shall give notice to Parent of the fact that it is withholding such access or information and thereafter the MLP Entities shall use their respective reasonable best efforts to cause such access or information, as applicable, to be provided, or made available, in a manner that would not reasonably be expected to cause such a disclosure, violation or waiver).

(b)                 The MLP Entities and GP Holdings will furnish promptly to the Parent Entities, and the Parent Entities will furnish promptly to the MLP Entities and GP Holdings (i) a copy of each report, schedule and other document filed or submitted by any of them pursuant to the requirements of federal or state securities Laws and a copy of any communication (including “comment letters”) received by any of them from the SEC concerning compliance with securities Laws and (ii) all other information concerning their and their respective Subsidiaries’ business, properties and personnel as the Parent Entities or MLP Entities and GP Holdings, as the case may be, may reasonably request, provided, however, that, notwithstanding anything to the contrary herein and notwithstanding any right to information under Law (to the extent such right under Law can be waived), except as specifically provided in Section 6.18, none of the MLP Group Entities or GP Holdings or any of their respective Affiliates or holders of Equity Interests shall have the right at any time to examine the Tax Returns, Tax work papers, financial statements or books and records of the Parent, Merger Sub or their respective Affiliates for any purpose.

(c)                 Except for disclosures permitted by the terms of the Nondisclosure Agreement, dated April 9, 2014, between Parent and MLP (as it may be amended from time to time, the “Confidentiality Agreement”), Parent and its Representatives will hold information received from the MLP Entities pursuant to this Section 6.7 in confidence in accordance with the terms of the Confidentiality Agreement.

(d)                 No investigation, or information received, pursuant to this Section 6.7 will modify any of the representations and warranties of the Parties.

Section 6.8                    Notification of Certain Matters.  The MLP Entities will give prompt notice to Parent, and Parent will give prompt notice to the MLP Entities, of (a) any notice or other communication received by such Party (or its Subsidiaries, Affiliates or Representatives) from any Governmental Authority in connection with the Transactions or from any Person alleging that the obtaining or making of Consent from or with such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such Party to obtain such Consent is reasonably likely to be material to the MLP Entities or Parent, (b) any Proceedings that relate to the Transactions and are commenced or, to such Party’s Knowledge, threatened against, relate to, involve or otherwise affect such Party or any of its Subsidiaries, (c) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would result in the failure to be satisfied of any of the conditions to the Closing in Article VII and (d) any material failure of such Party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereby which would result in the failure to be satisfied of any of the conditions to the Closing in Article VII; provided, however, that the delivery of any notice pursuant to this Section 6.8 shall not cure any breach of representation, warranty, covenant or agreement contained in this Agreement or otherwise limit or affect the remedies available hereunder to the Party receiving such notice; provided, further, that in the case of clauses (c) and (d), the failure to comply with this Section 6.8 shall not result in the failure to be satisfied of any of the conditions to the Closing in Article VII, or give rise to any right to terminate this Agreement under Article VIII, if the underlying fact, circumstance, event or failure would not in and of itself give rise to such failure or right.

Section 6.9                   Indemnification and Insurance.

(a)                 From and after the Effective Time, solely to the extent that any MLP Group Entity would be obligated to indemnify an Indemnified Person, Parent and the Surviving Entity jointly and severally agree to (i) indemnify and hold harmless against any cost or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages or liabilities and amounts paid in settlement in connection with any Proceeding, and provide advancement of expenses to, all Indemnified Persons to the fullest extent permitted under applicable Law and (ii) honor the provisions regarding indemnification of officers, directors, managers and employees and advancement of expenses contained in the MLP Charter Documents or comparable governing documents of any Subsidiary of MLP in effect immediately prior to the Effective Time, irrespective of any subsequent amendment, modification or revocation thereof.

(b)                 Prior to the Effective Time, the MLP Entities will purchase a “tail policy” with respect to acts or omissions occurring or alleged to have occurred prior to the Effective Time that were committed or alleged to have been committed by Indemnified Persons in their capacity as such and having coverage terms, benefits, levels of coverage (including limits, self-insured retentions and deductibles) and other terms and conditions which are in the aggregate not less advantageous to the Indemnified Persons as those in effect under the director and officer insurance policies of the MLP Group Entities on the date of this Agreement.

(c)                  The rights of any Indemnified Person under this Section 6.9 will be in addition to any other rights such Indemnified Person may have under the MLP Charter Documents or the DRULPA.  The provisions of this Section 6.9 will survive the Closing Date for a period of six years and are expressly intended to benefit each of the Indemnified Persons and their respective heirs, successors, assigns, executors and administrators; provided, however, that in the event that any claim or claims for indemnification set forth in this Section 6.9 are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims will continue until disposition of all such claims.  If Parent, the Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges into any other Person or (ii) transfers or conveys all or substantially all of their businesses or assets to any other Person, then, in each such case, to the extent necessary, a proper provision shall be made so that the successors and assigns of Parent or the Surviving Entity, as the case may be, shall assume the obligations of Parent and the Surviving Entity set forth in this Section 6.9.

Section 6.10                Transaction Litigation.  The MLP Entities and GP Holdings will give Parent prompt notice of any Proceeding commenced or, to the Knowledge of the MLP Entities, threatened, against any of them or their respective directors, officers, managers, partners or Affiliates relating to this Agreement or the Merger or the GP Equity Transfer (collectively, “Transaction Litigation”).  The MLP Entities and GP Holdings shall consult with Parent regarding the defense or settlement of any Transaction Litigation and shall not compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any Transaction Litigation or consent to the same, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed).  In connection with any Transaction Litigation and the Parties’ performance of their obligations under this Section 6.10, the Parties shall enter into a customary common interest or joint defense agreement or implement such other techniques as reasonably required to preserve any attorney-client privilege or other applicable legal privilege; provided, however, that the MLP Entities shall not be required to provide information if doing so, in the opinion of such MLP Entity’s legal counsel, would cause the loss of any attorney-client privilege or other applicable legal privilege; provided, that, if any information is withheld pursuant to the foregoing proviso, the MLP Entities shall inform Parent as to the general nature of what is being withheld and the Parties shall use reasonable best efforts to enable the MLP Entities to provide such information without causing the loss of any attorney-client or other applicable legal privilege.

Section 6.11                Cooperation Regarding MLP Debt.  If requested by Parent at any time after the date hereof, the MLP Entities shall, and shall cause MLP’s Subsidiaries to, reasonably cooperate with, and use commercially reasonable efforts to assist, Parent and Merger Sub in taking all actions necessary to, (a) effect a discharge, covenant defeasance, redemption, amendment or similar action in connection with any notes or bonds issued pursuant to the Indenture (all to be effective on or after the Closing Date), (b) effect any consent solicitation related to any provisions of the Indenture prior to the Closing (such consent to be effective on or after the Closing Date) and (c) contemporaneously with the Closing and on behalf of MLP and its Subsidiaries, (i) repay or cause to be repaid all Indebtedness, liabilities and other obligations outstanding under MLP’s existing credit facilities or secured by the collateral therefor, (ii) terminate or cause to be terminated all commitments of the lenders to lend under such credit facilities and (iii) terminate or release or cause to be terminated and released any and all guarantees of, and Liens securing, such Indebtedness, liabilities and obligations, in each case, including obtaining customary payoff letters and causing the filing of any UCC-3 termination statements, mortgage releases or similar documents evidencing termination or release of such Liens; provided that, with respect to any cooperation or assistance under this Section 6.11, the MLP Entities and GP Holdings shall not be required to incur any out-of-pocket, third party costs (it being understood that any such costs would be paid or advanced by or on behalf of Parent).  The Parties shall, and the MLP Entities shall cause the other MLP Group Entities to, reasonably cooperate with the other Parties in the preparation, execution, delivery and filing of the necessary and appropriate documentation in connection with any actions reasonably requested by Parent and Merger Sub pursuant to this Section 6.11.

Section 6.12                Fees and Expenses.  Parent or its designee shall pay all charges and expenses of the Paying Agent in connection with the provisions set forth in Article II.  Subject to Section 6.3(d) of the MLP Disclosure Letter, all fees and expenses incurred in connection with the Transactions including all legal, accounting, financial advisory, consulting and all other fees and expenses of third Parties incurred by a Party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the Transactions, will be the obligation of the respective Party incurring such fees and expenses.

Section 6.13                 Employee Benefits.

(a)                 Compensation; Benefit Plans.

(i)                  For a period of 12 months following the Closing Date, Parent shall (or shall cause one of its Affiliates to) (A) provide to each employee of the Surviving Entity, its Subsidiaries and MLP GP (collectively, the “Employees”) a base salary or hourly wage that is no less than the base salary or hourly wage provided to such Employee as of the date hereof and (B) continue in effect the hourly pay practices that are applicable to the Employees as of the Closing Date and are set forth on Section 6.13(a)(i) of the MLP Disclosure Letter.

(ii)                Beginning on the Closing Date and continuing through the last day of the calendar year in which the Closing Date occurs (the “Transition Date”), Parent shall (or shall cause one of its Affiliates to) (A) provide each Employee with employee benefits pursuant to the MLP Benefit Plans (including the MLP Annual Discretionary Bonus Award plan) that are in effect as of the Closing Date, (B) process payroll for the Employees in the same manner as payroll is processed for the Employees as of the Closing Date and (C) continue in effect those policies that are applicable to the Employees as of the Closing Date and are set forth on Section 6.13(a)(ii) of the MLP Disclosure Letter.  Beginning on the day immediately following the Transition Date, Parent shall (or shall cause one of its Affiliates to) provide each Employee with employee benefits that are substantially comparable in the aggregate to the employee benefits provided to other similarly situated employees of Parent.

(b)            Severance Benefits.  Subject to the applicable Employee signing a release in a form and at a time approved by Parent, Parent shall (or shall cause one of its Affiliates to) provide severance benefits in accordance with the terms and conditions of the MLP Change in Control Severance Plan, a copy of which is set forth on Section 6.13(b) of the MLP Disclosure Letter.  Parent shall not (and shall cause its Affiliates not to) amend, modify, suspend or terminate Section 6.13(b) of the MLP Disclosure Letter (including any annexes thereto) at any time before the day following the first anniversary of the Closing Date in any way that would adversely affect the rights of any Qualifying Employee (as such term is defined in Section 6.13(b) of the MLP Disclosure Letter (including any annexes thereto)).

(c)                 Retention Bonus.  On the first payroll date of MLP following the 12 month anniversary of the Closing Date, Parent shall (or shall cause one of its Affiliates to) pay to each Employee who has remained continuously employed by the Surviving Entity, its Subsidiaries or MLP GP from the Closing Date until the date that is 12 months following the Closing Date a retention bonus in an amount equal to eight (8) weeks of such Employee’s then-current base pay.

(d)                 MLP 401(k) Plan.  Without limiting the generality of the foregoing, Parent shall (or shall cause one of its Affiliates to) continue in effect the MLP GP Profit Sharing 401(k) Plan (the “MLP 401(k) Plan”) through the Transition Date and shall make matching contributions and profit sharing contributions determined in the same manner in the ordinary course consistent with past practice.  On the Transition Date, each individual who is an Employee on the Closing Date shall become one hundred percent (100%) vested in any account balance he or she has under the MLP 401(k) Plan on the Transition Date, provided that Parent shall, or shall cause one of its Affiliates to, take any and all actions necessary, including amending the MLP 401(k) Plan, to effectuate the foregoing and to ensure that no amounts will be forfeited on an Employee’s termination of employment following the Closing if such Employee maintains an account balance under the MLP 401(k) Plan on the Transition Date.

(e)                 New Plans.  If, following the Closing Date, Employees become eligible to participate in employee benefit plans, programs and arrangements that are not MLP Benefit Plans (any such new plan, a “New Plan”) or in any MLP Benefit Plan in which such Employee did not participate prior to the Closing Date, Parent shall credit each such Employee for the service that such Employee performed for an MLP Entity or one of its Subsidiaries prior to the Closing Date for benefits eligibility purposes (including vacation and paid time off), severance determination purposes and, except with respect to any equity compensation plan and programs, vesting purposes, but not for benefit accrual purposes, and only to the extent that such service was credited by an MLP Entity or one of its Subsidiaries under the corresponding MLP Benefit Plan as of the Closing Date.  With respect to any New Plan, Parent shall (i) waive all pre-existing conditions, exclusions, actively-at-work requirements, waiting periods and any other eligibility requirements of such New Plan for such Employee and his or her covered dependents to the extent they were inapplicable to, or were satisfied under, the applicable MLP Benefit Plans and (ii) cause any expenses incurred by any Employee of any MLP Entity or its Subsidiaries and his or her covered dependents pursuant to any MLP Benefit Plan during the portion of the plan year of such MLP Benefit Plan ending on the date such Employee’s participation in the corresponding New Plan begins, to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Employee and his or her covered dependents for the applicable plan year under the New Plan as if such amounts had been paid in accordance with the New Plan, to the extent such amounts had been taken into account under the applicable MLP Benefit Plan.

(f)                  No Employee Third Party Beneficiaries.  Without limiting the generality of Section 9.7, the provisions of this Section 6.13 are for the sole benefit of the Parties to this Agreement and nothing herein, expressed or implied, is intended or will be construed to confer upon or give to any Person (including any current or former employee of any MLP Entity or any of their respective Affiliates) other than the Parties and their respective permitted successors and assigns, any legal or equitable or other rights or remedies (including with respect to the matters provided for in this Section 6.13) under or by reason of any provision of this Agreement.  Nothing in this Section 6.13 amends, or will be deemed to amend (or prevent the amendment or termination of) any MLP Benefit Plan or any employee benefit plans sponsored, maintained or contributed to by Parent.  Parent has no obligation to continue to employ or retain the services of any Employee for any period of time following the Effective Time and, except as specifically provided in this Section 6.13, Parent will be entitled to modify any compensation or benefits provided to, and any other terms or conditions of employment of, any such Employees in its absolute discretion.

Section 6.14                 Termination of Trading and Deregistration.  The MLP Entities will cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions and all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE to enable (a) the delisting of the Common Units from the NYSE and the termination of trading of the Common Units on the Closing Date and prior to the Effective Time and (b) the deregistration of the Common Units under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than 10 days after the Closing Date.

Section 6.15                 Takeover Laws.  If any Takeover Law is or may become applicable to the Transactions, the MLP Entities and their respective boards of directors or managers and/or the Parent Entities and their respective boards of directors or managers, as applicable, will grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Parties will otherwise act to eliminate or minimize the effects of such Takeover Law on the Merger.

Section 6.16                Section 16 Matters.  Prior to the Effective Time, to the extent reasonably necessary, the MLP Entities will take all such steps as may be necessary or appropriate to cause the Merger, including any dispositions of Common Units and Phantom Units resulting from the Merger by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the MLP Entities to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.17                FIRPTA Certificates.  Each Party will, and will cause its Affiliates (and their respective officers and directors) to, cooperate with each other Party to obtain, at the Closing, from each of the Persons listed on Section 6.17 of the MLP Disclosure Letter a certificate, dated as of the Closing Date and substantially in the form and to the effect of Exhibit C, which satisfies the requirements set forth in Treasury Regulation Section 1.1445-2(b)(2), attesting that such Person is not a “foreign person” for U.S. federal income Tax purposes; provided that if any Person listed on Section 6.17 of the MLP Disclosure Letter does not deliver such certificate, Parent and Merger Sub’s sole remedy shall be to withhold, or cause to be withheld, from the consideration payable to such Person pursuant to this Agreement any amounts required to be withheld pursuant to Section 1445 of the Code.  At the Closing, MLP shall deliver to Parent a certificate, dated as of the Closing date and substantially in the form and to the effect of Exhibit D, which satisfies the requirements set forth in Treasury Regulation Section 1.1445-11T(d)(2)(i).

Section 6.18                 Pre-Closing Tax Matters.

(a)                 Unitholders will be allocated all items of income, gain, loss, deduction and credit of MLP for income Tax purposes through and including the Closing Date.

(b)                 MLP will be responsible for (i) the preparation, filing and delivery of all MLP Income Tax Returns required to be filed or delivered prior to the Closing Date and (ii) the filing of all MLP Income Tax Returns of the MLP Group Entities required to be filed on or after the Closing Date.

(c)                 GP Holdings will be responsible for (i) the preparation of all MLP Income Tax Returns with respect to all taxable periods ending on or before the Closing Date that are required to be filed or delivered on or after the Closing Date, which MLP Income Tax Returns shall be prepared in a manner consistent with the past practices of the MLP unless otherwise required by applicable Law, and (ii) the delivery to the Unitholders of all MLP Income Tax Returns of such Unitholders required to be filed on or after to the Closing Date; provided, that any out-of-pocket, third party costs, fees or expenses incurred with respect to the foregoing shall be borne by MLP.  GP Holdings will provide to Parent copies of all such MLP Income Tax Returns at least 30 days prior to the date on which such MLP Income Tax Return is required to be filed or delivered for Parent’s review and comment, and any reasonable comments of Parent shall be considered in good faith for incorporation into such MLP Income Tax Return by GP Holdings prior to filing by MLP or delivery by GP Holdings, as applicable.

(d)                 Following the Closing, the Parties shall, and shall cause their respective Affiliates (and their respective officers, directors, employees or agents) to, cooperate with the other Parties regarding the preparation and filing of all MLP Income Tax Returns, including providing the other Parties with reasonable access, during normal business hours, to their respective offices, employees, outside accountants, books, records and Tax Returns, subject to the proviso in Section 6.7(b).

(e)                 GP Holdings shall cause all MLP Income Tax Returns prepared by it to reflect properly for Tax purposes any transactions undertaken by Parent, Merger Sub or any Unitholder (including the Sponsors), whether at or prior to the Closing.  Following the Closing, Parent shall, and shall cause its Affiliates to, cause MLP to be properly classified as a partnership for U.S. federal income Tax purposes, and not as a disregarded entity or an association taxable as a corporation.

(f)                  Following the Closing, Parent shall not, and shall cause its Affiliates (including MLP) not to, amend, refile or otherwise modify any MLP Income Tax Returns filed prior to the Closing Date, except with the consent of GP Holdings or as required by applicable Law.

Section 6.19                Related Party Transactions.

(a)                 Prior to the Closing, each MLP Entity and GP Holdings will, and will cause the MLP Group Entities to, take such actions as are necessary or required to (i) terminate, effective at or prior to the Closing, (A) each Contract that is listed in Section 6.19 of the MLP Disclosure Letter or (B) at Parent’s request, any Contract that is not disclosed in Section 3.22 of the MLP Disclosure Letter where the failure of such Contract to be so disclosed would cause the representations and warranties contained in Section 3.22 not to be true and correct and (ii) ensure that the MLP Group Entities have no further liabilities or obligations thereunder from and after the Closing.

(b)                 MLP will cause its transfer agent to enter stop transfer orders and make notations on the MLP’s records pursuant to the terms of the Support Agreements.

ARTICLE VII
CONDITIONS PRECEDENT

Section 7.1                    Conditions to Each Party’s Obligation to Effect the Transactions.  The respective obligations of each Party hereto to effect the Transactions will be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)                 MLP Consents.  The MLP Unitholder Consent and, if applicable, any MLP Amendment Consents shall have been obtained in accordance with applicable Law, the certificate of limited partnership of MLP and the MLP Partnership Agreement, and the Information Statement shall have been cleared by the SEC and shall have been sent to the Unitholders (in accordance with Regulation 14C of the Exchange Act) at least 20 calendar days prior to the Closing.

(b)                 Regulatory Approval.  (i) Any waiting period (and any extensions thereof) under the HSR Act applicable to the Transactions shall have expired or been terminated and (ii) the other Antitrust Consents set forth in Section 7.1(b)(ii) of the MLP Disclosure Letter, and any other Consent of any Governmental Authority pertaining to an asset or right, the absence of which or imposition of a limitation upon could reasonably be expected to materially impair the operation of the Facility or the business of the MLP Group Entities as currently conducted or Parent’s control thereof, shall have been obtained and shall be in effect and, if applicable, the waiting period (and any extension thereof) or mandated filings thereunder shall have expired, been terminated or been made, as applicable.

(c)                 No Injunctions or Restraints.  No Law or Order enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (collectively, “Restraints”) shall be in effect enjoining, restraining, preventing or prohibiting consummation of any of the Transactions or making the consummation of any of the Transactions illegal.

Section 7.2                    Conditions to Obligations of Parent and Merger Sub to Effect the Transactions.  The obligations of Parent and Merger Sub to effect the Transactions are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)                 Representations and Warranties.

(i)                   The representations and warranties (A) of the MLP Entities contained in Section 3.1 (Organization), Section 3.2 (Capitalization), Section 3.3 (Authorization) and Section 3.4 (Noncontravention) and (B) of GP Holdings and the MLP Entities contained in Article IV (Representations and Warranties Regarding the GP Equity Transfer) are true and correct as of the date of this Agreement and as of the Closing Date, as if made as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except for any de minimis inaccuracies.

(ii)                 The representations and warranties of the MLP Entities contained in Section 3.17(c) (Indenture), Section 3.25 (Takeover Laws) and Section 3.27 (Brokers) are true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as if made as of such time.

(iii)                 The representations and warranties of the MLP Entities contained in Section 3.9(c) (Criminal Law Violations), Section 3.10 (Prohibited Payments) Section 3.11 (Export Controls) and Section 3.12 (Antitrust Laws) (A) are true and correct, to the Knowledge of the MLP Entities, in all respects as of the date of this Agreement and (B) are true and correct in all respects as of the Closing Date, as if made as of such time, except, in the case of this clause (B), as has not resulted in, and would not reasonably be expected to result in, (x) a Criminal Penalty or (y) an MLP Material Adverse Effect (without giving effect to any limitation as to “materiality” or “MLP Material Adverse Effect” set forth in any individual such representation or warranty).

(iv)                The other representations and warranties of the MLP Entities and GP Holdings contained in this Agreement are true and correct as of the date of this Agreement and as of the Closing Date, as if made as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “MLP Material Adverse Effect” set forth in any individual such representation or warranty) would not reasonably be expected to have, individually or in the aggregate, an MLP Material Adverse Effect.

(b)                Performance of Obligations of the MLP Entities and GP Holdings.  The MLP Entities and GP Holdings shall have performed all obligations that are required to be performed by them under this Agreement at or prior to the Closing Date (i) in all respects for obligations with respect to which performance of them is qualified by “materiality” and (ii) in all material respects for all other obligations.

(c)                 Production Capacity.  The Facility shall be operating in the ordinary course of business consistent with past practice, with continuous production of on-specification propylene at a rate of at least 115,000 pounds per hour for each of the four days immediately preceding the Closing Date and on the Closing Date.

(d)                 No MLP Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred, arisen, come into existence or become known any event, change, effect, occurrence or state of facts that, individually or in the aggregate with all other events, changes, effects, occurrences or states of facts, has had or would reasonably be expected to have an MLP Material Adverse Effect.

(e)                 Certificates.  Parent shall have received at the Closing (i) a certificate signed on behalf of the MLP Entities by a senior executive officer of each MLP Entity to the effect that the conditions set forth in Sections 7.2(a) through Section 7.2(d) (inclusive) have been satisfied and (ii) a certificate signed on behalf of GP Holdings by an authorized representative of GP Holdings to the effect that the conditions set forth in Sections 7.2(a) and Section 7.2(b) (inclusive), to the extent applicable to GP Holdings, have been satisfied.

(f)                  Certain Orders.  There shall not be any Order that would reasonably be expected, individually or in the aggregate, to result, directly or indirectly, in (i) the consummation of any of the Transactions being made illegal, restrained, prohibited or materially limited, (ii) as a result of or in connection with any of the Transactions, the ownership or operation by (A) Parent, MLP or any of their respective Subsidiaries of all or any material portion of the business or assets of Parent, MLP or any of their respective Subsidiaries or (B) Parent or MLP GP of all or any material portion of the business or assets of MLP GP, in each case, being made illegal, restrained, prohibited or materially limited, (iii) the ability of Parent or Merger Sub effectively to acquire, hold or exercise full rights of ownership of the Common Units or the GP Equity Interest being made illegal, restrained, prohibited or having material limitations placed on any such ability or (iv) an MLP Material Adverse Effect.

(g)                 Tax Opinion.  MLP shall have received (with a copy to Parent) an opinion of Vinson & Elkins L.L.P. dated as of the Closing Date to the effect that for U.S. federal income Tax purposes at least 90% of the gross income of MLP for the most recent four complete calendar quarters ending before the Closing Date for which the necessary financial information is available is from sources treated as “qualifying income” within the meaning of Section 7704(d) of the Code.  In rendering such opinion, such counsel shall be entitled to receive and rely upon representations of officers of MLP and any of their respective Affiliates as to such matters as such counsel may reasonably request.

Section 7.3                   Conditions to Obligations of the MLP Entities and GP Holdings to Effect the Transactions.  The obligation of each of the MLP Entities and GP Holdings to effect the Transactions is further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)                  Representations and Warranties.  The representations and warranties of Parent and Merger Sub contained in Sections 5.1 and 5.2 are true and correct, except for any de minimis inaccuracies and (ii) the other representations and warranties of Parent and Merger Sub contained in this Agreement are true and correct, in each of clauses (i) and (ii), as of the date of this Agreement and as of the Closing Date, as if made as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of clause (ii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth in any individual such representation or warranty) would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)                 Performance of Obligations of the Parent Entities.  The Parent Entities shall have performed all obligations that are required to be performed by them under this Agreement at or prior to the Closing Date (i) in all respects for obligations with respect to which performance of them is qualified by “materiality” and (ii) in all material respects for all other obligations.

(c)                 Certificate.  MLP shall have received at the Closing a certificate signed on behalf of Parent by a senior executive officer of Parent to the effect that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied.

Section 7.4                   Frustration of Closing Conditions.  No Party may rely on the failure of any condition set forth in Sections 7.1, 7.2 or 7.3, as the case may be, to be satisfied, if such Party’s failure to perform any material obligation required to be performed by it has been the primary cause of, or primarily results in, such failure.
ARTICLE VIII
TERMINATION

Section 8.1                   Termination.  This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time:

(a)                  by the mutual written consent of MLP and Parent duly authorized by each of the MLP GP Board and the board of managers of Parent, respectively.

(b)                 by either of MLP or Parent:

(i)                   by written notice to the other Party at any time after the Outside Date, if the Closing has not been consummated on or before the Outside Date; provided that, if on the Outside Date the conditions to Closing set forth in Sections 7.1(b) (Regulatory Approval) or 7.1(c) (No Injunctions or Restraints) (but for purposes of Section 7.1(c), only if such Restraint is attributable to Antitrust Laws) have not been satisfied, but all other conditions to Closing in Article VII have been satisfied or are capable of being satisfied, then the Outside Date may be extended on one or more occasions to a date not later than May 27, 2015 at the option of MLP or Parent by providing written notice to the other Parties at or before 11:59 p.m. Houston, Texas time on the Outside Date; and provided, further, that the right to terminate this Agreement under this Section 8.1(b)(i) will not be available (x) to a Party if the inability to satisfy such conditions was due to the failure of such Party to perform any of its obligations under this Agreement or (y) to a Party if the other Party has filed (and is then pursuing) an action seeking specific performance as permitted by Section 9.9; or

(ii)                  if any Restraint having the effect set forth in Section 7.1(c) is in effect and has become final and nonappealable.

(c)                 by Parent:

(i)                    if either MLP Entity or GP Holdings has breached any of its obligations under Section 6.4 (No Solicitation or Withdrawal of Recommendation), excluding any such breaches that are de minimis in nature and do not adversely affect the Parent Entities or the Transactions;

(ii)                  if either MLP Entity or GP Holdings has breached any of its respective representations or warranties set forth in this Agreement (or if any such representations or warranties fail to be true) or either MLP Entity or GP Holdings has failed to perform any of its respective covenants or agreements set forth in this Agreement, which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 7.2(a) or 7.2(b) and (B) is incapable of being cured, or is not cured by the applicable MLP Entity or GP Holdings by the earlier of (x) the Outside Date and (y) 30 days following receipt of written notice from Parent of such breach or failure;

(iii)                 (A) if a copy of the duly obtained MLP Unitholder Consent, certified as true and complete by an executive officer of each of the MLP Entities, has not been delivered to Parent within 24 hours following execution of this Agreement or (B) if copies of duly obtained MLP Amendment Consents, certified as true and complete by an executive officer of each of the MLP Entities, have not been delivered to Parent within 72 hours following the later of (1) execution of an amendment of this Agreement and (2) Parent’s request to seek to obtain the MLP Amendment Consents, in the case of each of clauses (1) and (2), as contemplated by Section 6.4(d);

(iv)                if the MLP GP Board has made a Withdrawal of Recommendation (whether or not in compliance with Section 6.4(c) (Certain Permitted Withdrawals of Recommendation)); or

(v)                 if a Divestiture Request has been made; provided that (x) Parent must exercise its right to terminate with respect to a Divestiture Request under this Section 8.1(c)(v) within 10 Business Days of the earlier of (1) its receipt of such Divestiture Request and (2) its receipt of notice of such Divestiture Request from MLP pursuant to Section 6.5(d) and (y) prior to, and as a condition of, any termination of this Agreement by Parent pursuant to this Section 8.1(c)(v), Parent shall have paid the Parent Termination Fee to MLP pursuant to Section 8.2(c)(ii).

(d)                 by MLP:

(i)                   if either Parent or Merger Sub has breached any of its respective representations or warranties set forth in this Agreement (or if any such representations or warranties fail to be true) or either Parent or Merger Sub has failed to perform its respective covenants or agreements set forth in this Agreement, which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 7.3(a) or 7.3(b) and (B) is incapable of being cured, or is not cured, by Parent by the earlier of (1) the Outside Date and (2) 30 days following receipt of written notice from MLP of such breach or failure; provided that MLP will not have the right to terminate this Agreement pursuant to this Section 8.1(d) if MLP is then in breach of Section 6.4 (No Solicitation or Withdrawal of Recommendation), excluding any such breaches that are de minimis in nature and do not adversely affect the Parent Entities or the Transactions; or

(ii)                  if MLP GP Board has made a Withdrawal of Recommendation in compliance with Section 6.4(c) and Section 6.4(d); provided that prior to, and as a condition of, any termination of this Agreement by MLP pursuant to this Section 8.1(d)(ii), MLP shall have paid the MLP Termination Fee to Parent pursuant to Section 8.2(b).

Section 8.2                    Effect of Termination.

(a)                  Generally.  In the event of the termination of this Agreement as provided in Section 8.1, written notice thereof will be given to the other Party or Parties, specifying the provision of this Agreement pursuant to which such termination is made, and this Agreement will become null and void (other than the provisions in Section 6.12 (Fees and Expenses) and this Section 8.2 and in Section 6.7(c) (Confidentiality), and the provisions in Article IX (Miscellaneous), all of which will survive termination of this Agreement).  Upon termination pursuant to this Article VIII, there will be no liability on the part of any Parent Entity, MLP Entity or GP Holdings or their respective directors, managers, officers and Affiliates, provided that, upon the termination of this Agreement and except as provided in Section 8.2(f), nothing will be deemed to (i) release any Party from any liability to any other Party for any breach by such Party of this Agreement prior to such termination or (ii) impair the right of any Party to compel specific performance by any other Party of its obligations under this Agreement.

(b)                 MLP Termination Fee.

(i)                   In the event that this Agreement is terminated by Parent pursuant to Section 8.1(c)(i), Section 8.1(c)(iii)(B) or Section 8.1(c)(iv), then MLP shall pay to Parent a termination fee of $57,000,000 (the “MLP Termination Fee”) promptly (but in no event later than two Business Days) after such termination, by wire transfer of immediately available funds.

(ii)                  In the event that this Agreement is terminated by MLP pursuant to Section 8.1(d)(ii), then MLP shall pay Parent the MLP Termination Fee prior to, and as a condition of, such termination.

(iii)                In the event that this Agreement is terminated (A) (1) by Parent pursuant to Section 8.1(c)(ii), if due to GP Holdings’ or either MLP Entity’s failure to perform any covenant or agreement set forth in this Agreement (but not if due to any breach or failure to be true of any of the representations or warranties of the MLP Entities or GP Holdings set forth in this Agreement or a breach of a covenant or agreement in Section 6.4), or (2) by Parent or MLP pursuant to Section 8.1(b)(i) at a time when this Agreement was terminable by Parent pursuant to Section 8.1(c)(ii), if due to any MLP Entity’s or GP Holdings’ failure to perform any covenant or agreement set forth in this Agreement (but not if due to any breach or failure to be true of any of the representations or warranties of the MLP Entities or GP Holdings set forth in this Agreement), and (B) within 12 months after any such termination (1) any MLP Group Entity or GP Holdings or any of their respective Affiliates shall have entered into an Alternative Acquisition Agreement with respect to, or shall have approved or recommended to MLP’s Limited Partners or otherwise not opposed, any Alternative Proposal or (2) there shall have been consummated an Alternative Proposal, then MLP shall pay the MLP Termination Fee to Parent upon the earlier of (x) the consummation of such Alternative Proposal and (y) entry into such Alternative Acquisition Agreement, by wire transfer of immediately available funds; provided that the MLP Termination Fee payable pursuant to this Section 8.2(b)(iii) shall be reduced by the Expense Reimbursement, if any, actually paid to Parent pursuant to Section 8.2(d) and for purposes of this Section 8.2(b)(iii), the references to “5% or more” in the definition of Alternative Proposal shall be deemed to be references to “more than 20%.”

(c)                  Parent Termination Fee.

(i)                   In the event that this Agreement is terminated by either Parent or MLP pursuant to Section 8.1(b)(i) or Section 8.1(b)(ii), in each case, if the conditions to Closing set forth in Sections 7.1(b) (Regulatory Approval) or 7.1(c) (No Injunctions or Restraints) (but for purposes of Section 7.1(c), only if such Restraint is attributable to Antitrust Laws) have not been satisfied, but all other conditions to Closing in Article VII have been satisfied or are capable of being satisfied (provided that (x) the inability to satisfy such conditions was not due to the failure of the MLP Entities or GP Holdings to perform any of their respective obligations under this Agreement and (y) prior to such termination, a Divestiture Request shall have been made and Parent shall not have complied with such Divestiture Request), then Parent shall pay to MLP a termination fee of $57,000,000 (the “Parent Termination Fee”) promptly (but in no event later than two Business Days) after such termination, by wire transfer of immediately available funds.

(ii)                  In the event that this Agreement is terminated by Parent pursuant to Section 8.1(c)(v), then Parent shall pay MLP the Parent Termination Fee prior to, and as a condition of, such termination.

(d)                 Expense Reimbursement.  In the event that this Agreement is terminated,  (i) by Parent pursuant to Section 8.1(c)(ii) due to any MLP Entity’s or GP Holdings’ failure to perform any covenant or agreement set forth in this Agreement (other than a covenant or agreement in Section 6.4), or (ii) by Parent or MLP pursuant to Section 8.1(b)(i) at a time when this Agreement was terminable by Parent pursuant to Section 8.1(c)(ii) due to any MLP Entity’s or GP Holdings’ failure to perform any covenant or agreement set forth in this Agreement, then MLP shall pay to Parent its and its Affiliates’ reasonable out-of-pocket costs, fees and expenses incurred in connection with their investigation, consideration, documentation, diligence and negotiation of this Agreement and the Transactions, including all fees and expenses of Parent’s and its Affiliates’ Representatives (the “Expense Reimbursement”), by wire transfer of immediately available funds; provided that the Expense Reimbursement shall not exceed $7,500,000 and MLP shall not be obligated to reimburse Parent for any internal cost allocations or charges among its Affiliates.  For the avoidance of doubt, the Expense Reimbursement shall not be the sole and exclusive remedy of Parent or Merger Sub against the MLP Entities or GP Holdings.

(e)                 Collection Fees and Expenses.  Each Party acknowledges that the agreements contained in this Section 8.2 are an integral part of the Merger and the other Transactions, and that, without these agreements, no Party would enter into this Agreement.  Accordingly, if MLP or Parent, as applicable, fails to promptly pay any amount due under this Section 8.2, and, in order to obtain such payment, the payee Party commences a Proceeding that results in an Order against the payor Party, the payee Party shall pay to the payor Party the costs and expenses (including attorney’s fees and expenses) in connection with such Proceeding and shall pay interest on the amount payable pursuant to such Order, compounded quarterly, at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid (but for such Proceeding) until the date of actual payment.

(f)                   Sole and Exclusive Remedy. Except as provided in Section 8.2(e):

(i)                   In the event that the MLP Termination Fee is paid by MLP to Parent in accordance with this Section 8.2, such payment shall be the sole and exclusive remedy of Parent and Merger Sub against the MLP Entities and GP Holdings for any and all losses, claims, damages, liabilities, costs, fees, expenses (including reasonable attorney’s fees and disbursements), judgments, inquiries and fines suffered as a result of any breach of any representation, warranty, covenant or agreement in this Agreement by the MLP Entities or GP Holdings.

(ii)                  In the event that the Parent Termination Fee is paid by Parent to MLP in accordance with this Section 8.2, such payment shall be the sole and exclusive remedy of the MLP Entities and GP Holdings against Parent and Merger Sub for any and all losses, claims, damages, liabilities, costs, fees, expenses (including reasonable attorney’s fees and disbursements), judgments, inquiries and fines suffered as a result of any breach of any representation, warranty, covenant or agreement in this Agreement by Parent or Merger Sub.

(iii)                In the event that the MLP Termination Fee is paid by MLP to Parent or the Parent Termination Fee is paid by Parent to MLP, in each case, in accordance with this Section 8.2, no Party or any of its Subsidiaries or any of their respective former, current or future Representatives, agents, partners, managers, members, stockholders, assignees or Affiliates shall have any further liability or obligations relating to or arising out of this Agreement; provided, however, that the foregoing shall not impair (x) the rights of any Party to obtain injunctive relief pursuant to Section 9.9 prior to any termination of this Agreement or (y) the rights of Parent or Merger Sub under the Support Agreements.

ARTICLE IX
MISCELLANEOUS

Section 9.1                    No Survival, Etc.  Except as otherwise provided in this Agreement, the representations, warranties and agreements of each Party hereto will remain operative and in full force and effect regardless of any investigation made by or on behalf of any other Party hereto, whether prior to or after the execution of this Agreement.  The representations, warranties and agreements in this Agreement will terminate at the Effective Time or, except as otherwise provided in Section 8.2, upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that (x) the agreements set forth in Articles II and IX and Sections 6.9, 6.12, 6.13, 6.14 and 6.18 and any other agreement in this Agreement that contemplates performance after the Effective Time will survive the Effective Time and (y) those set forth in Sections 6.7(c), 6.12 and 8.2, and this Article IX will survive termination of this Agreement.  The Confidentiality Agreement will (i) survive termination of this Agreement in accordance with its terms and (ii) terminate as of the Effective Time.

Section 9.2                   Amendment or Modification.  At any time prior to the Effective Time, this Agreement may be amended or modified in any and all respects, whether before or after receipt of the MLP Unitholder Consent or an MLP Amendment Consents (if applicable), by written agreement of the Parties, by action taken or authorized by the MLP GP Board and the board of managers of Parent; provided, however, that following approval of the Transactions by the Unitholders, there will be no amendment or change to the provisions of this Agreement which by Law would require further approval by the Unitholders without such approval.

Section 9.3                    Extension of Time, Waiver, Etc.  At any time prior to the Effective Time, any Party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other Party hereto, (b) extend the time for the performance of any of the obligations or acts of any other Party hereto or (c) waive compliance by the other Party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such Party’s conditions.  Notwithstanding the foregoing, no failure or delay by any MLP Entity or any Parent Entity in exercising any right hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.  Any agreement on the part of a Party hereto to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such Party.

Section 9.4                   Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned, in whole or in part, by operation of Law or otherwise, by any of the Parties without the prior written consent of the other Parties, except that Parent and Merger Sub may assign, in their respective sole discretion, any or all of their respective rights, interests and obligations under this Agreement to one or more Affiliates of such Party, but no such assignment will relieve Parent or Merger Sub of any of its obligations hereunder.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.  Any purported assignment not permitted under this Section 9.4 will be null and void.

Section 9.5                   Counterparts.  This Agreement may be executed in counterparts (each of which will be deemed to be an original but all of which taken together will constitute one and the same agreement) and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

Section 9.6                    Entire Agreement.  This Agreement, the MLP Disclosure Letter and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior Contracts, both written and oral, among the Parties with respect to the subject matter of this Agreement and thereof.  In the event of a conflict between the terms of this Agreement and the Confidentiality Agreement, the terms of this Agreement will control.

Section 9.7                    No Third-Party Beneficiaries.  Except for (a) Section 6.9 and Section 9.13, which will inure to the benefit of the Persons benefiting therefrom, who are expressly intended to be third party beneficiaries thereof, (b) if the Closing occurs, the right of Unitholders to receive the Merger Related Consideration and (c) if the Closing occurs, the right of holders of Phantom Units to receive the Phantom Unit Consideration, this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the Knowledge of any of the Parties, and consequently, may not accurately characterize actual facts or circumstances.

Section 9.8                   Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)                 This Agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) will be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to Contracts executed in and to be performed entirely within that State.

(b)                By execution and delivery of this Agreement, each Party irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).  Each of the Parties hereby irrevocably submits with regard to any such Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than the aforesaid courts.  Each of the Parties hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any Proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 9.8, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the Proceeding in such court is brought in an inconvenient forum, (y) the venue of such Proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c)                 EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.8(c).

Section 9.9                   Specific Enforcement.  The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and it is accordingly agreed that the Parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with this Section 9.9 in the Delaware Court of Chancery or any federal court sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.  Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief as provided herein on the basis that (x) either Party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity.  Each Party further agrees that no Party will be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.9, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.  For the avoidance of doubt, under no circumstances shall Parent and Merger Sub, on the one hand, and the MLP Group Entities and GP Holdings, on the other hand, be permitted or entitled to receive both a grant of specific performance in accordance with this Section 9.9 and the MLP Termination Fee or Parent Termination Fee, as applicable, in respect of the same underlying claim.

Section 9.10                 Notices.  All notices, requests, permissions, waivers and other communications hereunder will be in writing and will be deemed to have been duly given (a) when sent, if sent by facsimile (which is confirmed) or electronic mail (provided that no electronic notice of non-delivery is received by the sender), (b) when delivered, if delivered personally to the intended recipient and (c) one Business Day following sending by overnight delivery via an international courier service and, in each case, addressed to a Party at the following address for such Party:
If to Parent, or Merger Sub, to:

Flint Hills Resources, LLC
4111 East 37th Street North
Wichita, Kansas 67220
Fax No.: (316) 828-8245
Attn:          Alan Hallock

with a copy (which will not constitute notice) to:

Koch Companies Public Sector, LLC
4111 East 37th Street North
Wichita, Kansas 67220
Fax No.: (316) 828-8602
Attn:            Raffaele G. Fazio
and to:

Jones Day
1420 Peachtree Street
Atlanta, Georgia 30309
Fax No.: (404) 581-8330
Attn:           Bryan E. Davis
Troy B. Lewis

If to MLP, MLP GP or GP Holdings

PetroLogistics LP
600 Travis
Suite 3250
Houston, Texas 77002
Fax No.: (713) 255-5991
Attn:           Richard Rice

with a copy (which will not constitute notice) to:

Weil, Gotshal & Manges LLP
200 Crescent Court
Suite 300
Dallas, Texas 75201
Fax No.: (214) 746-7777
Attn:          Glenn D. West

or to such other address as will be furnished in writing by any such Party to the other Party in accordance with the provisions of this Section 9.10.

Section 9.11                Severability.  The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions are fulfilled to the extent possible.

Section 9.12                 Construction.  The descriptive headings herein are inserted for convenience of reference only and are not intended to be a substantive part of or to affect the meaning or interpretation of this Agreement.  Whenever required by the context, any pronoun used in this Agreement or the MLP Disclosure Letter will include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs will include the plural and vice versa.  Reference to any Contract, document, or instrument means such Contract, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof.  The use of the words “include” or “including” in this Agreement or the MLP Disclosure Letter or will be deemed to be followed by the words “without limitation”.  The use of the word “covenant” will mean “covenant and agreement”.  The use of the words “or,” “either” or “any” will not be exclusive.  Days means calendar days unless specific as Business Days.  References in this Agreement to specific Laws or to specific provisions of Laws will include all rules and regulations promulgated thereunder, and any statute defined or referred to herein will mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes.  All terms defined in this Agreement will have the defined meanings set forth herein when used in any certificate or other document made or delivered by a Party pursuant hereto unless otherwise defined therein.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  Except as otherwise expressly provided elsewhere in this Agreement or any Ancillary Agreement, any provision herein which contemplates the agreement, approval or consent of, or exercise of any right of, a Party, such Party may give or withhold such agreement, approval or consent, or exercise such right, in its sole and absolute discretion, the Parties hereby expressly disclaiming any implied duty of good faith and fair dealing or similar concept.  The phrase “made available” shall mean that the documents or information referred to have been posted prior to the date of this Agreement to the electronic data site hosted by Merrill Corporation and established by MLP for the purpose of providing due diligence materials and information to Parent and its Representatives.

Section 9.13                Non-Recourse.  Except for any claim or cause of action arising under or related to any Support Agreement, Letter of Transmittal, Phantom Unitholder Acknowledgement or documentation delivered in connection with payment of Merger Related Consideration through DTC, any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against Persons that are expressly named as Parties, and then only with respect to the specific obligations set forth herein. Except for any liability or obligation arising under or related to any Support Agreement, Letter of Transmittal, Phantom Unitholder Acknowledgement or documentation delivered in connection with payment of Merger Related Consideration through DTC, no former, current or future direct or indirect equityholders, controlling Persons, stockholders, directors, officers, employees, members, managers, agents, trustees, Affiliates, general or limited partners or assignees of the Parties (except permitted assignees under Section 9.4) or of any former, current or future direct or indirect equityholder, controlling Person, stockholder, director, officer, employee, member, manager, agent, trustee, Affiliate, general or limited partner or assignee of any of the foregoing (collectively, but for the avoidance of doubt excluding the Parties) will have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of any Party under this Agreement or for any Proceeding based on, in respect of, or by reason of, the Transactions (including the breach, termination or failure to consummate any of the Transactions), in each case whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable Proceeding, by virtue of any statute, regulation or applicable Law or otherwise and whether by or through attempted piercing of the corporate or partnership veil, by or through a claim by or on behalf of a Party hereto or another Person or otherwise.

Section 9.14                 Obligations of Parent and of MLP.  Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement will be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of MLP to take any action, such requirement will be deemed to include an undertaking on the part of MLP to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Entity to cause such Subsidiary to take such action.  Whenever this Agreement requires MLP to take any action, such requirement will be deemed to include an undertaking on the part of GP Holdings and MLP GP to cause MLP to take such action.  All restrictions imposed by this Agreement on MLP or its actions will be deemed to include any actions that may be taken directly by MLP or otherwise effected directly or indirectly by GP Holdings or MLP GP.

Section 9.15                Tax Treatment.  The Parties agree that (a) to the extent that the proceeds of any debt attributable to MLP for Tax purposes as part of the Transactions are used to fund the Merger Related Consideration, such proceeds shall be first paid pro rata to the Unitholders and treated as a distribution to such Unitholders under Section 731 of the Code, (b) all other payments made to the Unitholders pursuant to this Agreement in respect of their Common Units shall be (i) made after the payments described in clause (a) and (ii) treated for Tax purposes as consideration in the sale of such Unitholders’ Common Units with tax consequences thereof determined pursuant to Sections 741 and 751(a) of the Code and (c) the Transactions will cause a “termination” of MLP pursuant to Section 708(b)(1)(B) (but not Section 708(b)(1)(A)) of the Code as of Closing.

Section 9.16                Definitions.  As used in this Agreement, the following terms have the meanings ascribed thereto below:

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person.  For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Agreed Merger Consideration Differential” means the value differential by which the Public Merger Consideration to be paid to the Public Unitholders exceeds the Sponsor Merger Consideration to be paid to the Sponsors and Founding Unitholders on the terms and subject to the conditions of this Agreement (i.e., the $2.00 per Common Unit spread between the Public Merger Consideration and the Sponsor Merger Consideration).

“Alternative Proposal” means any proposal or offer made by a Person (other than Parent or Merger Sub) relating to (a) any direct or indirect acquisition or purchase, in a single transaction or a series of related transactions, of (i) 5% or more of the consolidated total assets of the MLP Group Entities, taken as a whole, or (ii) 5% or more of any class of outstanding Equity Interests of any MLP Group Entity, (b) any tender offer or exchange offer that if consummated would result in any Person beneficially owning, directly or indirectly, 5% or more of any class of outstanding Equity Interests of any MLP Group Entity, (c) any merger, consolidation, exclusive license, business combination, joint venture, partnership, share exchange or other transaction involving any MLP Group Entity pursuant to which any Person or its holders of Equity Interests would beneficially own, directly or indirectly, 5% or more of any class of outstanding Equity Interests of any MLP Group Entity or the direct or indirect parent of any MLP Group Entity or the surviving entity resulting, directly or indirectly, from any such transaction or (d) concerning any recapitalization, liquidation, dissolution or any other similar transaction involving any MLP Group Entity, in each case, other than the Transactions.  The Parties acknowledge that sales by the Founding Unitholders or the Sponsors of Common Units that occur within 12 months after termination of this Agreement by Parent under Section 8.1(c)(ii) by means of a secondary offering to the public of Common Units that has been registered under the Securities Act will not be deemed to involve an Alternative Proposal for the purposes of this definition.

“Anti-corruption Laws” means Laws relating to anti-bribery or anti-corruption (governmental or commercial) which apply to the MLP Group Entities, including the FCPA and all other Laws that prohibit the corrupt payment, offer, promise or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any foreign Government Official, foreign government employee or commercial entity to obtain a business advantage.

“Antitrust Laws” means the Sherman Antitrust Act, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act of 1914, Council Regulation (EC) No. 139/2004 of 20th January 2004 on the control of concentrations between undertakings, and all other supranational, national, federal, state, county, provincial, municipal, local, foreign statutes and other statutes, rules, regulations, Orders, decrees, administrative and judicial doctrines and all other Laws designed or intended to require advance notification or approval of, or otherwise prohibit, restrict or regulate, a merger or other transaction that may be deemed to have the purpose or effect of monopolizing or restraining trade or lessening competition through merger or acquisition.

“Bona Fide Alternative Proposal” means an unsolicited written bona fide Alternative Proposal that was not received or obtained in violation of Section 6.4.

“Business Day” means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

“Common Unit” means an equity interest in MLP representing a fractional part of the Partnership Interests of all Limited Partners and having the rights and obligations specified with respect to Common Units in the MLP Partnership Agreement.

“Consents” means notices, reports, declarations, submissions or other filings that are required to be made with, or any waivers or Permits required to be obtained from any Governmental Authority or third party.

“Contract” means any agreement, commitment, understanding, contract, lease (whether for real or personal property), power of attorney, note, bond, mortgage, indenture, deed of trust, loan, evidence of indebtedness, settlement agreement, franchise agreement, undertaking, covenant not to compete, license, instrument or other legally binding arrangement, whether oral or written.

“Criminal Law” means any Law applicable to any MLP Group Entity or by which any property or asset of the MLP Group Entities is bound or affected the violation of which would result, or would reasonably be expected to result, in the imposition of a criminal sentence, criminal penalty or criminal fine or other criminal liability with respect to any MLP Group Entity or any of their respective Representatives (in their capacities as such).

“Criminal Penalty” means any criminal penalty, criminal fine or other criminal liability, in each case, imposed upon, or that would reasonably be expected to be imposed upon, any MLP Group Entity or any of their respective directors, managers, officers or employees (in his or her capacity as such) involving (a) a criminal offense where the maximum statutory fine is $10,000,000 or more per occurrence or series of related occurrences, (b) a felony criminal jail sentence, where the statutory maximum sentence of imprisonment is five years or more per occurrence or series of related occurrences as to matters over which the United States has jurisdiction or (c) a criminal jail sentence where the statutory maximum sentence of imprisonment is five years or more per occurrence, or series of related occurrences, as to matters over which jurisdiction is wholly outside of the United States.

“Derivative Transaction” means any forward, future, hedge, swap, collar, put, call, floor, cap, option or other Contract that is intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in interest rates, basis risk or the price of commodities, including hydrocarbons and produced hydrocarbons, that binds any MLP Group Entity or any of their respective assets.

“Divestiture Condition” means (a) any restriction, prohibition or limitation of ownership or operation by Parent or Merger Sub or their respective Affiliates of all or any portion of the businesses or assets of the MLP Group Entities in any manner in any part of the world, (b) any requirement that Parent or Merger Sub or any of their respective Affiliates or any MLP Group Entity sell, divest, hold separate or otherwise dispose of, or enter into a voting trust, proxy or “hold separate” Contract or similar Contract with respect to, all or any portion of their respective businesses or assets or (c) any restriction, prohibition or limitation on the ability of Parent or Merger Sub or any of their respective Affiliates or any MLP Group Entity to conduct their respective businesses, enter into any new line of business or own or operate any of their respective assets, in each case, in any manner in any part of the world.

“Divestiture Request” means any request or requirement, whether or not in writing (including electronic communication), by a representative of the Antitrust Division of the Department of Justice, the Bureau of Competition of the Federal Trade Commission or a representative of any comparative non-U.S. Governmental Authority that Parent, Merger Sub, any MLP Group Entity or GP Holdings (or any of their respective Affiliates) offer, accept or agree, or commit to agree, to a Divestiture Condition with respect to one or more specific assets, Contracts, businesses or lines of business as a condition to the clearance or approval of, or consent or waiver with respect to, the Transactions under Antitrust Laws.

“DLLCA” means the Delaware Limited Liability Company Act.

“DRULPA” means the Delaware Revised Uniform Limited Partnership Act.

“Environment” means soil, water (including navigable waters, oceans, streams, ponds, reservoirs, wetlands, surface waters, ground waters, drinking waters and water vapor), land, stream sediments, surface or subsurface strata, ambient air, indoor air, noise, plant life, animal life and all other environmental media or natural resources, including any physical structure required by Environmental Laws.

“Environmental Laws” means any Laws, Permits, or Orders which regulate, impose liability or responsibility for or otherwise relate to (a) the protection, preservation, clean up or restoration of the Environment, or (b) the registration, generation, labeling, manufacture, handling, use, treatment, placing on the market, storage, transportation, transboundary movement, presence, collection, disposal, Release or threatened Release of any Hazardous Materials.

“Environmental Permits” means any Permits required under any Environmental Law.

“Equity Interest” means any share, capital stock, partnership, limited liability company, membership or similar interest in any Person.

“Equity Security” means any (a) Equity Interest or (b) Right.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any Person, any trade or business, whether or not incorporated, that together with such Person is a single employer for purpose of Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Facility” means the MLP Group Entities’ facility located at 9822 La Porte Freeway, Houston, Texas 77017.

“Founding Unitholders” means David Lumpkins, Nathan Ticatch, DKLF LP, a Texas limited partnership, and U.S. Trust Company of Delaware Trustee of the Ticatch Family 2012 GST Trusts, a trust formed under the Laws of the State of Delaware.

“GAAP” means generally accepted accounting principles in the United States.

“General Partner Interest” means the “General Partner Interest” (as defined in the MLP Partnership Agreement).

“Government Official” means (a) any official, officer, employee or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Authority, (b) any political party or party official or candidate for political office or (c) any Person owned, in whole or in part, or controlled by any Person described in the foregoing clauses (a) or (b) of this definition.

“Governmental Authority” means any government, court, arbitrator, regulatory or administrative agency, commission or authority or other governmental instrumentality, federal, state or local, domestic, foreign or multinational.

“Hazardous Materials” means (a) petroleum, petroleum products and by-products, asbestos and asbestos-containing materials, urea formaldehyde foam insulation, electronic, medical or infectious wastes, polychlorinated biphenyls, radon gas, mold, greenhouse gasses, radioactive substances, chlorofluorocarbons and all other ozone-depleting substances and (b) any other chemical, material, substance or waste that is regulated by Environmental Laws.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” of any Person means:

(a)                 indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities or the sale of property of such Person to another Person subject to a Contract, contingent or otherwise, to repurchase such property);

(b)                 obligations of such Person to pay the deferred purchase or acquisition price for any property of such Person;

(c)                 obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person;

(d)                 obligations of such Person to pay rent or other amounts under a lease of (or other Contract conveying the right to use) any property to such Person to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP; or

(e)                 indebtedness of others as described in clauses (a) through (d) above in any manner guaranteed by such Person or for which it is or may become contingently liable;
but “Indebtedness” does not include (i) accounts payable to trade creditors, or accrued expenses, arising in the ordinary course of business consistent with past practice, in each case, that are not yet due and payable, or are being disputed in good faith, (ii) the endorsement of negotiable instruments for collection in the ordinary course of business or (iii) deferred revenue, unearned revenue, or unearned income, arising in the ordinary course of business consistent with past practice.

“Indemnified Person” means any individual who is now, or has been or becomes at any time prior to the Effective Time, an officer, director or manager of any MLP Group Entity.

“Indenture” means the Indenture, dated March 28, 2013, by and among MLP, Finance Corp., OpCo, as guarantor thereunder, and Wells Fargo Bank, National Association, as trustee, with respect to the 6.25% senior notes due 2020.

“Intellectual Property” means all intellectual property and similar proprietary rights, including (a) trademarks, service marks, trade dress, logos, slogans, trade names and corporate names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of same, (b) intellectual property rights in all inventions (whether or not patentable), patents and patent applications, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions, reexaminations and reissues, (c) intellectual property rights in confidential information, trade secrets and know-how, (d) intellectual property rights in copyrightable works of authorship (including intellectual property rights in databases and other compilations of information), copyrights, industrial designs and other design rights, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof, (e) intellectual property rights in databases and other compilations of information and (f) intellectual property rights in computer software.

“Intervening Event” means any material event, development or change in circumstances that first occurs, arises or becomes known to the MLP Entities or the MLP GP Board after the date of this Agreement, to the extent that such event, development or change in circumstances was not reasonably foreseeable as of or prior to the date of this Agreement; provided, however, that in no event shall the following events, developments or changes in circumstances constitute an Intervening Event:  (a) the receipt, existence or terms of an Alternative Proposal or any matter relating thereto or consequence thereof, (b) any event, development or change (i) generally affecting the United States or global economy or the financial, credit, debt, securities or other capital markets in the United States or any other jurisdiction, including changes in interest rates or currency rates or (ii) in circumstances relating to Parent or Merger Sub or any of their respective Affiliates, (c) any change in Laws, the interpretation thereof or political, legislative or regulatory conditions (i) applicable to any MLP Group Entity or any of their respective properties or assets or (ii) generally affecting the industries in which the MLP Group Entities operate, (d) any development or change generally affecting the industries in which the MLP Group Entities operate, (e) the entry into, or announcement of, this Agreement and the Transactions, (f) acts of war or terrorism (or the escalation of the foregoing) or natural or weather-related disasters or other force majeure events (including hurricanes, floods or earthquakes) and (g) (i) any change in the market price or trading volume of the Common Units or (ii) any MLP Group Entity meeting or exceeding internal or published projections, forecasts or revenue or earnings predictions for any period (provided, however, that the underlying causes of such change or result will not be excluded by this clause (g), except to the extent such underlying causes are otherwise excluded pursuant to any of the foregoing clauses (a) through (f)).

“Knowledge” (a) when used with respect to any MLP Entity or GP Holdings, means the actual knowledge of the individuals listed on Section 9.16(a) of the MLP Disclosure Letter and (b) when used with respect to any Parent Entity, means the actual knowledge of the individuals listed on Section 9.16(b) of the MLP Disclosure Letter.

“Laws” means any supranational, national, federal, state, county, provincial, municipal, local, foreign or common law, statute, treaty, ordinance, judgment, decree, injunction, writ, regulation, arbitration award or finding, ordinance or other requirements promulgated, adopted or entered into by or with, any Governmental Authority (excluding Permits).

“Lien” means any lien, mortgage, pledge, encumbrance, charge, option, right of first refusal, easement, deed of trust, right-of-way, encroachment, or other claim or security interest of any nature, whether voluntarily incurred or arising by operation of Law, including any restriction on the voting of any security and any restriction on the transfer of any security or other asset.

“Limited Partner” has the meaning set forth in the MLP Partnership Agreement.

“Limited Partner Interest” means a “Limited Partnership Interest” as defined in the MLP Partnership Agreement.

“Material Leased Real Property” means any real property with respect to which an MLP Group Entity is a party to a Contract for the lease or sub-lease of such real property involving annual payments of more than $100,000.

“Merger Related Consideration” means the Public Merger Related Consideration and/or the Sponsor Merger Related Consideration, as applicable.

“Merger Related Distribution” means the amount of any distribution declared in respect of each Common Unit and each Phantom Unit as contemplated by Section 6.3(d)(ii).

“MLP Benefit Plans” means (a) all “employee benefit plans” (within the meaning of Section 3(3) of ERISA) and (b) all other compensation or employee benefit plans, programs and other agreements, whether or not subject to ERISA, including cash or equity or equity-based, employment, retention, change of control, health, medical, dental, disability, accident, life insurance, vacation, severance, retirement, pension, savings, termination and other employee benefit plans, programs or other agreements, including the MLP Equity Plans, in each case of clauses (a) and (b) that are sponsored, maintained, contributed to or required to be contributed to by any MLP Group Entity for the benefit of current or former employees, individual managers, directors, individual independent contractors or individual consultants of an MLP Group Entity, or with respect to which an MLP Group Entity has any current or contingent liability.

“MLP Equity Plans” means any plans of MLP or MLP GP providing for the compensatory grant of awards of Common Units or awards denominated, in whole or in part, in Common Units, including the MLP LTIP, in each case as in effect on the date hereof.

“MLP Group Entities” means the MLP Entities and the Subsidiaries of MLP.

“MLP Income Tax Returns” means any Tax Returns of MLP or the Limited Partners (including Schedule K-1s) with respect to any period ending on or prior to the Closing Date for Taxes that are measured by net income or total gross receipts.

“MLP LTIP” means the PetroLogistics Long-Term Incentive Plan adopted on May 4, 2012.

“MLP Material Adverse Effect” means any change, event, effect, occurrence, state of facts or development that, individually or in the aggregate, (a) has had or would reasonably be expected to have a material adverse effect on the business, results of operations, assets, liabilities or condition (financial or otherwise) of the MLP Group Entities, taken as a whole, or (b) has a material adverse effect on the ability of either MLP Entity or GP Holdings to consummate the Transactions or perform its obligations under this Agreement, except, in the case of subsection (a), to the extent an Excluded Matter.  “Excluded Matter” means any: (i) changes, events, effects, occurrences, states of facts or developments generally affecting the United States or global economy or the financial, credit, debt, securities or other capital markets in the United States or any other jurisdiction, including changes in interest rates, (ii) changes in GAAP or the interpretation thereof or changes in Laws, the interpretation thereof or political, legislative or regulatory conditions (A) applicable to any MLP Group Entity or any of their respective properties or assets or (B) generally affecting the industries in which the MLP Group Entities operate, (iii) changes in currency exchange rates, (iv) acts of war or terrorism (or the escalation of the foregoing) or natural or weather-related disasters or other force majeure events (including hurricanes, floods or earthquakes), (v) changes in the market price or trading volume of the Common Units or any failure to meet internal or published projections, forecasts or revenue or earnings predictions for any period, except that the underlying causes of such change or failure will not be excluded by this clause (v), (vi) the entry into, and announcement of, this Agreement and the Transactions, (vii) any Transaction Litigation, (viii) changes, events, effects, occurrences, states of facts or developments generally affecting the prices of oil, gas, natural gas, natural gas liquids, propane or other commodities or (ix) any acts or omissions of any MLP Group Entity or GP Holdings taken pursuant to the express requirements of this Agreement, at the written request of Parent or with prior written consent of Parent after the date of this Agreement, except, in the case of clauses (ii), (iii) and (iv) to the extent disproportionately affecting any MLP Group Entity or GP Holdings when compared to other Persons operating in the same industries.

“MLP Owned Intellectual Property” means any and all Intellectual Property that is owned by MLP or any of its Subsidiaries.

“MLP Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of MLP, dated as of May 3, 2012, as in effect on the date hereof.

“MLP Registered Intellectual Property” means any and all MLP Owned Intellectual Property that is the subject of an application, certificate, filing or registration issued, filed with, or recorded by any Governmental Authority, domain name registrar or other officially recognized registrar for Intellectual Property.

“MLP SEC Documents” means the Annual Reports on Form 10-K, the Quarterly Reports on Form 10-Q and the Current Reports on Form 8-K, forms schedules, certifications, prospectuses, registration statements and other documents required to be filed or furnished by MLP with or to the SEC, as applicable, pursuant to the Exchange Act or the Securities Act.

“NYSE” means the New York Stock Exchange.

“Orders” means any judgment, order, decision, writ, injunction, decree, stipulation, award, ruling, or other finding or agency requirement of a Governmental Authority, or arbitration award.

“Outside Date” means November 27, 2014, or, if extended to a later date pursuant to and in accordance with Section 8.1(b)(i), any such later date.

“Parent Financial Advisor” means Goldman, Sachs & Co.

“Parent Material Adverse Effect” means any change, event, development, condition, occurrence or effect that has a material adverse effect on the ability of either Parent or Merger Sub to consummate the Transactions or perform their respective obligations under this Agreement.

“Partnership Interest” means an interest in MLP, which will include the General Partner Interest and Limited Partner Interests.

“Permits” means all franchises, authorizations, licenses, registrations, clearances, permits, variances, exceptions, exemptions, consents, certificates and approvals of any Governmental Authority.

“Permitted Liens” means (a) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate Proceedings and for which adequate reserves have been established in accordance with GAAP in MLP’s financial statements included in the MLP SEC Documents, (b) Liens in favor of carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar liens or encumbrances arising by operation of Law in the ordinary course of business, (c) Liens in respect of any liabilities and obligations reflected in the financial statements of MLP and its Subsidiaries included in or incorporated by reference into the MLP SEC Documents, (d) Liens under MLP’s existing credit facility, (e) any easements, rights-of-way, restrictions, restrictive covenants, rights, leases and other encumbrances on title to any real or personal property asset of any MLP Group Entity, (f) statutory Liens for obligations that are highway, zoning, and building laws, ordinances and regulations on any asset of any MLP Group Entity and (g) any other Liens with respect to any asset of the MLP Group Entities, which, in the case of clauses (e), (f) and (g) would not, on any such asset, materially interfere with the current occupancy or use of such asset by the MLP Group Entities or the conduct of the MLP Group Entities’ respective businesses thereon, (h) Liens imposed or promulgated by applicable Law or any Governmental Authority with respect to the real property, including zoning, building or similar restrictions, (i) all Liens of whatsoever nature affecting the title of the lessor under any lease of real property and/or affecting the title of the grantor of any easement, (j) the Liens or exceptions referred to in the Title Policies and (k) the Liens or exceptions set forth on Section 9.16(c) of the MLP Disclosure Letter.

“Person” means an individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity or group (as such term is used in Section 13 of the Exchange Act) of any kind or nature.

“Phantom Unit” has the meaning set forth in the MLP LTIP as in effect on the date hereof.

“Phantom Unit Consideration” means an amount in cash equal to $14.00 plus the Merger Related Distribution, for each Phantom Unit that is issued and outstanding as of immediately prior to the Effective Time.

“Proceeding” means any (a) action, claim, suit, investigation, charge, complaint, review, litigation, audit, inquiry or other hearing or proceeding by or before any Governmental Authority, whether civil, criminal, administrative, investigative or otherwise and whether or not such proceeding results in a formal civil or criminal litigation or regulatory action, (b) arbitration or (c) mediation.

“Public Merger Consideration” means an amount in cash equal to $14.00, for each Common Unit that is issued and outstanding as of immediately prior to the Effective Time and held by a Public Unitholder.

“Public Merger Related Consideration” means an amount in cash equal to the Public Merger Consideration plus the Merger Related Distribution, for each Common Unit that is issued and outstanding as of immediately prior to the Effective Time and held by a Public Unitholder.

“Public Unitholders” means all Unitholders other than the Sponsors and the Founding Unitholders.

“Registration Rights Agreement” means the Registration Rights Agreement, dated May 9, 2012, by and between MLP and David Lumpkins, Nathan Ticatch, LG Propylene LLC and YSOF Propylene Investor, LLC.

“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the Environment.

“Representatives” means employees, investment bankers, attorneys, accountants, and other advisors and representatives.

“Rights” means, with respect to any Person, (a) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities or Contracts of any character obligating such Person (or the general partner of such Person) to issue, transfer or sell any Equity Interest of such Person or any of its Subsidiaries or any securities convertible into or exchangeable for such Equity Interests or (b) contractual obligations of such Person (or the general partner of such Person) to repurchase, redeem or otherwise acquire any Equity Interests in such Person or any of its Subsidiaries or any such securities or Contracts listed in clause (a) of this definition.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Sponsor Merger Consideration” means an amount in cash equal to $12.00, for each Common Unit that is issued and outstanding as of immediately prior to the Effective Time and held by a Sponsor or Founding Unitholder.

“Sponsor Merger Related Consideration” means an amount in cash equal to the Sponsor Merger Consideration plus the Merger Related Distribution, for each Common Unit that is issued and outstanding as of immediately prior to the Effective Time and held by a Sponsor or Founding Unitholder.

“Sponsors” means (i) YSOF Propylene Investor, LLC, a Delaware limited liability company, and the related entities listed on Section 9.16(d)(i) of the MLP Disclosure Letter and (ii) LG Propylene LLC, a Delaware limited liability company, and the related entities listed on Section 9.16(d)(ii) of the MLP Disclosure Letter.

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the Equity Interests having by their terms ordinary voting power to elect a majority of the board of directors or managers or other individual performing similar functions is directly or indirectly owned or controlled by such Person (either alone or through or together with any other Subsidiary), or that would otherwise be deemed a “subsidiary” under Rule 12b-2 promulgated under the Exchange Act of such Person.

“Superior Proposal” means a Bona Fide Alternative Proposal that the MLP GP Board has determined in good faith, after consultation with its outside financial and legal advisors (taking into account the various legal, financial, regulatory and other aspects of such Bona Fide Alternative Proposal, including the financing terms thereof, the nature of the consideration offered, the provisions permitting the payment of distributions by MLP, the expected timing and risk and likelihood of consummation (including as a consequence of the impacts of any Antitrust Law on such Bona Fide Alternative Proposal)), (a) is reasonably likely to be consummated in accordance with its terms (provided, however, that the fact that any requisite vote or consent of the Unitholders that may be required to effect such Bona Fide Alternative Proposal has not yet been obtained shall not be taken into account in determining whether a proposal is reasonably likely to be consummated) and (b) if consummated, would result in a transaction (i) more favorable to each of the Unitholders from a financial point of view than the Transactions (after taking into account any revisions to the terms of the Transactions proposed by Parent, whether pursuant to Section 6.4(d) or otherwise) and (ii) in which the value differential between the consideration to be received by the Public Unitholders in such Bona Fide Alternative Proposal and the consideration to be received by the Sponsors and Founding Unitholders in such Bona Fide Alternative Proposal equals the Agreed Merger Consideration Differential; provided, however, that for purposes of the definition of “Superior Proposal,” the references to “5% or more” in the definition of Alternative Proposal shall be deemed to be references to “more than 95%.”

“Takeover Laws” means any state takeover Law or other state Law that purports to limit or restrict business combinations or the ability to acquire or vote Common Units or other Partnership Interests, including any “business combination,” “control share acquisition,” “fair price,” “moratorium” or other similar anti-takeover Law.

“Tax” or “Taxes” means any and all federal, state, local or foreign or provincial taxes, charges, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, withholding, property and estimated taxes, customs duties, fees, assessments, escheat or unclaimed property obligations, and charges similar to any of the foregoing, including any and all interest, penalties, fines, additions to tax or additional amounts imposed or required to be collected by any Governmental Authority in connection with respect thereto.

“Tax Return” means any return, report, election or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto).

“Title Policies” means the (a) Owner’s Policy of Title Insurance issued by Fidelity National Title Insurance Company (Policy No. O 1033003964) and (b) Owner’s Policy of Title Insurance issued by Fidelity National Title Insurance Company (Policy No. O 1033004110).

“Transactions” means the Merger, the GP Equity Transfer and the other transactions contemplated by this Agreement.

“Unit Majority” has the meaning set forth in the MLP Partnership Agreement.

“Unitholder” means a holder of the Common Units.

“Unitholder Consent Period” means the period commencing with the execution and delivery of this Agreement and ending at 11:59 p.m. Houston, Texas time on July 6, 2014.

[Signatures on Following Pages.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

PARENT:

Flint Hills Resources, LLC

Name:	Anthony J. Sementelli
Title:	Executive Vice President & Chief Financial Officer

MERGER SUB:

FHR Propylene, LLC

Name:	Anthony J. Sementelli
Title:	Executive Vice President & Chief Financial Officer

[Signatures Continue on Following Page.]

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER AND
MEMBERSHIP INTEREST TRANSFER AGREEMENT]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

MLP:

PetroLogistics LP

By:	PetroLogistics GP LLC,
its general partner

Name:	Nathan Ticatch
Title:	President & Chief Executive Officer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER AND
MEMBERSHIP INTEREST TRANSFER AGREEMENT]

MLP GP:

PetroLogistics GP LLC

Name:	Nathan Ticatch
Title:	President & Chief Executive Officer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER AND
MEMBERSHIP INTEREST TRANSFER AGREEMENT]

GP HOLDINGS

Propylene Holdings LLC

Name:	David Lumpkins
Title:	Chairman

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER AND
MEMBERSHIP INTEREST TRANSFER AGREEMENT]

EXHIBIT A

FORM OF

PETROLOGISTICS LP

WRITTEN CONSENT OF LIMITED PARTNERS
IN LIEU OF MEETING

May 27, 2014

The undersigned (the “Consenting Limited Partners”), each being a Limited Partner of PetroLogistics LP, a Delaware limited partnership (the “Partnership”), and owning the number of Common Units set forth opposite its name on Schedule I hereto, hereby consent in writing, pursuant to Sections 13.11 and 14.3 of the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of May 3, 2012 (the “Partnership Agreement”), to the adoption of the following resolutions by written consent in lieu of a meeting of the Limited Partners of the Partnership (this “Consent”):

WHEREAS, the Partnership has entered into an Agreement and Plan of Merger and Membership Interest Transfer Agreement, dated as of May 27, 2014 (the “Merger Agreement”), by and among the Partnership, PetroLogistics GP LLC, a Delaware limited liability company and the general partner of the Partnership (“MLP GP”), Propylene Holdings LLC, a Delaware limited liability company (“GP Holdings”), Flint Hills Resources, LLC, a Delaware limited liability company (“Parent”), and FHR Propylene, LLC, a Delaware limited liability company (“Merger Sub”), a copy of which has been provided to the Consenting Limited Partners and is attached hereto as Exhibit A (capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement);

WHEREAS, pursuant to the Merger Agreement, (i) Merger Sub will be merged with and into the Partnership, the separate limited liability company existence of Merger Sub will cease, and the Partnership will continue its existence as the surviving entity in the Merger and (ii) GP Holdings will transfer its 100% membership interest in MLP GP to Parent or an Affiliate of Parent, in each case upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, pursuant to the Merger Agreement, at the Effective Time, (i) each Common Unit issued and outstanding as of immediately prior to the Effective Time and held by a Sponsor or Founding Unitholder will be canceled and converted into the right to receive the Sponsor Merger Related Consideration, which will be comprised of $12.00 in cash plus the Merger Related Distribution, (ii) each Common Unit issued and outstanding as of immediately prior to the Effective Time and held by a Public Unitholder will be canceled and converted into the right to receive the Public Merger Related Consideration, which will be comprised of $14.00 in cash plus the Merger Related Distribution and (iii) each Phantom Unit outstanding as of immediately prior to the Effective Time will be canceled and converted into the right to receive the Phantom Unit Consideration, which will be comprised of $14.00 in cash plus the Merger Related Distribution;

WHEREAS, pursuant to Section 14.3 of the Partnership Agreement, the affirmative vote or written consent of Limited Partners holding a majority of the Outstanding (such term used herein with the meaning ascribed to it in the Partnership Agreement) Common Units is required to approve the Merger Agreement;

WHEREAS, as of the date first set forth above, the Consenting Limited Partners together own a majority of the Outstanding Common Units.

NOW, THEREFORE, BE IT RESOLVED, that the Merger Agreement and the Transactions are hereby approved; provided, however, that this Consent shall be of no further force or effect following any valid termination of the Merger Agreement in accordance with its terms; and

FURTHER RESOLVED, that this Consent is coupled with an interest and is irrevocable.

This Consent shall be deposited with the Partnership in care of MLP GP, in its capacity as the general partner of the Partnership, on the date first set forth above, and thereupon filed in the books and records of the Partnership.

[Signatures on Following Pages.]

IN WITNESS WHEREOF, the undersigned have executed this Consent as of the date first set forth above.

LIMITED PARTNERS:

LG PROPYLENE LLC

Name:	Alan E. Goldberg
Title:	Executive Manager

Name:	Robert D. Lindsay
Title:	Executive Manager

[SIGNATURE PAGE TO WRITTEN CONSENT OF LIMITED PARTNERS IN LIEU OF MEETING]

YSOF PROPYLENE INVESTOR, LLC

Name:
Title:

[SIGNATURE PAGE TO WRITTEN CONSENT OF LIMITED PARTNERS IN LIEU OF MEETING]

NATHAN L. TICATCH

[SIGNATURE PAGE TO WRITTEN CONSENT OF LIMITED PARTNERS IN LIEU OF MEETING]

U.S. TRUST COMPANY OF DELAWARE TRUSTEE OF THE TICATCH FAMILY 2012 GST TRUSTS

Name:
Title:

[SIGNATURE PAGE TO WRITTEN CONSENT OF LIMITED PARTNERS IN LIEU OF MEETING]

DAVID LUMPKINS

DKLF, L.P.

Name:	David Lumpkins
Title:	President, DKLF Management, LLC,
General Partner of DKLF, L.P.

[SIGNATURE PAGE TO WRITTEN CONSENT OF LIMITED PARTNERS IN LIEU OF MEETING]

EXHIBIT A

Agreement and Plan of Merger
and Membership Interest Transfer Agreement

See attached.

EXHIBIT B

FORM OF

TRANSFER AGREEMENT

This TRANSFER AGREEMENT, dated as of May 27, 2014 (this “Agreement”), is by and between Propylene Holdings LLC, a Delaware limited liability company (“GP Holdings”), and [Flint Hills Resources, LLC or one or more of its Affiliates], a [Delaware limited liability company] (“Transferee”). GP Holdings and Transferee are sometimes herein referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

A.                  GP Holdings is the sole member of, and owns 100% of the membership interests in, PetroLogistics GP LLC, a Delaware limited liability company (“MLP GP”).

B.                   Pursuant to that certain Agreement and Plan of Merger and Membership Interest Transfer Agreement, dated as of May 27, 2014 (the “Merger Agreement”), by and among PetroLogistics LP, a Delaware limited partnership, MLP GP, GP Holdings, [Transferee / Flint Hills Resources, LLC, a Delaware limited liability company,] and FHR Propylene, LLC, a Delaware limited liability company, GP Holdings has agreed to transfer and deliver to Transferee, and Transferee has agreed to accept the transfer and delivery from GP Holdings of, 100% of the membership interests in MLP GP, including all rights and obligations relating thereto and all economic and capital interest therein (the “GP Equity Interests”).

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and the Merger Agreement, and intending to be legally bound, the Parties agree as follows:

1.                    Defined Terms.  Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement.

2.                   Transfer by GP Holdings.

a.            GP Holdings hereby irrevocably transfers and delivers to Transferee all of GP Holdings’ right, title and interest in and to the GP Equity Interests, free and clear of all Liens, except for any transfer restrictions under any applicable securities Laws.

b.            GP Holdings hereby irrevocably instructs and appoints the secretary of MLP GP its agent and attorney-in-fact (the “Agent”) (or one or more persons substituted and appointed by the Agent to act on its behalf) to (i) transfer all of such GP Equity Interests on the books and records of MLP GP, (ii) register Transferee as the registered owner and (iii) take all other necessary and appropriate action to effect such transfer, delivery and registration.

3.                   Acceptance by Transferee.  Transferee hereby accepts transfer and delivery of the GP Equity Interests.

4.                   Further Assurances.  Each Party agrees that it shall execute and deliver or cause to be executed and delivered from time to time such instruments, documents, agreements, consents and assurances and take such other action as the other Party reasonably may require to more effectively accomplish the purposes of this Agreement.

5.                  Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned, in whole or in part, by operation of Law or otherwise, by either Party without the prior written consent of the other Party, except that Transferee may assign, in its sole discretion, any or all of their respective rights, interests and obligations under this Agreement to one or more Affiliates of Transferee, but no such assignment will relieve Transferee of any of its obligations hereunder.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.  Any purported assignment not permitted under this Section 5 will be null and void.

6.                   Counterparts.  This Agreement may be executed in counterparts (each of which will be deemed to be an original but all of which taken together will constitute one and the same agreement) and will become effective when one or more counterparts have been signed by each of the Parties and delivered to each of the Parties.

7.                   Governing Law.  This Agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement will be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to Contracts executed in and to be performed entirely within that State.

8.                   Amendments.  This Agreement may be amended, modified or supplemented only by written agreement executed by a duly authorized representative of each Party.

9.                   Controlling Provisions.  If there is a conflict between the terms of this Agreement and the Merger Agreement, the terms of the Merger Agreement shall control.

[Signatures on Following Page.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

GP HOLDINGS:

PROPYLENE HOLDINGS LLC

Name:
Title:

TRANSFEREE:

[FLINT HILLS RESOURCES, LLC OR ITS AFFILIATE(S)]

Name:
Title:

[Signature Page to Transfer Agreement]

EXHIBIT C

FORM OF

CERTIFICATION OF NON-FOREIGN STATUS UNDER
TREASURY REGULATIONS SECTION 1.1445-2(b)

Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by [●], a [●] (“Seller”), the undersigned hereby certifies the following on behalf of Seller:

1.	Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.	Seller is not a disregarded entity as defined in Treasury Regulations § 1.1445-2(b)(2)(iii);

3.	Seller’s U.S. employer identification number is [●]; and

4.	Seller’s office address is [●].

Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Seller.

Dated this [●] day of [●], 20[●].

[Seller]

By:
Name:
Title:

FORM OF

SECTION 1445 CERTIFICATION BY INDIVIDUAL TRANSFEROR

Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. To inform the transferee (buyer) that withholding of tax is not required upon my disposition of a U.S. real property interest, I, ____________________________________________ (“Seller”) hereby certify the following:

1.            I am not a nonresident alien for purposes of U.S. income taxation.

2.            My U.S. taxpayer identifying number is ______________________.
                 (Social Security Number)
3.            My home address is: ________________________________________________
___________________________________________________________________.

I understand that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement I have made here could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete.

Dated this [●] day of [●], 20[●].

Signature of Seller

EXHIBIT D

FORM OF

CERTIFICATION UNDER
TREASURY REGULATIONS SECTION 1.1445-11T(d)(2)(i)

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of interests in PetroLogistics LP, a Delaware limited partnership (the “Partnership”), the undersigned hereby certifies the following on behalf of the Partnership:

1.
Either (x) fifty percent (50%) or more of the value of the gross assets of the Partnership does not consist of U.S. real property interests within the meaning of Section 897(c)(1) of the Code and the Treasury Regulations thereunder (“USRPIs”) or (y) ninety percent (90%) or more of the value of the gross assets of the Partnership does not consist of USRPIs plus any cash or cash equivalents;

2.	The Partnership’s U.S. employer identification number is 45-2532754; and

3.	The Partnership’s office address is: 600 Travis Street, Suite 3250, Houston, Texas 77002.

The Partnership understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of the general partner of the Partnership.

Dated this [●] day of [●], 20[●].

PetroLogistics GP LLC

By:
Name:
Title:

EXHIBIT E

LETTER OF TRANSMITTAL
To surrender limited partner interests in
PetroLogistics LP

Our records indicate that you currently hold limited partner common units (“Units”) in PetroLogistics LP (“MLP”) that have been converted into the right to receive $[•] per Unit1 in cash plus the Merger Related Distribution (as defined in the Merger Agreement) (your aggregate consideration, less any required tax withholding, the “Merger Related Consideration”) as a result of the merger (“Merger”) of FHR Propylene, LLC with and into MLP pursuant to the Agreement and Plan of Merger and Membership Interest Transfer Agreement dated as of May 27, 2014 (the “Merger Agreement”). In order to surrender your Units and receive your cash payment in an amount equal to the Merger Related Consideration, you MUST return this Letter of Transmittal (this “Letter”), completed and executed pursuant to the instructions below.

The undersigned represents and warrants that I (we) (a) have complied with all requirements as stated in this Letter, (b) have full power, authority and legal capacity to surrender, without restriction and free and clear of all liens, claims and encumbrances, book-entry positions representing the Units described below in this Letter for exchange pursuant to the Merger in accordance with and subject to the limitations set forth in the Merger Agreement and (c) will, upon request, execute and deliver any additional documents reasonably deemed by American Stock Transfer & Trust Company, LLC (the “Paying Agent”) to be necessary or appropriate to complete the surrender and exchange of my (our) Units.

Mail or deliver this Letter to:

If delivering by mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	If delivering by hand or courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

For assistance call (877) 248-6417 or (718) 921-8317

Name(s), Address and Bank Account Wire Information (if applicable) of Record Holder(s) If there is any error in the name or address shown below, please make the necessary corrections

PLEASE SELECT ONE OF THE FOLLOWING FOR PAYMENT OF YOUR MERGER RELATED CONSIDERATION:	Mailing of Check	Wire Transfer

1 Sponsors and Founding Unitholders to receive $12.00 per Unit and Public Unitholders to receive $14.00 per Unit.

Pursuant to the Merger, the Merger Agreement and this Letter, the undersigned surrenders the following book-entry position representing the number of Units set forth below:

DESCRIPTION OF BOOK-ENTRY UNITS SURRENDERED

TOTAL NUMBER OF UNITS SURRENDERED:

SPECIAL PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS
Complete ONLY if the check is to be issued in, or the wire to be sent to an account in, a name which differs from the name of the record holder with respect to the surrendered book-entry position(s).  Issue or wire to:
Complete ONLY if check is to be mailed to an address other than the address reflected above. See Instruction 4. Mail to:

Name:	Name:
Address:	Address:

Wire:

(Please also complete Substitute Form W-9 on the reverse AND see instructions regarding signature guarantee. See Instructions 3, 4, 6 and 7)

YOU MUST SIGN IN THE BOX BELOW AND PROVIDE YOUR TAX ID NUMBER ON THE BACK OF THIS FORM

SIGNATURE(S) REQUIRED Signature(s) of Record Holder(s) or Agent	SIGNATURE(S) GUARANTEED (IF REQUIRED) See Instruction 3.

Must be signed by the record holder(s) EXACTLY as name(s) appear(s) on book-entry position(s).  If signature is by a trustee, executor, administrator, guardian,  attorney-in-fact, officer or other duly authorized person for a corporation or other entity acting in a fiduciary or representative capacity, please set forth full title.   See Instructions 2, 3 and 7.

Unless the Units are tendered by the record holder(s) of the Unit(s), or for the account of a participant in the Securities Transfer Agent’s Medallion Program (“STAMP”), Stock Exchange Medallion Program (“SEMP”) or New York Stock Exchange Medallion Signature Program (“MSP”) (an “Eligible Institution”), the signature(s) must be guaranteed by an Eligible Institution.  See Instruction 3.

Record Holder	Authorized Signature

Record Holder	Name of Firm

Title, if any	Address of Firm - Please Print

Date: ________________

Phone No.: _____________________

INSTRUCTIONS FOR SURRENDERING BOOK-ENTRY POSITIONS
(Please read carefully the instructions below)

1.  Method of Delivery:  This Letter must be sent or delivered to the Paying Agent.

2.  Payment in the Same Name:  If the check is to be issued or the wire is to be sent to an account in the same name as the surrendered book-entry position(s) is (are) registered, this Letter should be completed and signed exactly as the surrendered book-entry position(s) is (are) registered.  Signature guarantees are not required if the registered owner of the book-entry position(s) hereby signs this Letter and the section entitled “Special Payment Instructions” is not completed or if such book entry position(s) is (are) surrendered for the account of an Eligible Institution. If any of the book-entry-position(s) surrendered hereby is (are) owned by two or more joint owners, all such owners must sign this Letter exactly as the book-entry position(s) is (are) registered.  If any book-entry position(s) is (are) registered in different record holder names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations. If this Letter is executed by trustees, executors, administrators, guardians, attorneys-in-fact, officers or other duly authorized representatives of corporations or other entities, or others acting in a fiduciary capacity who are not identified as such in the registration, this Letter must be accompanied by proper evidence of the signer's authority to act on behalf of the record holder(s).

3.  Payment in Different Name:  If the section entitled “Special Payment Instructions” is completed, then signatures on this Letter must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity that is an Eligible Institution. If (i) the book entry position(s) surrendered hereby is (are) registered in the name of a person other than the signer of this Letter, (ii) payment is to be made to a person other than the signer(s) of this Letter or (iii) payment is to be made to a person other than the registered owner(s) of the surrendered book-entry position(s), then this Letter must be accompanied by a duly executed instrument evidencing the transfer of the surrendered book-entry position(s), signed by the transferor(s) exactly as the name(s) of the registered owner(s) appear(s) with respect to such book-entry position(s), with the signature(s) on such instrument guaranteed by an Eligible Institution.

4.  Special Payment and Delivery Instructions:  Indicate the name in which payment is to be made, and address to which any check is to be sent or account to which any wire transfer is to be sent (as applicable), if different from the name and/or address or account of the record holder with respect to the surrendered book-entry position(s).  If Special Payment Instructions have been completed, a Substitute Form W-9 must also be completed for the person named therein, and that person will be considered the record owner of the surrendered book-entry positions.

5.  Letter of Transmittal Required: You will not receive your check or wire unless and until you deliver this Letter, properly completed and duly executed, to the Paying Agent.

6.  Substitute Form W-9:  Under the federal income tax law, a non-exempt unitholder is required to provide the Paying Agent with such unitholder's correct Taxpayer Identification Number (“TIN”) on the enclosed Substitute Form W-9. If the book-entry positions are in more than one name or are not in the name of the actual owner, consult the enclosed Substitute Form W-9 guidelines for additional guidance on which number to report. Failure to provide the information on the form may subject the surrendering unitholder to 28% backup withholding on the payment of any cash. The surrendering unitholder must check the box in Part 4 if a TIN has not been issued and the unitholder has applied for a number or intends to apply for a number in the near future. If a TIN has been applied for and the Paying Agent is not provided with a TIN before payment is made, the Paying Agent will withhold 28% on all payments to such surrendering unitholders of any cash consideration due for their former Units. Please review the enclosed Guidelines for Certification of TIN on Substitute Form W-9 for additional details on what TIN to give the Paying Agent.

7.  Unit Transfer Taxes:  If payment is to be made to any person other than the record holder, or if surrendered book-entry position(s) is (are) registered in the name of any record holder other than the person(s) signing this Letter, the amount of any transfer taxes (whether imposed on the record holder or such other person) payable as a result of the transfer to such other person will be deducted from the payment for such Units if satisfactory evidence of the payment of such taxes, or exemption therefrom, is not submitted.

 - THIS PAGE INTENTIONALLY LEFT BLANK -

PAYER’S NAME:    American Transfer & Trust Company, LLC

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	______________ Social Security Number OR __________________ Employer Identification Number
	Part 2 — FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING AND/OR FATCA REPORTING (See Pages 2-3 of enclosed Guidelines)	Exempt payee code (if any) __________________ Exemption from FATCA reporting code (if any) __________________
Payer’s Request for Taxpayer Identification Number (TIN) and Certification
Part 3—Certification Under Penalties of Perjury, I certify that:

(1)    The number shown on this form is my current taxpayer identification number (or I am waiting for a number to be issued to me),

(2)    I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding,

(3)   I am a U.S. person (including a U.S. resident alien), and

(4)  The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.
Part 4— Awaiting TIN ☐

Certification instructions — You must cross out item (2) in Part 3 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return.  However, if after being notified by the IRS that you are subject to backup withholding you receive another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

SIGNATURE                                                                                                  DATE  ________________________________________
NAME __________________________________________________________________________________________________________
ADDRESS __________________________________________________________
CITY                                                      STATE                                         ZIP CODE _____________________________________

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU
 CHECK THE BOX IN PART 4 OF SUBSTITUTE FORM W-9

PAYER’S NAME:  American Stock Transfer & Trust Company, LLC
CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify, under penalties of perjury, that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future.  I understand that if I do not provide a taxpayer identification number before payment is made, a portion of such reportable payment will be withheld.

Signature	Date

NOTE:   FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENT MADE TO YOU PURSUANT TO THE MERGER.  PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

IMPORTANT TAX INFORMATION

Under current U.S. federal income tax law, a non-exempt unitholder who tenders Units that are accepted for exchange may be subject to backup withholding.  In order to avoid such backup withholding, the unitholder must provide the Paying Agent with such unitholder’s correct taxpayer identification number and certify that such unitholder is not subject to such backup withholding by completing the Substitute Form W-9 provided herewith.  In general, if a unitholder is an individual, the taxpayer identification number is the Social Security number of such individual.  If the Paying Agent is not provided with the correct taxpayer identification number, the unitholder may be subject to a $50 penalty imposed by the Internal Revenue Service.  For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if the Unit book-entry positions are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

Certain unitholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Paying Agent that a foreign individual qualifies as an exempt recipient, such unitholder must submit a statement, signed under penalties of perjury, attesting to that individual’s exempt status, on a properly completed Form W-8BEN, or successor form.  Such statements can be obtained from the Paying Agent.

Failure to complete the Substitute Form W-9 will not, by itself, cause the Unit book-entry positions to be deemed invalidly tendered, but may require the Paying Agent to withhold a portion of the amount of any payments made pursuant to the Merger.  Backup withholding is not an additional federal income tax.  Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld.  If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the Internal Revenue Service.

NOTE:  FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
 NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer — Social Security Numbers have nine digits separated by two hyphens:  i.e., 000-00-0000.  Employer Identification Numbers have nine digits separated by only one hyphen:  i.e., 00-0000000.  The table below will help determine the number to give the payer.

For this type of account:	Give the SOCIAL SECURITY number of —	For this type of account:	Give the EMPLOYER IDENTIFICATION number of —
1. An individual’s account	The individual	8. Sole proprietorship account	The owner(4)
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)	9. A valid trust, estate or pension trust	The legal entity(5)
3. Husband and wife (joint account)	The actual owner of the account or, if joint funds, the first individual on the account (1)	10. Corporate account	The corporation
4. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	11. Religious, charitable, or educational organization account	The organization
5. Adult and minor (joint account)	The adult or, if the minor is the only contributor, the minor(1)	12. Partnership account held in the name of the business	The partnership
6. Account in the name of guardian or committee for a designated ward, minor, or incompetent person	The ward, minor, or incompetent person(3)	13. Association, club, or other tax-exempt organization	The organization
7. a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)	14. A broker or registered nominee	The broker or nominee
b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)	15. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.

(4)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or employer identification number (if you have one).

(5)	List first and circle the name of the legal trust, estate, or pension trust. Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

Note:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a taxpayer identification number or if you do not know your number, obtain Form SS-5, Application for Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the “IRS”) and apply for a number.  Section references in these guidelines refer to sections under the Internal Revenue Code of 1986, as amended.

Exempt Payee Code

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

The following codes identify payees that are exempt from backup withholding:
1-An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401 (f)(2)
2-The United States or any of its agencies or instrumentalities
3-A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities
4-A foreign government or any of its political subdivisions, agencies, or instrumentalities
5-A corporation
6-A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States
7 -A futures commission merchant registered with the Commodity Futures Trading Commission
8-A real estate investment trust
9-An entity registered at all times during the tax year under the Investment Company Act of 1940
1 0-A common trust fund operated by a bank under section 584(a)
11-A financial institution
12-A middleman known in the investment community as a nominee or custodian
13-A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for •••	THEN the payment is exempt for •••
Interest and dividend payments	All exempt payees except for 7
Broker transactions
Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[2]	Generally, exempt payees 1 through
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding.  FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, ENTER THE RELEVANT EXEMPTION CODE IN PART 2 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends, which are not subject to information reporting are also not subject to backup withholding.  For details, see the regulations under Sections 6041,6041A, 6045, 6050A and 6050N.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

2 See Form 1099-MISC, Miscellaneous Income, and its instructions.

FATCA

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting.  The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947(a)(1)
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice.  — Section 6109 requires most recipients of dividend, interest, or certain other income to give taxpayer identification numbers to payers who must report the payments to the IRS.  The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws.  The IRS may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism.  Payers must be given the numbers whether or not recipients are required to file tax returns.  Payers must generally withhold a portion of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer.  Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. — If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)  Civil Penalty for False Information With Respect to Withholding. — If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4)  Misuse of Taxpayer Identification Numbers.—If the requester discloses or uses taxpayer identification numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

EXHIBIT F

ACKNOWLEDGEMENT

To Receive Cash
in respect of
Phantom Units Previously Awarded
under the
Long Term Incentive Plan
of

PETROLOGISTICS GP LLC

In connection with the merger (the “Merger”) contemplated by the Agreement and Plan of Merger and Membership Interest Transfer Agreement, dated as of May 27, 2014 (the “Merger Agreement”), by and among  PetroLogistics LP (“MLP”), its general partner, PetroLogistics GP LLC (“GP”), GP’s parent company, Propylene Holdings LLC, Flint Hills Resources, LLC (“Parent”) and FHR Propylene, LLC.

Description of Phantom Units Owned by the Undersigned
Name and Address	Number of Phantom Units
….......................................................................................................................................
Name
….......................................................................................................................................
Street Address
….......................................................................................................................................
City, State and Zip Code

PLEASE SIGN BELOW

1.            Effects of the Merger.  The undersigned acknowledges that, in accordance with the terms of the Merger Agreement, each Phantom Unit outstanding as of immediately prior to the effective time of the Merger, whether vested or unvested, was surrendered to GP and (a) was canceled and converted into the right to receive from GP an amount of cash equal to $14.00 plus the Merger Related Distribution (as defined in the Merger Agreement) per Phantom Unit (the “Phantom Unit Consideration”), (b) became no longer outstanding and (c) ceased to exist and, that as a condition to the receipt of the Phantom Unit Consideration, each holder of Phantom Units is required to execute and deliver to GP a copy of this Acknowledgement.

2.            Ownership of Phantom Units; Satisfaction of all Rights.  The undersigned represents and warrants that he or she owned the Phantom Units described above immediately prior to the effective time of the Merger on [●], 201[●], and no other awards or rights under MLP’s Long Term Incentive Plan (the “LTIP”).  The undersigned, on behalf of himself or herself and any other person who may act or claim on his or her behalf, hereby acknowledges and agrees that his or her receipt of the Phantom Unit Consideration for each Phantom Unit described above, less any applicable deductions (e.g. tax withholding), satisfies in full all obligations owing to, and releases any claims of, the undersigned that in any way arise from or are related to such Phantom Units, the LTIP or any award agreements thereunder or the Merger Agreement.

3.            Delivery of Phantom Unit Consideration.  If the undersigned delivers a properly completed and duly executed copy of this Acknowledgment to GP at the closing of the Merger, the Phantom Unit Consideration will be paid to the undersigned as promptly as practicable (but no later than three business days) following the date on which such closing occurs.  If the undersigned delivers a properly completed and duly executed copy of this Acknowledgement to GP after the closing of the Merger, the Phantom Unit Consideration will be paid to the undersigned as promptly as practicable (but in any event no later than the next regularly scheduled payroll date that occurs at least three business days) following the delivery of such copy to GP.  No interest will be paid or accrued on any Phantom Unit Consideration.

4.            Taxes.  GP (or any of its affiliates) may withhold from the Phantom Unit Consideration all federal, state, city, or other taxes as GP (or any of its affiliates) is required to withhold pursuant to any applicable law, regulation or ruling.  Notwithstanding any other provision of any award agreement, the LTIP, the Merger Agreement or this Acknowledgement, GP will not be obligated to guarantee any particular tax result for the undersigned with respect to any payment provided to the undersigned hereunder, and the undersigned will be responsible for any taxes imposed on the undersigned with respect to any such payment.

5.            Severability.  Should any term or provision of this Acknowledgement be declared or be determined by any court to be invalid, the validity of the remaining terms or provisions will not be affected thereby, and such invalid term or provision will be deemed not to be part of this Acknowledgement.

6.            Voluntary Execution.  The undersigned acknowledges that he or she is executing this Acknowledgement voluntarily and of his or her own free will and that he or she fully understands and intends to be bound by the terms of this Acknowledgement.  Further, the undersigned acknowledges that he or she has had an opportunity to carefully review this Acknowledgement with his or her attorney prior to executing it or warrants that he or she chose not to have his or her attorney review this Acknowledgement.

7.            Governing Law.  This Acknowledgement will in all respects be interpreted, construed and governed by and in accordance with the internal substantive laws of the State of Delaware.

IMPORTANT – PLEASE SIGN AND DATE HERE

X____________________________________
Signature

Date:_________________________________